   As filed with the Securities and Exchange Commission on February 10, 2000

                                                      Registration No. 333-
                  Post-Effective Amendment No. One to Registration No. 333-16233

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                       AND POST EFFECTIVE AMENDMENT NO. 1
                                     Under
                           the Securities Act of 1933
                                ---------------
                              BAY VIEW AUTO TRUSTS
                    (Issuer with respect to the securities)
                      BAY VIEW SECURITIZATION CORPORATION
                  (Originator of the Trusts described herein)
             (Exact name of registrant as specified in its charter)
                                ---------------
                Delaware                               93-1225376
      (State or other jurisdiction        (I.R.S. Employer Identification No.)
  of incorporation or organization of
              registrant)
                           2121 South El Camino Real
                          San Mateo, California 94403
                                 (650) 573-7300
         (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)
                                ---------------
                               Douglas J. Wallis
                      Bay View Securitization Corporation
                           2121 South El Camino Real
                          San Mateo, California 94403
                                 (650) 573-7300
           (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                            DAVE M. MUCHNIKOFF, P.C.
                             CRAIG M. SCHEER, ESQ.
                        Silver, Freedman & Taff, L.L.P.
                           1100 New York Avenue, N.W.
                             Washington, D.C. 20005
                                ---------------
   Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_] ______________________________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_] _____________________________________________________________
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------
----------------------------------------------------------------------------------
                                                          Proposed
                                           Proposed       maximum
 Title of each class of      Amount        maximum       aggregate     Amount of
    securities to be         to be      offering price    offering    registration
       registered        registered(1)   per unit(2)      price(2)     fee(1)(3)
----------------------------------------------------------------------------------
Asset Backed
 Securities............  $1,000,001,904      100%      $1,000,001,904   $264,000
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

(1) The $1,000,001,904 of securities registered under this Registration Statement includes $1,904 aggregate amount of securities carried forward under Registration Statement No. 333-16233, for which the issuer previously paid a filing fee.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) For securities not carried forward under Registration Statement No. 333-16233, determined pursuant to Section 6(b) of the Securities Act at a rate of $264 per $1,000,000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act, upon effectiveness, this Registration Statement shall contain a combined prospectus which also relates to $1,904 aggregate amount of securities registered on Form S-3, Registration No. 333-16233 (which was declared effective on January 21, 1997) for which the fee has previously been paid. This Registration Statement also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-16233.

                               INTRODUCTORY NOTE

   This registration statement contains:

  .  two forms of prospectus supplement relating to the offering by Bay View
     [YEAR]-   Auto Trust of the series of asset backed certificates
     described in such forms of prospectus supplement using the grantor trust structure described in the prospectus,

  .  a form of prospectus supplement relating to the offering by Bay View
     [YEAR]-   Auto Trust of the series of asset backed notes described
     therein, using the owner trust structure described in the prospectus, and

  . a form of prospectus relating to the offering of series of asset backed securities (consisting of notes and/or certificates) by various Bay View Auto Trusts created from time to time by Bay View Securitization Corporation.

   Each form of prospectus supplement relates only to the securities described therein and is a form that may be used, among others, by Bay View
Securitization Corporation to offer asset backed securities, including asset backed certificates and/or asset backed notes under this registration statement



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   [PROSPECTUS SUPPLEMENT FOR GRANTOR TRUST]

                         Bay View [Year]   Auto Trust
                   Automobile Receivable Backed Certificates

                     Bay View Securitization Corporation,
                                 as depositor

                       Bay View Acceptance Corporation,
                                  as servicer

   We are offering the following classes of automobile receivable backed certificates:

                                                     Final
                           Initial   Pass Through  Scheduled              Underwriting
                         Certificate   Interest   Distribution   Price      Discount
 Class of Certificates     Balance       Rate         Date     to Public per Certificate
 ---------------------   ----------- ------------ ------------ --------- ---------------
Class A certificates....     $              %                       %             %
Class I Interest Only
 certificates...........     $  (1)         %                       %(2)          %

--------
(1) Initial notional principal amount.
(2) As a percent of initial notional principal amount.

   The total price to the public is $   . The total underwriting discount is
$   . The total proceeds to the depositor, including accrued interest of $   ,
are $   .

    .    The trust will include up to $    of subsequent receivables to be
purchased after    .

   The offered certificates represent interests of the Bay View [Year] Auto Trust only and do not represent obligations of or interests in Bay View Securitization Corporation, Bay View Acceptance Corporation, any of their affiliates or any governmental agency. You should carefully consider the factors set forth under "Risk Factors" beginning on page S- of this
prospectus supplement and on page   in the prospectus.

                               ----------------

   This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                      [UNDERWRITERS OF THE CERTIFICATES]

            The date of this prospectus supplement is       ,    .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We tell you about the offered certificates in the following documents:

     (1) this prospectus supplement, which describes the specific terms of the offered certificates; and

     (2) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

   If the description of the offered certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S- in this prospectus supplement and under the caption
"Index of Principal Terms" beginning on page   in the accompanying prospectus.

   In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, Bay View Securitization Corporation, and "you" refers to any prospective investor in the offered certificates.

                               TABLE OF CONTENTS

SUMMARY OF TERMS..........................................................  S-5
  Issuer..................................................................  S-5
  Depositor...............................................................  S-5
  Servicer................................................................  S-5
  Trustee.................................................................  S-5
  Dates...................................................................  S-5
  The Offered Certificates................................................  S-5
  Distribution Date.......................................................  S-5
  Interest on the Class A Certificates....................................  S-6
  Distributions of Principal..............................................  S-6
  The Class I Certificates................................................  S-6
  Class I Notional Principal Amount.......................................  S-6
  The Class IC Certificate................................................  S-7
  The Trust Assets........................................................  S-7
  Pre-Funding Account.....................................................  S-8
  Available Funds; Rights of the Class IC Certificateholder...............  S-9
  The Policy.............................................................. S-10
  Policy Amount........................................................... S-10
  Insurer................................................................. S-10
  Optional Redemption..................................................... S-10
  Tax Status.............................................................. S-10
  Ratings................................................................. S-10
  ERISA Considerations.................................................... S-11

RISK FACTORS.............................................................. S-12
  You May Not be Able to Resell the Offered Certificates.................. S-12
  The Offered Certificates Are Interests in the Trust Only and are Not
   Guaranteed by any Other Party.......................................... S-12
  Prepayments May Reduce the Yield on the Class I Certificates............ S-12
  You May Incur a Loss if there is a Default Under the Policy............. S-12
  A Change in the Certificate Ratings May Adversely Affect the Offered
   Certificates........................................................... S-13
  Geographic Concentrations of the Receivables May Increase the Losses
   Realized by the Trust.................................................. S-13

THE DEPOSITOR AND BAY VIEW ACCEPTANCE CORPORATION......................... S-14

FORMATION OF THE TRUST.................................................... S-14

THE RECEIVABLES POOL...................................................... S-14
  General................................................................. S-14
  Composition of the Receivables by Financed Vehicle Type as of
    ,  ................................................................... S-16
  Distribution of the Receivables by Remaining Term to Stated Maturity as
   of      ............................................................... S-16
  Geographic Distribution of the Receivables as of       ,  .............. S-16
  Distribution of the Receivables by Financed Vehicle Model Year as of
         ,  .............................................................. S-17
  Distribution of the Receivables by Contract Rate as of       ,  ........ S-18
  Delinquency and Net Credit Losses....................................... S-18

YIELD AND PREPAYMENT CONSIDERATIONS....................................... S-19
  General................................................................. S-19
  The Class I Certificates................................................ S-19
  Mandatory Repurchase.................................................... S-19

THE OFFERED CERTIFICATES................................................... S-20
  Sale and Assignment of Receivables; Subsequent Receivables............... S-20
  Accounts................................................................. S-21
  Advances................................................................. S-21
  Distributions on the Offered Certificates................................ S-21
  The Class I Certificates--Calculation of Notional Principal Amount....... S-24
  Class I Yield Considerations............................................. S-25
  Distributions on the Class IC Certificate................................ S-27
  The Policy............................................................... S-27
  Rights of the Insurer upon Servicer Default, Amendment or Waiver......... S-28

THE INSURER................................................................ S-28

REPORTS TO CERTIFICATEHOLDERS.............................................. S-29

ERISA CONSIDERATIONS....................................................... S-29

UNDERWRITING............................................................... S-29

LEGAL OPINIONS............................................................. S-30

EXPERTS.................................................................... S-30

INDEX OF PRINCIPAL TERMS................................................... S-31

                                SUMMARY OF TERMS

 . This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

 . The definitions of or references to capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page S- in this prospectus supplement or on page of the accompanying prospectus.
Issuer

   The Bay View [Year]     Auto Trust will issue the certificates offered in
this prospectus supplement.

Depositor

   Bay View Securitization Corporation is the depositor of the trust. The depositor will transfer the automobile receivables and related property to the trust. The depositor is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC").

Servicer

   Bay View Acceptance Corporation ("BVAC") will act as the servicer of the trust. The servicer will receive and apply payments on the receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The servicer will receive a monthly servicing fee as compensation for its services. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the "Bank"), which is a wholly-owned subsidiary of BVCC. See "Bay View Acceptance Corporation and Affiliates" in the accompanying prospectus.

Trustee

          .

Dates

 Cutoff Date

 .        ,   . The trust will receive payments received with respect to the receivables after this date. This is also the date used for preparing the statistical information used in this prospectus supplement.

 Closing Date

 .        ,   .

The Offered Certificates

   On the closing date, the trust will issue the Class A certificates and the Class I certificates (collectively we refer to these certificates offered for sale as the "offered certificates") as described below, under a pooling and servicing agreement among the depositor, the servicer and the trustee. We are offering these certificates for sale in this prospectus supplement. The interest rate and initial certificate balance of the Class A certificates is as follows:

                                                       Pass-Through    Initial
                                                       Interest Rate Certificate
                                                        (per annum)    Balance
                                                       ------------- -----------
Class A certificates..................................        %          $

   The Class I certificates will be issued with an original notional principal
amount of $    . See "The Offered Certificates" in this prospectus supplement.

Distribution Date

   The trust will distribute interest and principal on the offered certificates on the fifteenth calendar day of each month or, if such day is not a business
day, on the next business day. The distributions will begin on       ,    and
will be made to holders of record of the offered certificates as of the record date, which will be the last day of the collection period related to the distribution date. The collection period with respect to any distribution date is the calendar month immediately preceding the calendar month in which such distribution date occurs. See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement and "Description of the Certificates--Definitive Certificates" in the accompanying prospectus.

Interest on the Class A Certificates

   Interest on the Class A certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   Generally, the amount of monthly interest distributable to the Class A certificateholders on each distribution date is the product of:

     (1) one-twelfth of  %; and

     (2) the aggregate outstanding certificate balance of the Class A certificates on the preceding distribution date (after giving effect to all distributions to certificateholders on such date) or, in the case of the first distribution date, from the closing date.

   See "The Certificates--Distributions on the Certificates" in this prospectus supplement.

Distributions of Principal

   The trust will distribute principal on each distribution date to the Class A certificateholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   The trust must distribute an amount equal to the outstanding certificate balance of the Class A certificates, to the extent not previously distributed, by the final scheduled distribution date.

   Since the rate of distribution of principal on the Class A certificates depends upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of defaulted receivables and purchased receivable), the final distribution in respect of the Class A certificates could occur significantly earlier than the final scheduled payment date. See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy" and "The Offered Certificates-- Distributions on the Offered Certificates" in this prospectus supplement.

The Class I Certificates

   The Class I certificates are interest only certificates which will not receive any principal distributions. The pass-through rate for the Class I certificates is % per annum. Interest on the Class I certificates will accrue on the notional principal amount of the Class I certificates at the Class I pass-through rate. The notional principal amount represents a designated notional principal component of the receivables. The notional principal amount
is $   as of the closing date and shall be reduced on each distribution date as described below.

   Interest on the Class I certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Generally, the amount of interest distributable to Class I certificateholders on each distribution date is the product of one-twelfth of the Class I pass-through rate and the notional principal amount as of the preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any reduction of the notional principal amount on such distribution date). Such amount will also be determined by assuming that the month of the closing date has 30 days. Class I certificateholders will not be entitled to any distributions after the notional principal amount has been reduced to zero.

Class I Notional Principal Amount

   The Class I certificates are interest only certificates based upon a planned amortization of the notional principal amount of the Class I certificates. We intend this amortization feature to reduce the uncertainty to Class I certificateholders caused by prepayments on the receivables. We base the reduction in the notional principal amount on an expected principal paydown schedule rather than on the reduction in the actual principal balances of the receivables. We expect the interest payments on the Class I certificates to come from the excess of interest earned on the receivables over distributions of monthly interest on the Class A certificates and the payment of the monthly servicing fee. We divided the aggregate Class A certificate balance into two notional principal components, the "PAC Component" and the "Companion Component," for purposes of calculating the notional principal amount. The sum of the PAC Component and the Companion Component at any time will equal the then aggregate unpaid Class A certificate balance at such time. The notional principal amount of the Class I certificates will equal the principal balance of the PAC Component at all times as such amount is calculated using the allocations of principal payments described below.

   The pooling and servicing agreement establishes the planned schedule for the amortization of the notional principal amount (the "Planned Notional Principal Amount Schedule") and we provide this schedule to you in this prospectus supplement under "The Offered Certificates--The Class I Certificates-- Calculation of Notional Principal Amount."

   On each distribution date, the amount of monthly principal allocated to Class A certificateholders will determine the reduction in the notional principal amount as follows:

     (1) to the PAC Component, in an amount up to the amount necessary to reduce this amount to the amount specified in the Planned Notional Principal Amount Schedule for such distribution date;

     (2) to the Companion Component, until the outstanding principal amount is reduced to zero; and

     (3) to the PAC Component, without regard to the planned notional principal amount.

   The notional principal amount of the Class I certificates will be the same amount as the outstanding amount of the PAC Component and will decline as the PAC Component declines.

   The Planned Notional Principal Amount Schedule is based on the assumption that the receivables prepay at a constant prepayment rate between % and % ABS (which is an assumed constant rate of prepayments used in the ABS prepayment model set forth in this prospectus supplement). The yield to maturity of the Class I certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the receivables and may fluctuate significantly during the actual term of the Class I certificates. If the receivables prepay at a constant rate within the range of % to % ABS, the PAC Component (and the notional principal amount of the Class I certificates) will decline according to the Planned Notional Principal Amount Schedule. If the receivables prepay at a constant rate higher than % ABS, the yield on the Class I certificates will be reduced because (1) the amount of the Companion Component will be reduced to zero more quickly than scheduled, and (2) the amount of the PAC Component (and the notional principal amount) will decline more quickly than provided in the Planned Notional Principal Amount Schedule. A rapid rate of principal prepayments (including liquidations due to losses, repurchases and other dispositions) will have a material negative effect on the yield to maturity of the Class I Certificates.

   The Planned Notional Principal Amount Schedule has been prepared on the basis of certain assumptions, which are described in this prospectus supplement under "The Offered Certificates--Class I Yield Considerations." You should fully consider the risks associated with owning Class I certificates, including the risk that a rapid rate of prepayments could prevent you from recovering your initial investment in the Class I certificates. See "Risk Factors-- Prepayments May Reduce the Yield on the Class I Certificates" and "Yield and Prepayment Considerations--The Class I Certificates" in this prospectus supplement.

The Class IC Certificate

   In addition to the Class A and Class I certificates, the trust will issue a Class IC certificate pursuant to the pooling and servicing agreement. The Class IC certificate will be retained by the depositor. We are not offering this certificate for sale in this offering.

The Trust Assets

   The trust assets will include:

  . a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans;

  .  certain monies (including accrued interest) due in respect of the
     receivables after     ,   , but excluding accrued interest paid before
     the closing date;

  . security interests in the related vehicles financed through the receivables;

  .  funds on deposit in a certificate account;

  . any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

  . an unconditional and irrevocable insurance policy issued by guaranteeing payments of principal and interest on the certificates; and

  . certain rights under the agreements by which the receivables are sold from BVAC to the depositor and from the depositor to the trust.

   The receivables arise from:

     (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank (directly or through Ultra Funding Corporation ("Ultra"), or Bay View Credit ("BVC"), both of which were wholly-owned subsidiaries of BVAC prior to being merged into BVAC on June 14, 1999, or California Thrift & Loan ("CTL"), which was renamed Bay View Credit on January 2, 1998) or

     (2) motor vehicle loan contracts that were solicited by dealers for origination by BVC, the Bank or CTL.

   BVAC will sell all the receivables to be included in the trust to the depositor. The trust will acquire its assets from the depositor pursuant to the pooling and servicing agreement. In addition, the depositor must sell subsequent receivables to the trust (subject to availability) having an
aggregate principal balance or pre-funded amount equal to approximately $   .
The trust will be obligated to purchase the subsequent receivables from the depositor (subject to the satisfaction of certain conditions) prior to the end of a specific funding period. The depositor will designate as a subsequent cutoff date each effective date that subsequent receivables are conveyed to the trust. Each date during the funding period on which subsequent receivables will be conveyed to the trust is a subsequent transfer date. See "The Certificates-- Sale and Assignment of Receivables; Subsequent Receivables" and "The Receivables Pool" in this prospectus supplement and "Formation of the Trust" and "The Receivables Pools" in the accompanying prospectus.

   Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVAC, BVC, the Bank (or its predecessor, Bay View Federal Bank) or CTL is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

   The receivables were selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement under "The Receivables Pools," and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus. The underwriting procedures and standards employed with respect to the receivables are described under "The Receivables Pools--Underwriting Procedures" in the accompanying prospectus.

   Subsequent receivables may be originated using credit criteria that differ from those used for the initial receivables. Therefore, the initial receivables may be of a different credit quality and seasoning. In addition, the transfer of subsequent receivables to the trust may adversely affect the characteristics of the entire pool of receivables. The provisions describing the transfer of subsequent receivables and verification that subsequent receivables conform to the requirements of the pooling and servicing agreement can be found in "The Receivables Pool" and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors-- Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Subsequent Receivables" in the accompanying prospectus.

Pre-Funding Account

   The trustee will deposit and maintain the pre-funded amount in a pre-funding account during the funding period from the closing date until the earliest of:

     (1) the date on which the amount on deposit in the pre-funding account
  is equal to or less than $   ;

     (2) the occurrence of an event of default under the pooling and servicing agreement;

     (3) the occurrence of certain events of insolvency of the depositor or the servicer; or

     (4) the [third] payment date.

   The funding period will not be more than three calendar months.

   The pre-funded amount initially will equal $    and will be reduced by the
amount used to purchase subsequent receivables. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account" in the accompanying prospectus and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement.

   The trustee will invest funds on deposit in the pre-funding account during the funding period in eligible investments, subject to certain limitations. Any investment income from such investments will be transferred from the pre-funding account to the collection account on each payment date and will be included in available funds for such payment date.

   If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount to the certificateholders pro rata, based on the initial certificate amounts of the certificates held by the certificateholders. The amount the trustee pays to the certificateholders will constitute a prepayment of the aggregate certificate balance of the certificates and may reduce the certificateholders' anticipated yield. See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors--Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus.

Available Funds; Rights of the Class IC Certificateholder

   The amount of funds available for distribution to Class A and Class I certificateholders on any distribution date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3) interest earned on funds on deposit in the certificate account;

     (4) liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer.

   The trustee will draw on the policy if the amount of available funds for any distribution date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

     (2) the required distributions of interest to the Class A and Class I certificateholders and principal to the Class A certificateholders.

   If there is a default under the policy, any losses on the receivables will be borne directly by the Class A certificateholders and the Class I certificateholders. See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy," "The Offered Certificates--Accounts" and "-- Distributions on the Offered Certificates" in this prospectus supplement.

   Any amount on deposit in the certificate account on any distribution date after all other required deposits to and withdrawals from the certificate account have been made will be distributed to the Class IC certificateholder. Any such distribution to the Class IC certificateholder will no longer be an asset of the trust.

   See "The Offered Certificates--Accounts" and "--The Policy" in this prospectus supplement.

The Policy

   The depositor will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee and the distribution of monthly interest and monthly principal on the offered certificates up to the policy amount.

   In addition, the policy will cover any amount paid or required to be paid by the trust to the Class A and Class I certificateholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

   See "The Offered Certificates--The Policy" in this prospectus supplement.

Policy Amount

   The policy amount with respect to any distribution date will be the sum of:

     (1) the monthly servicing fee;

     (2) monthly interest; and

     (3) the lesser of (a) the outstanding aggregate certificate balance of the Class A certificates on such distribution date (after giving effect to any distributions of available funds to distribute monthly principal on such distribution date) and (b) the initial aggregate certificate balance of the Class A certificates minus all amounts drawn on the policy with respect to monthly principal.

Insurer

          is the insurer and will guarantee the payment of monthly interest and monthly principal under the terms of the policy. See "The Insurer" in this prospectus supplement.

Optional Redemption

   The servicer has the right to purchase all of the receivables as of the last day of any collection period on which (1) the aggregate balance of the receivables on the related distribution date (after the distribution of all amounts to be paid on such distribution date) will be equal to or less than 10% of the initial aggregate balance of the receivables and (2) the notional principal amount of the Class I certificates is zero (or will be reduced to zero on or before the related distribution date). We will redeem the offered certificates as a result of such a purchase of the receivables.

   The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate certificate balance of the Class A certificates,

     (2) accrued and unpaid interest on the outstanding certificate balance of the Class A certificates at the weighted average interest rate of the receivables, and

     (3) any amounts due the insurer.

Tax Status

   In the opinion of special tax counsel to the depositor, for federal income tax purposes the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

   The trustee and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

   On the closing date, each class of offered certificates will be issued only
if such class receives ratings from      and     , as follows:

                                                                         Rating
                                                                         -------
                                                                         --- ---
Class A certificates....................................................
Class I certificates....................................................

   A rating is not a recommendation to buy, sell or hold the offered certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--A Change in the Certificate Ratings May Adversely Affect the Offered Certificates" in this prospectus supplement.

ERISA Considerations

   The Class A and Class I certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of Class A and Class I certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

   You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the offered certificates.

You May Not be Able to         There is currently no secondary market for the
Resell the Offered             offered certificates. The underwriters
Certificates                   currently intend to make a market to enable
                               resale of the offered certificates, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your certificates or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your certificates.

The Offered Certificates Are   The offered certificates are interests in the
Interests in the Trust Only    trust only and do not represent an interest in
and are Not Guaranteed by      or obligation of the depositor, BVAC, any of
any Other Party                their affiliates or any other party or
                               governmental body. Except for the policy, the offered certificates have not been insured or guaranteed by any party or governmental body.
                               See "The Offered Certificates--Distributions on the Offered Certificates" and "--The Policy" in this prospectus supplement.

Prepayments May Reduce the     If the Receivables prepay at a constant rate
Yield on the Class I           within the range of  % to  % ABS assumed in
Certificates                   preparing the Planned Notional Principal Amount
                               Schedule, the notional principal amount will be reduced in accordance with the Planned Notional
                               Principal Amount Schedule. If the receivables prepay at a constant rate higher than % ABS, the notional principal amount will be reduced more quickly than provided in the Planned
                               Notional Principal Amount Scheduled and will reduce the yield of the Class I certificates. A rapid rate of principal prepayments will have a material negative effect on the yield to maturity of the Class I certificates. You should fully consider the risks associated with owning Class I certificates, including the risk that a rapid rate of prepayments could prevent you from recovering your initial investment in the Class I certificates. See "Yield and
                               Prepayment Considerations--The Class I
                               Certificates" in this prospectus supplement.

You May Incur a Loss if        If the insurer fails to make a required payment
there is a Default Under the   under the policy, the trust will depend solely
Policy                         on payments on and proceeds from the
                               receivables. If the insurer fails to make a payment required under the policy to the trust when due for any reason, such failure will constitute an insurer default under the policy.

                               If the trust does not have sufficient funds to fully make the required distributions to Class A and Class I certificateholders on a distribution date during a default by the insurer, distributions on the offered certificates on such distribution date will generally be reduced in the following order:

                                  1. Class A monthly principal, pro rata and

                                  2. Class A and Class I monthly interest, pro
                               rata.

A Change in the Certificate
Ratings May Adversely Affect            and          are the rating agencies
the Offered Certificates       rating the offered certificates. The rating for
                               the offered certificates will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your offered certificates. A rating is not a recommendation to buy, sell or hold the offered certificates.

Geographic Concentrations of   As of       ,   , based upon billing address
the Receivables May Increase   information provided to BVAC, the obligors
the Losses Realized by the     resided in 50 states and the District of
Trust                          Columbia, three of which states,       ,
                               and        account for approximately   %,   %
                               and   %, respectively, of the aggregate
                               principal balance of the receivables. Adverse
                               economic conditions in       ,        or
                               could adversely affect the delinquency, loan loss or repossession experience of the trust.

               THE DEPOSITOR AND BAY VIEW ACCEPTANCE CORPORATION

   BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 3,800 manufacturer franchised automobile dealerships in 14 states. For the fiscal
years ended    ,    ,    ,    , [and the    months ended    ,    ,] BVAC and/or
the other Named Lienholders acquired motor vehicle loans aggregating $
million, $   million, $   million and $   million, respectively. At       ,
the servicing portfolio of BVAC (consisting of the principal balance of receivables held to maturity and securitized receivables) totaled approximately
$   million. The depositor is a wholly-owned bankruptcy remote subsidiary of
BVCC.

                             FORMATION OF THE TRUST

   The depositor will establish the trust by assigning the trust assets to the trustee in exchange for the certificates. The depositor will sell the offered certificates and retain the Class IC certificate. BVAC will service the receivables pursuant to the pooling and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the trustee or make any notation of the trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the pooling and servicing agreement, BVAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve BVAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Distribution of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

   The depositor will obtain the policy for the benefit of the certificateholders. The trustee will draw on the policy, up to the policy amount, if available funds (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of interest and principal on the offered certificates. In such event, certain factors, such as the trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the certificateholders. See "The Offered Certificates--Accounts," "--Distributions on the Offered Certificates" and "--The Policy" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

General

   The receivables were acquired by BVAC or a Named Lienholder from dealers or originated by BVAC or a Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

   The receivables were selected from the portfolio of BVAC for purchase by the depositor according to several criteria, including that each receivable:

  .  is secured by a new or used vehicle;

  . provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

  .  is a precomputed receivable or a simple interest receivable;

  .  has an original term to stated maturity of not more than   months and
     not less than   months;

  .  has a remaining term to stated maturity of not more than   months and
     not less than   months; and

  .  has a contract rate of interest (exclusive of prepaid finance charges)
     of not less than   %.

   The weighted average remaining term to stated maturity of the receivables
was approximately   months as of       ,   .

   Approximately  % of the aggregate principal balance of the receivables as of
      ,    are simple interest contracts which provide for equal monthly payments. Approximately  % of the aggregate principal balance of the
receivables as of       ,    are precomputed receivables originated in the
State of California. All of such precomputed receivables are rule of 78's receivables. Approximately % of the aggregate principal balance of the
receivables as of       ,    represent financing of new vehicles; the remainder
of the receivables represent financing of used vehicles.

   Receivables representing more than 10% of the aggregate principal balance of
the receivables as of       ,    were originated in the States of       ,
and     . The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

   The trust is obligated to purchase subsequent receivables on a subsequent transfer date only if the subsequent receivables satisfy certain criteria, including that:

  .  [describe criteria specific to the particular transaction].

   In addition, the trust is obligated to purchase the subsequent receivables only if the weighted average remaining term of the receivables (including the
subsequent receivables) is not more than   months. The trust will determine
whether the receivables satisfy the above criteria based on the characteristics
of the initial receivables as of        and any subsequent receivables as of
the related subsequent cutoff date.

   The initial receivables will represent approximately % of the initial aggregate principal balance of the certificates. However, except for the criteria described in the preceding paragraphs, the subsequent receivables are not required to have any other specified criteria. Therefore, following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire receivables pool, including the composition of the receivables, the distribution by contract rate and the geographic distribution, may vary significantly from those of the initial receivables.

   Composition of the Receivables by Financed Vehicle Type as of        ,

                          Number of      Aggregate         Original      Weighted Average
                         Receivables Principal Balance Principal Balance  Contract Rate
                         ----------- ----------------- ----------------- ----------------
New Automobiles and
 Light-Duty Trucks......                    $                 $                  %
Used Automobiles and
 Light-Duty Trucks......
New Motorcycles.........
Used Motorcycles........
New Recreational
 Vehicles...............
Used Recreational
 Vehicles...............
New Sport Utility
 Vehicles...............
Used Sport Utility
 Vehicles...............
New Vans (1)............
Used Vans (1)...........                                                         %
                             ---            ---               ---              ---
  All Receivables.......                    $                 $                  %
                             ===            ===               ===              ===

                         Weighted Average  Weighted Average Percent of Aggregate
                         Remaining Term(2) Original Term(3) Principal Balance(4)
                         ----------------- ---------------- --------------------
New Automobiles and
 Light-Duty Trucks......                                                %
Used Automobiles and
 Light-Duty Trucks(1)...
New Motorcycles.........
Used Motorcycles........
New Recreational
 Vehicles...............
Used Recreational
 Vehicles...............
New Sport Utility
 Vehicles...............
Used Sport Utility
 Vehicles...............
New Vans(1).............
Used Vans(1)............
                                ---              ---              -------
  All Receivables.......                                          100.00%
                                ===              ===              =======

--------
(1) References to vans include minivans and van conversions.
(2) Expressed in months. Based on stated maturity as of the cutoff date and assuming no prepayments of the receivables.
(3) Expressed in months. Based on stated maturity as of the origination date and assuming no prepayment of receivables.
(4) Sum may not equal 100% due to rounding.

   Distribution of the Receivables by Remaining Term to Stated Maturity as of
                                          ,

                               Number of      Aggregate     Percent of Aggregate
Remaining Term Range          Receivables Principal Balance Principal Balance(1)
--------------------          ----------- ----------------- --------------------
  months.....................                    $                      %
  to   months................
  to   months................
  to   months................
  to   months................
  to   months................
  to   months................
  to   months................
                                  ---            ---              -------
  Total......................                    $                100.00%
                                  ===            ===              =======

--------
(1) Sum may not equal 100% due to rounding.

          Geographic Distribution of the Receivables as of        ,

                               Number of      Aggregate     Percent of Aggregate
State(1)(2)                   Receivables Principal Balance Principal Balance(3)
-----------                   ----------- ----------------- --------------------
   ..........................                    $                      %
   ..........................
   ..........................
   ..........................
   ..........................
                                  ---            ---              -------
  Total......................                    $                100.00%
                                  ===            ===              =======

--------
(1) Based on address of the borrower.
(2) No other state accounts for greater than 1.00% of the aggregate principal balance of the receivables.
(3) Sum may not equal 100% due to rounding.
(4) Includes military personnel located outside the United States.

 Distribution of the Receivables by Financed Vehicle Model Year as of        ,


                               Number of      Aggregate     Percent of Aggregate
Model Year                    Receivables Principal Balance Principal Balance(1)
----------                    ----------- ----------------- --------------------
  or Prior...................                    $                      %
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
   ..........................
                                  ---            ---              -------
  Total......................                    $                100.00%
                                  ===            ===              =======

--------
(1) Sum may not equal 100% due to rounding.

       Distribution of the Receivables by Contract Rate as of        ,

                               Number of      Aggregate     Percent of Aggregate
Contract Rate Range           Receivables Principal Balance Principal Balance(1)
-------------------           ----------- ----------------- --------------------
  to  %......................                    $                      %
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
  to  %......................
                                  ---            ---              -------
  Total......................                    $                100.00%
                                  ===            ===              =======

--------
(1) Sum may not equal 100% due to rounding.

Delinquency and Net Credit Losses

   We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience(1)

                                                  At     ,                              At    ,
                          -------------------------------------------------------- ------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables Amount
                          ----------- ------ ----------- ------ ----------- ------ ----------- ------
                                                    (Dollars in thousands)
Servicing portfolio.....               $                  $                  $                  $
                              ---      ---       ---      ---       ---      ---       ---      ---
Delinquencies
  30-59 days............
  60-89 days............
  90 days or more.......
                              ---      ---       ---      ---       ---      ---       ---      ---
Total delinquencies.....               $                  $                  $                  $
                              ===      ===       ===      ===       ===      ===       ===      ===
Total delinquencies as a
 percent of servicing
 portfolio..............         %        %         %        %         %        %         %        %

--------
(1) Sums may not total due to rounding.

                           Credit Loss Experience(1)

                                                 Year Ended                          Months Ended (5)
                          -------------------------------------------------------- ------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables Amount
                          ----------- ------ ----------- ------ ----------- ------ ----------- ------
                                                    (Dollars in thousands)
Avg. servicing
 portfolio(2)...........               $                  $                  $                  $
                              ---      ---       ---      ---       ---      ---       ---      ---
Gross charge-offs.......
Recoveries(3)...........
                              ---      ---       ---      ---       ---      ---       ---      ---
Net losses..............
                              ===      ===       ===      ===       ===      ===       ===      ===
Gross charge-offs as a %
 of average servicing
 portfolio(4)...........         %        %         %        %         %        %         %        %
Recoveries as a % of
 gross charge-offs......                  %                  %                  %                  %
Net losses as a % of
 average servicing
 portfolio(4)...........                  %                  %                  %                  %

--------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by BVAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

                      YIELD AND PREPAYMENT CONSIDERATIONS

General

   Monthly interest will be distributed to Class A and Class I certificateholders on each distribution date to the extent of the pass-through interest rate applicable to each offered certificate applied to the aggregate certificate balance or notional principal amount, as applicable, as of the preceding distribution date or the closing date, as applicable (after giving effect to payments of principal on such preceding distribution date). See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   Upon a full or partial prepayment on a receivable, Class A and Class I certificateholders should receive interest for the full month of such prepayment either:

     (1) through the distribution of interest paid on the receivables;

     (2) by an advance from the servicer; or

     (3) by a draw on the policy.

   The receivables will have different contract rates. The contract rate on a small percentage of the receivables will generally not exceed the sum of:

     (1) the pass-through interest rate on the Class A certificates;

     (2) the Class I pass-through rate;

     (3) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (4) the per annum rate used to calculate the monthly servicing fee.

   Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to distribute monthly interest to you.

The Class I Certificates

   The Class I certificates are interest-only certificates. We intend the planned amortization feature of the notional principal amount of the Class I certificates to reduce the effect that prepayments will have on the Class I certificates. However, the notional principal amount of the Class I certificates may be reduced more quickly than provided in the Planned Notional Principal Amount Schedule if the receivables prepay more quickly than % ABS. Such prepayments in excess of the rate assumed in the Planned Notional Principal Amount Schedule will reduce the yield of the Class I certificates. As such, the yield to maturity on the Class I certificates will be very sensitive to the rate of prepayments, including voluntary prepayments and prepayments due to liquidations and repurchases. See "Risk Factors--Prepayments May Reduce the Yield on the Class I Certificates" and "The Offered Certificates--The Class I Certificates--Calculation of Notional Principal Amount" and "--Class I Yield Considerations" in this prospectus supplement.

Mandatory Repurchase

   If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the Class A certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount, which will be applied as a principal prepayment of the Class A certificates, to the Class A certificateholders pro rata, based on the initial certificate balances of the Class A certificates held by the Class A certificateholders.

                            THE OFFERED CERTIFICATES

   The offered certificates will be issued pursuant to the pooling and servicing agreement. You may request a copy of this agreement (without exhibits) by contacting the servicer at the address set forth under "Reports to Certificateholders" in this prospectus supplement. We do not claim that the following summary is complete. For a more detailed description of the pooling and servicing agreement, you should read the pooling and servicing agreement.

Sale and Assignment of Receivables; Subsequent Receivables

   We have described the conveyance of the initial receivables (1) from BVAC to
the depositor pursuant to the purchase agreement dated as of       , among BVAC
and the depositor and (2) from the depositor to the trust pursuant to the pooling and servicing agreement in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In addition, during the funding period, BVAC will be obligated to sell to the depositor and the depositor will be obligated to sell to the trust, subsequent receivables having an aggregate principal balance
equal to the pre-funded amount of approximately $     to the extent that
subsequent receivables are available.

   On each subsequent transfer date during the funding period, BVAC will sell and assign to the depositor, and the depositor will sell and assign to the trust, without recourse, its interest in the subsequent receivables. The subsequent receivables will be designated by BVAC as of the related subsequent cutoff date and identified in a schedule attached to a subsequent assignment instrument relating to such subsequent receivables. Such instrument will be executed and delivered on such subsequent transfer date by the seller for delivery to the trustee pursuant to the pooling and servicing agreement, subject to the conditions described below.

   Any conveyance of subsequent receivables is subject to the satisfaction of the following conditions, among others, on or before the related subsequent transfer date:

  . each such subsequent receivable must satisfy the eligibility criteria specified in the pooling and servicing agreement and shall not have been selected from among such eligible receivables in a manner that BVAC or the depositor deems adverse to the interests of the certificateholders;

  . as of the related subsequent cutoff date, the receivables in the trust at that time, including the subsequent receivables to be conveyed by the depositor as of such subsequent cutoff date, will satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

  . BVAC shall have executed and delivered to the depositor, and the depositor shall have executed and delivered to the trustee, a written assignment conveying such subsequent receivables to the seller and the trust, respectively (including a schedule identifying such subsequent receivables).

   Moreover, any such conveyance of subsequent receivables will also be subject
to the satisfaction of the following requirements within   days after the
termination of the funding period:

  . the seller must deliver certain opinions of counsel to the trustee and the rating agencies with respect to the validity of the conveyance of the subsequent receivables to the trust;

  . the trustee shall have received written confirmation from a firm of certified independent public accountants that the receivables, including the subsequent receivables, satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

  . the rating agencies shall have notified the seller in writing that, following the addition of the subsequent receivables to the trust, the certificates will continue to be rated by such rating agencies in at least the same rating categories in which they were rated on the closing date.

   Such confirmation of the ratings of the certificates may depend on factors other than the characteristics of the subsequent receivables, including the delinquency, repossession and net loss experience on the automobile, light duty truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables in the portfolio serviced by the servicer. BVAC will immediately repurchase from the trustee, at a price equal to the purchase amount, any subsequent receivable that fails to satisfy any of the foregoing conditions subsequent.

   Subsequent receivables may be or may have been originated or acquired by BVAC at a later date using credit criteria different from those that were applied to the initial receivables. See "The Receivables Pool" in this prospectus supplement.

Accounts

   In addition to the certificate account, the property of the trust will include the payahead account.

   Payahead Account. The servicer will establish a payahead account in the name of the trustee on behalf of obligors on the receivables and the certificateholders. The payahead account will initially be maintained with the trustee. To the extent required by the pooling and servicing agreement, early payments by or on behalf of obligors on precomputed receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the certificate account, they will not constitute collected interest or collected principal and will not be available for payment to certificateholders. We will pay the interest earned on the balance in the payahead account to the servicer each month. We will apply collections received on a precomputed receivable during a collection period first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Advances

   With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the certificate account on or before the second business day before the distribution date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables.

Distributions on the Offered Certificates

   Available Funds. The servicer will deposit in the certificate account the aggregate principal and interest payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "--Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next distribution date ("Available Funds") will consist of:

  . all payments on the simple interest receivables received during the related collection period;

  . the scheduled payments received from obligors on precomputed receivables:

  .  interest earned on funds on deposit in the certificate account;

  . the net amount to be transferred from the payahead account to the certificate account for the related distribution date;

  .  all advances for such collection period; and

  . the purchase amount for all receivables that were purchased or repurchased by BVAC or the servicer during the preceding collection period.

   As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for or with respect to the collection period net of distributions to be made to the servicer with respect to the collection period (as described below). The servicer, however, will account to the trustee and to the certificateholders as if all deposits and distributions were made individually.

   The servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the holders of the offered certificates and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any distribution date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such distribution date, or if there is a deficiency with respect to the monthly servicing fee, the servicer will notify the trustee of the remaining deficiency, and the trustee will draw on the policy, up to the Policy Amount, to pay Monthly Interest, Monthly Principal, and the monthly servicing fee.

   Distributions. On each distribution date, the trustee will use the Available Funds (plus any amounts drawn on the policy) to make the following distributions in the following priority:

     (a) without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of receivables that became defaulted receivables during the prior collection period plus (2) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

     (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

     (c) Monthly Interest (including any overdue amounts) to the Class A and Class I certificateholders;

     (d) Monthly Principal (including any overdue amounts) to the Class A certificateholders;

     (e) the insurance premium including any overdue insurance premium plus any accrued interest to the insurer;

     (f) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause (a) above), to the servicer;

     (g) the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance and reimbursement agreement, for Monthly Interest, Monthly Principal and any other amounts owing to the insurer under the insurance and reimbursement agreement plus accrued interest thereon; and

     (h) the excess, if any, to the Class IC certificateholder.

   Payments due the insurer on a distribution date as described in clause (g) above will be payable from Available Funds, after distribution of the amounts described in clauses (a) through and including (f) above.

   Any amounts distributed to the Class IC certificateholder will no longer be property of the trust and will not be available to make payments to you.

   Definitions. The following defined terms are used in this "Distributions on the Offered Certificates" section.

   "Monthly Principal" for any distribution date will equal the sum of the following:

     1. the amount by which the aggregate principal balance of the receivables pool declined during the related collection period; and

     2. the additional amount, if any, which is necessary to reduce the certificate balance of the Class A certificates to zero on its final maturity date.

   If there is a shortfall in Available Funds on any distribution date, the amount of Monthly Principal otherwise distributable to Class A certificateholders will be reduced by the lesser of: (1) the amount of such shortfall or (2) the amount, if any, by which the aggregate outstanding certificate balance of the Class A certificates as of the preceding distribution date (after giving effect to all distributions of principal on such date) was less than the aggregate principal balance of the receivables pool as of the end of the related collection period. For the purpose of determining Monthly Principal, the unpaid principal balance of a defaulted receivable or a receivable required to be purchased or repurchased by BVAC or the servicer will be zero as of the end of the collection period in which such receivable became a defaulted receivable or a purchased receivable. In no event will Monthly Principal exceed the aggregate outstanding certificate balance of the Class A certificates.

   A defaulted receivable for any collection period is a receivable as to which the earliest to occur of any of the following has occurred: (1) any payment, or part thereof, is 120 days or more delinquent as of the last day of such collection period; (2) the financed vehicle that secures the receivable has been repossessed and liquidated; or (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the pooling and servicing agreement shall be deemed not to be a defaulted receivable unless not repurchased within the time period provided for in the pooling and servicing agreement.

   "Monthly Interest" for any distribution date will equal the sum of Class A Monthly Interest and Class I Monthly Interest.

   "Class A Monthly Interest" means for any distribution date, the product of the following:

     (a) one-twelfth of the Class A interest rate, and

     (b) the aggregate certificate balance of the Class A certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

   "Class I Monthly Interest" means for any distribution date, the product of the following:

     (a) one-twelfth of the Class I pass-through rate; and

     (b) the notional principal amount of the Class I certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of Monthly Principal made on such distribution date);

provided, however, that after the Class A Final Scheduled Distribution Date, the Class I Monthly Interest shall be zero.

   Example of Distribution Date Activities. The following chart sets forth an example of the application of the foregoing provisions to the first
distribution date on       :

      ,   ...................  Collection Period. The collection period for each distribution date is the calendar month preceding the distribution date. The servicer receives monthly payments, prepayments, and other proceeds in respect of the receivables and deposits them in the certificate account.
                               The servicer may deduct the monthly servicing fee from such deposits.

      ,   ...................  Determination Date. The determination date is the tenth calendar day of the month, or if such day is not a business day, the first business day thereafter. On or before this date, the servicer delivers the servicer's certificate to the trustee setting forth the amounts to be distributed on the distribution date and the amounts of any deficiencies. If necessary, the trustee notifies the insurer of any draws in respect of the policy.

      ,   ...................  Record Date. The record date is the last day of the collection period before the distribution date. Payments on the distribution date are made to certificateholders of record at the close of business on this date.

      ,   ...................  Distribution Date. The distribution date is the fifteenth calendar day of the month, or if such day is not a business day, the first business day thereafter. The trustee withdraws funds from the certificate account and then draws on the policy, if necessary, to pay Monthly
                               Interest and Monthly Principal to the
                               certificateholders as described in this
                               prospectus supplement, pays the monthly
                               servicing fee to the extent not previously paid, pays the insurance premium and all other amounts owing to the insurer.

The Class I Certificates--Calculation of Notional Principal Amount

   The Class I Certificates are entitled to receive interest at the Class I pass-through rate on the notional principal amount of the Class I Certificates. Solely for the purpose of calculating the amount payable to the Class I certificateholders, the Class A certificate balance will be divided into two notional principal components, the "PAC Component" and the "Companion Component." The notional principal amount will be the same amount as the PAC
Component, originally $      . The sum of the PAC Component and the Companion
Component at any time will equal the then aggregate unpaid Class A certificate balance at such time.

   The pooling and servicing agreement establishes the Planned Notional Principal Amount Schedule under which principal will be allocated to the PAC Component and the Companion Component. On each distribution date, the amount of Monthly Principal allocated to Class A certificateholders will determine the reduction in the notional principal amount as follows:

     (1) to the PAC Component up to the amount necessary to reduce the PAC Component to the amount specified in the Planned Notional Principal Amount Schedule for such Distribution Date;

     (2) to the Companion Component until the balance thereof is reduced to zero; and

     (3) to the PAC Component, without regard to the planned notional principal amount for such distribution date.

   As the PAC Component is reduced, the notional principal amount and payments to the Class I certificateholders will also be reduced. The Class I certificates are not entitled to receive any principal payments.

                   Planned Notional Principal Amount Schedule

                                                                Planned Notional
Distribution Date in                                            Principal Amount
--------------------                                            ----------------
Initial........................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $
      ,   .....................................................       $

   The Class I certificates will not be entitled to any distribution after the notional principal amount has been reduced to zero.

Class I Yield Considerations

   We intend the planned amortization feature of the Class I certificates to reduce the uncertainty caused by prepayments of the receivables and the effect of prepayments to the Class I certificates. However, the yield to maturity of the Class I certificates will still be very sensitive to the prepayment experience of the receivables, including voluntary prepayments and prepayments due to liquidations and repurchases. You should note that you will not be entitled to any distributions on your Class I certificates after the notional principal amount of the Class I certificates has been reduced to zero and that receivables may be repurchased due to breaches of representations. See "Risk Factors-- Prepayments May Reduce the Yield on the Class I Certificates" in this prospectus supplement.

   The following tables illustrate the significant effect that prepayments on the receivables have upon the yield to maturity of the Class I certificates. The first table assumes that the receivables have been aggregated into hypothetical pools having the characteristics described therein and that the level scheduled monthly payment for each of the seven pools (which is based on its principal balance, weighted average contract rate, weighted average
remaining term as of        ,    and its weighted average original term) will
be such that such pool will be fully amortized by the end of its weighted average remaining term. Based on such hypothetical pools, the second table shows the approximate hypothetical pre-tax yields to maturity of the Class I certificates, stated on a corporate bond equivalent basis, under five different prepayment assumptions based on the assumed purchase price and the ABS prepayment model described below.

                                           Weighted Average     Weighted Average
                ,       Weighted Average   Original Term to    Remaining Term to
Pool  Principal Balance  Contract Rate   Maturity (in Months) Maturity (in Months)
----  ----------------- ---------------- -------------------- --------------------
  1          $                   %

   For purposes of the table, it is also assumed that:

     (1) the purchase price of the Class I certificates is as set forth below;

     (2) the receivables prepay monthly at the specified percentages of ABS as set forth in the table below;

     (3) prepayments representing prepayments in full of individual receivables are received on the last day of the month and include a full month's interest;

     (4) the closing date for the offered certificates is     ,   ;

     (5) distributions on the offered certificates are made, in cash,
  commencing on     ,   , and on the fifteenth day of each month thereafter;

     (6) no defaults or delinquencies in the payment of the receivables are experienced; and

     (7) no receivable is repurchased for any breach of representation or warranty or for any other reason.

      Sensitivity of the Yield on the Class I Certificates to Prepayments

Price(1)       % ABS          % ABS          % ABS          % ABS          % ABS          % ABS
--------      ------         ------         ------         ------         ------         ------
    %             %              %              %              %              %              %

--------
(1) Expressed as a percentage of the original notional principal amount.

   Based on the assumptions described above and assuming a purchase price of % at approximately % ABS, the pre-tax yield to maturity of the Class I certificates would be approximately 0%.

   We do not expect that the receivables will prepay at a constant rate until maturity. In addition, we do not expect that the receivables will prepay at the same rate. The foregoing table assumes that each receivable bears interest at its specified contract rate, has the same remaining amortization term, and prepays at the same rate. In fact, the receivables will prepay at different rates and have different terms.

   The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on the Class I certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price of such Class I certificates. Then we convert such monthly rates to corporate bond equivalent rates. Our calculations do not take into account variations that may occur in the interest rates at which you may be able to reinvest funds received as distributions on the Class I certificates and we do not purport to reflect the return on any investment in the Class I certificates when such reinvestment rates are considered.

   The receivables will not necessarily have the characteristics assumed above and we cannot assure you that:

  (1) the receivables will prepay at any of the rates shown in the table or at any other particular rate or will prepay proportionately;

  (2) the pre-tax yield on the Class I certificates will correspond to any of the pre-tax yields shown above; or

  (3) the aggregate purchase price of the Class I certificates will be equal to the assumed purchase price.

   Because the receivables will include receivables that have remaining terms to stated maturity shorter or longer than those assumed and contract rates higher or lower than those assumed, the pre-tax yield on the Class I certificates will differ from those set forth above, even if all of the receivables prepay at the indicated constant prepayment rates.

   The ABS prepayment model was used in the preceding table to model the rate of prepayment each month on the receivables.

Distributions on the Class IC Certificate

   The Class IC certificate will be initially issued to the depositor and will entitle the depositor to receive all funds after payment of all amounts owed to the Class A and Class I certificateholders, the servicer and the insurer. On or after the termination of the trust, the Class IC certificateholder is entitled to receive any amounts remaining in the trust (only after all required payments to the insurer are made) after the payment of expenses and payments to the Class A and Class I certificateholders. See "--Accounts" and "--Distributions on the Offered Certificates" above.

The Policy

   On or before the closing date, the depositor, the trust, BVAC, in its individual capacity and as servicer, and the insurer will enter into the insurance and reimbursement agreement pursuant to which the insurer will issue an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee, Monthly Interest and Monthly Principal up to the Policy Amount. Under the terms of the pooling and servicing agreement, the trustee will be authorized to draw on the policy to pay a deficiency in the monthly servicing fee, Monthly Interest or Monthly Principal, and credit the certificate account for such draws as described above under "--Distributions on the Offered Certificates."

   The maximum amount that may be drawn under the policy on any distribution date is limited to the policy amount for such distribution date. The policy amount with respect to any distribution date will equal the sum of:

  (1) the monthly servicing fee; and

  (2) Monthly Interest; and

  (3) the lesser of (a) the outstanding aggregate certificate balance of the Class A certificates on such distribution date (after giving effect to any distributions of Available Funds on such distribution date) and (b) the initial aggregate certificate balance of the Class A certificates minus all amounts drawn on the policy with respect to principal.

   The policy will also cover any amount paid or required to be paid by the trust to Class A and Class I certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

   The insurer will be entitled to receive the insurance premium and certain other amounts on each distribution date as described under "--Distributions on the Offered Certificates." Generally, the insurance premium for a distribution date will be the product of one three hundred sixtieth ( 1/360th) of the policy per annum fee rate (as set forth in the insurance and reimbursement agreement), the actual days elapsed and the aggregate certificate balance of the Class A certificates as of the preceding distribution date (after giving effect to all payments of principal on such date). The insurer will not be entitled to reimbursement of any amounts from the Class A and Class I certificateholders. The insurer's obligation under the policy is irrevocable and unconditional. The insurer will have no obligation to the Class A and Class I certificateholders or the trustee, other than its obligations under the policy.

   If there has been a default under the policy, the trust will depend solely on current collections on the receivables to make payments of principal and interest on the offered certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, the Class A and Class I certificateholders may suffer a corresponding loss. Any such losses by the Class A and Class I certificateholders will be borne based upon the aggregate outstanding certificate balance of the Class A certificates or the notional principal amount, as applicable. See "--Distributions on the Offered Certificates" above.

Rights of the Insurer upon Servicer Default, Amendment or Waiver

   Upon the occurrence of an event of default by the servicer under the pooling and servicing agreement, the insurer, or the trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting an event of default as described in the accompanying prospectus, the pooling and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the receivables to the trustee upon the occurrence of certain additional events involving a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance and reimbursement agreement.

   The pooling and servicing agreement cannot be amended or any provisions thereof waived without the consent of the insurer if such amendment or waiver would have a materially adverse effect upon the rights of the insurer.

                                 [THE INSURER]

   [Information about the insurer will be provided.]

                         REPORTS TO CERTIFICATEHOLDERS

   Unless and until definitive certificates are issued (which will occur only under the limited circumstances described in the accompanying prospectus),
     , as trustee, will provide monthly and annual statements concerning the trust and the offered certificates to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the offered certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered certificates may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724 (telephone (800) 524-9292).

                              ERISA CONSIDERATIONS

   Subject to the considerations set forth under "ERISA Considerations" in the accompanying prospectus, the Class A certificates and Class I Certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A or Class I certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A and Class I certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

   Under the terms and subject to the conditions set forth in the underwriting
agreement for the sale of the offered certificates, dated       ,   , the
underwriters,        , have agreed, subject to the terms and conditions set
forth therein, to purchase all the offered certificates.

   The underwriters propose to offer part of the offered certificates directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of % of the denominations of the Class A certificates and % of the gross proceeds of the Class I certificates. The underwriters may allow and such dealers may reallow a concession not in excess of % of the denominations of the Class A certificates, and % of the gross proceeds of the Class I certificates.

   The depositor and BVAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The underwriters tell us that they intend to make a market in the offered certificates, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered certificates and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the offered certificates.

   In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

   In the ordinary course of their businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the depositor, BVAC and their affiliates.

   We will receive proceeds of $    from the sale of the offered certificates,
before deducting our net expenses estimated to be $    .

                                 LEGAL OPINIONS

   Certain legal matters relating to the offered certificates will be passed upon for the depositor and the trust by Silver, Freedman & Taff, L.L.P., and
for the underwriters by        . Certain federal income tax consequences with
respect to the offered certificates will be passed upon for the trust by Silver, Freedman & Taff, L.L.P.

                                    EXPERTS

                               [To Be Completed]

                            INDEX OF PRINCIPAL TERMS

   We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

Available Funds............................................................ S-21
Bank.......................................................................  S-5
Benefit Plan............................................................... S-29
BVAC.......................................................................  S-5
BVC........................................................................  S-8
BVCC.......................................................................  S-5
CTL........................................................................  S-8
Class A Monthly Interest................................................... S-23
Class I Monthly Interest................................................... S-23
Closing Date...............................................................  S-5
Collection Period.......................................................... S-23
Cutoff Date................................................................  S-5
Determination Date......................................................... S-24
Distribution Date..........................................................  S-5
ERISA...................................................................... S-11
Monthly Interest........................................................... S-23
Monthly Principal.......................................................... S-22
Named Lienholders..........................................................  S-8
Offered Certificates.......................................................  S-5
Planned Notional Principal Amount Schedule.................................  S-7
Policy Amount.............................................................. S-10
Record Date................................................................ S-24
Ultra......................................................................  S-8

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

   You should rely only on the information contained or incorporated by reference in its prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

   We are not offering the offered certificates in any state where the offer is not permitted.

   Dealers will deliver this prospectus supplement and prospectus when acting as underwriters of the offered certificates with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver this prospectus supplement and prospectus until
       ,   .




-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
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                         BAY VIEW [Year]   AUTO TRUST

                     Bay View Securitization Corporation,
                                 as depositor

                       Bay View Acceptance Corporation,
                                  as servicer

$    Class A Automobile Receivable Backed Certificates
$    Class I Interest Only Certificates

                                ---------------

                             Prospectus Supplement

                                ---------------

                      [UNDERWRITERS OF THE CERTIFICATES]


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                   [PROSPECTUS SUPPLEMENT FOR GRANTOR TRUST]

                         Bay View [Year]     Auto Trust
                   Automobile Receivable Backed Certificates

                      Bay View Securitization Corporation,
                                  as depositor

                        Bay View Acceptance Corporation,
                                  as servicer

   We are offering the following classes of automobile receivable backed certificates:

                                                     Final
                           Initial   Pass Through  Scheduled              Underwriting
        Class of         Certificate   Interest   Distribution   Price      Discount
      Certificates         Balance       Rate         Date     to Public per Certificate
      ------------       ----------- ------------ ------------ --------- ---------------
Class A certificates....    $              %                         %            %
Class B certificates....    $              %                         %            %

   The total price to the public is $   . The total underwriting discount is
$   . The total proceeds to the depositor, including accrued interest of $   ,
are $   .

  . The Class B certificates will be subordinate to the Class A certificates.

  . A spread account will serve as credit enhancement for the certificates. Over time, it is expected that the amount on deposit in the spread account will grow to % of the initial aggregate principal balance of the receivables pool.

  .  The trust will include up to $    of subsequent receivables to be
     purchased after       .

   The offered certificates represent interests of the Bay View [Year]    Auto
Trust only and do not represent obligations of or interests in Bay View Securitization Corporation, Bay View Acceptance Corporation, any of their affiliates or any governmental agency. You should carefully consider the factors set forth under "Risk Factors" beginning on page S-12 of this prospectus supplement and on page 7 in the prospectus.

                               ----------------

   This prospectus supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                       [UNDERWRITERS OF THE CERTIFICATES]

             The date of this prospectus supplement is       ,   .

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We tell you about the offered certificates in the following documents:

  (1) this prospectus supplement, which describes the specific terms of the offered certificates; and

  (2) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

   If the description of the offered certificates varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S- in this prospectus supplement and under the caption
"Index of Principal Terms" beginning on page   in the accompanying prospectus.

   In this prospectus supplement and the accompanying prospectus, "we" refers to the depositor, Bay View Securitization Corporation, and "you" refers to any prospective investor in the offered certificates.

                               TABLE OF CONTENTS

SUMMARY OF TERMS..........................................................  S-5
  Issuer..................................................................  S-5
  Depositor...............................................................  S-5
  Servicer................................................................  S-5
  Trustee.................................................................  S-5
  Dates...................................................................  S-5
  The Offered Certificates................................................  S-5
  Distribution Date.......................................................  S-5
  Interest on the Class A and Class B Certificates........................  S-6
  Distributions of Principal..............................................  S-6
  Subordination...........................................................  S-6
  The Class IC Certificate................................................  S-6
  The Trust Assets........................................................  S-6
  Pre-Funding Account.....................................................  S-8
  Spread Account; Available Funds; Rights of the Class IC
   Certificateholder......................................................  S-8
  The Policy..............................................................  S-9
  Policy Amount...........................................................  S-9
  Insurer.................................................................  S-9
  Optional Redemption..................................................... S-10
  Tax Status.............................................................. S-10
  Ratings................................................................. S-10
  ERISA Considerations.................................................... S-10

RISK FACTORS.............................................................. S-11
  You May Not be Able to Resell the Offered Certificates.................. S-11
  The Offered Certificates Are Interests in the Trust Only and are Not
   Guaranteed by any Other Party.......................................... S-11
  Subordination........................................................... S-11
  You May Incur a Loss if there is a Default Under the Policy............. S-11
  A Change in the Certificate Ratings May Adversely Affect the Offered
   Certificates........................................................... S-11
  Geographic Concentrations of the Receivables May Increase the Losses
   Realized by the Trust.................................................. S-12

THE DEPOSITOR AND BAY VIEW ACCEPTANCE CORPORATION......................... S-13

FORMATION OF THE TRUST.................................................... S-13

THE RECEIVABLES POOL...................................................... S-13
  General................................................................. S-13
  Composition of the Receivables by Financed Vehicle Type as of     ,   .. S-15
  Distribution of the Receivables by Remaining Term to Stated Maturity as
   of     ................................................................ S-16
  Geographic Distribution of the Receivables as of     ,   ............... S-16
  Distribution of the Receivables by Financed Vehicle Model Year as of
       ,   ............................................................... S-17
  Distribution of the Receivables by Contract Rate as of     ,   ......... S-17
  Delinquency and Net Credit Losses....................................... S-18

YIELD AND PREPAYMENT CONSIDERATIONS....................................... S-19
  General................................................................. S-19
  Mandatory Repurchase.................................................... S-19

THE OFFERED CERTIFICATES.................................................. S-19
  Sale and Assignment of Receivables; Subsequent Receivables.............. S-19
  Accounts................................................................ S-20
  Subordination of the Class B Certificates............................... S-20
  Advances................................................................ S-22

  Distributions on the Offered Certificates................................ S-22
  Distributions on the Class IC Certificate................................ S-25
  The Policy............................................................... S-25
  Rights of the Insurer upon Servicer Default, Amendment or Waiver......... S-26

THE INSURER................................................................ S-26

REPORTS TO CERTIFICATEHOLDERS.............................................. S-27

ERISA CONSIDERATIONS....................................................... S-27

UNDERWRITING............................................................... S-27

LEGAL OPINIONS............................................................. S-28

EXPERTS.................................................................... S-28

INDEX OF PRINCIPAL TERMS................................................... S-29

                                SUMMARY OF TERMS

 . This summary highlights selected information from this prospectus supplement and does not contain all the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

 .  The definitions of or references to capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of
   Principal Terms" on page S-  in this prospectus supplement or on page   of
   the accompanying prospectus.

Issuer

   The Bay View [Year]     Auto Trust will issue the certificates offered in
this prospectus supplement.

Depositor

   Bay View Securitization Corporation is the depositor of the trust. The depositor will transfer the automobile receivables and related property to the trust. The depositor is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC").

Servicer

   Bay View Acceptance Corporation ("BVAC") will act as the servicer of the trust. The servicer will receive and apply payments on the receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders. The servicer will receive a monthly servicing fee as compensation for its services. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the "Bank"), which is a wholly-owned subsidiary of BVCC. See "Bay View Acceptance Corporation and Affiliates" in the accompanying prospectus.

Trustee

         .

Dates

 Cutoff Date

  .        ,   . The trust will receive payments received with respect to the receivables after this date. This is also the date used for preparing the statistical information used in this prospectus supplement.

 Closing Date

  .       ,   .

The Offered Certificates

   On the closing date, the trust will issue the Class A certificates and the Class B certificates (collectively we refer to these certificates offered for sale as the "offered certificates") as described below, under a pooling and servicing agreement among the depositor, the servicer and the trustee. We are offering these certificates for sale in this prospectus supplement. The interest rates and initial certificate balances of the Class A and Class B certificates are as follows:

                                                        Pass-Through
                                                          Interest     Initial
                                                            Rate     Certificate
                                                        (per annum)    Balance
                                                        ------------ -----------
Class A certificates...................................        %        $
Class B certificates...................................        %        $

   See "The Offered Certificates" in this prospectus supplement.

Distribution Date

   The trust will distribute interest and principal on the offered certificates on the fifteenth calendar day of each month or, if such day is not a business
day, on the next business day. The distributions will begin on       ,    and
will be made to holders of record of the offered certificates as of the record date, which will be the last day of the collection period related to the distribution date. The collection period with respect to any distribution date is the calendar month immediately preceding the calendar month in which such distribution date occurs. See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement and "Description of the Certificates--

Definitive Certificates" in the accompanying prospectus.

Interest on the Class A and Class B Certificates

   Interest on the Class A and Class B certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   Generally, the amount of monthly interest distributable to the Class A and B certificateholders on each distribution date is the product of:

     (1) one-twelfth of the interest rate applicable to the class of certificates; and

     (2) the aggregate outstanding certificate balance of the class on the preceding distribution date (after giving effect to all distributions to certificateholders on such date) or, in the case of the first distribution date, from the closing date.

   See "The Certificates--Distributions on the Certificates" in this prospectus supplement.

Distributions of Principal

   The trust will distribute principal on each distribution date to the Class A and Class B certificateholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   Generally, on any payment date monthly principal will be distributed proportionately between the Class A certificateholders and the Class B certificateholders pro rata based upon the aggregate balances of the certificates as of the preceding payment date. However, if there is a shortfall in the funds available to pay monthly principal, no principal will be distributed to the Class B certificateholders until the full amount of interest on and principal of the Class A certificates payable on such payment date has been distributed to the Class A certificateholders.

   The trust must distribute an amount equal to the outstanding certificate balance of the Class A and the Class B certificates, as the case may be, to the extent not previously distributed, by the final scheduled distribution date.

   Since the rate of distribution of principal of the Class A and Class B certificates depends upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of defaulted receivables and purchased receivable), the final distribution in respect of the Class A and Class B certificates could occur significantly earlier than the final scheduled payment date. See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy" and "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

Subordination

   The rights of the Class B certificateholders to receive distributions of monthly interest and monthly principal are subordinated to the rights of the Class A certificateholders. See "The Certificates--Subordination of the Class B Certificates," "--Distributions on the Certificates," "--Accounts--Spread Account," "Risk Factors--Subordination" and "--You May Incur a Loss if there is a Default Under the Policy" in this prospectus supplement.

The Class IC Certificate

   In addition to the Class A and Class B certificates, the trust will issue a Class IC certificate pursuant to the pooling and servicing agreement. The Class IC certificate will be retained by the depositor. We are not offering this certificate for sale in this offering.

The Trust Assets

   The trust assets will include:

  . a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans;

  .  certain monies (including accrued interest) due in respect of the
     receivables after       ,   , but excluding accrued interest paid before
     the closing date;

  . security interests in the related vehicles financed through the receivables;

  .  funds on deposit in a certificate account and a spread account;

  . any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

  . an unconditional and irrevocable insurance policy issued by guaranteeing payments of principal and interest on the certificates; and

  . certain rights under the agreements by which the receivables are sold from BVAC to the depositor and from the depositor to the trust.

   The receivables arise from:

     (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank (directly or through Ultra Funding Corporation ("Ultra"), or Bay View Credit ("BVC"), both of which were wholly-owned subsidiaries of BVAC prior to being merged into BVAC on June 14, 1999, or California Thrift & Loan ("CTL"), which was renamed Bay View Credit on January 2, 1998) or

     (2) motor vehicle loan contracts that were solicited by dealers for origination by BVAC, BVC, the Bank or CTL.

   BVAC will sell all the receivables to be included in the trust to the depositor. The trust will acquire its assets from the depositor pursuant to the pooling and servicing agreement. In addition, the depositor must sell subsequent receivables to the trust (subject to availability) having an
aggregate principal balance or pre-funded amount equal to approximately $   .
The trust will be obligated to purchase the subsequent receivables from the depositor (subject to the satisfaction of certain conditions) prior to the end of a specific funding period. The depositor will designate as a subsequent cutoff date each effective date that subsequent receivables are conveyed to the trust. Each date during the funding period on which subsequent receivables will be conveyed to the trust is a subsequent transfer date. See "The Certificates-- Sale and Assignment of Receivables; Subsequent Receivables" and "The Receivables Pool" in this prospectus supplement and "Formation of the Trust" and "The Receivables Pools" in the accompanying prospectus.

   Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVC, the Bank (or its predecessor, Bay View Federal Bank) or CTL is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

   The receivables were selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the pooling and servicing agreement and described in this prospectus supplement under "The Receivables Pools," and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus. The underwriting procedures and standards employed are described under "The Receivables Pools--Underwriting Procedures" in the accompanying prospectus.

   Subsequent receivables may be originated using credit criteria that differ from those used for the initial receivables. Therefore, the initial receivables may be of a different credit quality and seasoning. In addition, the transfer of subsequent receivables to the trust may adversely affect the characteristics of the entire pool of receivables. The provisions describing the transfer of subsequent receivables and verification that subsequent receivables conform to the requirements of the pooling and servicing agreement can be found in "The Receivables Pool" and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors-- Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Subsequent Receivables" in the accompanying prospectus.

Pre-Funding Account

   The trustee will deposit and maintain the pre-funded amount in a pre-funding account during the funding period from the closing date until the earliest of:

     (1) the date on which the amount on deposit in the pre-funding account
  is equal to or less than $   ;

     (2) the occurrence of an event of default under the pooling and servicing agreement;

     (3) the occurrence of certain events of insolvency of the depositor or the servicer; or

     (4) the [third] payment date.

   The funding period will not be more than three calendar months.

   The pre-funded amount initially will equal $    and will be reduced by the
amount used to purchase subsequent receivables. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account" in the accompanying prospectus and "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement.

   The trustee will invest funds on deposit in the pre-funding account during the funding period in eligible investments, subject to certain limitations. Any investment income from such investments will be transferred from the pre-funding account to the collection account on each payment date and will be included in available funds for such payment date.

   If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount to the certificateholders pro rata, based on the initial principal amounts of the certificates held by the certificateholders. The amount the trustee pays to the certificateholders will constitute a prepayment of the aggregate principal balance of the certificates and may reduce the certificateholders' anticipated yield. See "The Certificates--Sale and Assignment of Receivables; Subsequent Receivables" in this prospectus supplement. See also "Risk Factors--Certain Risks Associated with Pre-Funding" and "Description of the Transfer and Servicing Agreements--Accounts" in the accompanying prospectus.

Spread Account; Available Funds; Rights of the Class IC Certificateholder

   The depositor will establish a spread account on the closing date in the name of the trustee for the benefit of the certificateholders and the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to distribute to the certificateholders, the servicer and the insurer.

   The amount of funds available for distribution to Class A and Class B certificateholders on any distribution date will consist of funds from the following sources:

     (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

     (2) any net withdrawal from the payahead account in respect of precomputed receivables;

     (3) interest earned on funds on deposit in the certificate account;

     (4) liquidation proceeds received in respect of receivables;

     (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

     (6) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer.

   The trustee will withdraw funds from the spread account (up to the amount on deposit in the account) and, if necessary, draw on the policy if the amount of available funds for any distribution date is not sufficient to pay:

     (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

     (2) the required distributions of interest and principal to the Class A and Class B certificateholders.

   If the amount on deposit in the spread account is zero after any withdrawals for the benefit of the certificateholders, and there is a default under the policy, any losses on the receivables will be borne directly pro rata first by the Class B certificateholders (to the extent of the outstanding Class B certificates at such time) and then pro rata by the Class A certificateholders. See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy," "The Offered Certificates--Accounts" and "--Distributions on the Offered Certificates" in this prospectus supplement.

   Any amount on deposit in the spread account on any distribution date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) and any amount on deposit in the certificate account on any distribution date (after all other required deposits to and withdrawals from the certificate account have been made) will be distributed to the Class IC certificateholder. Any such distribution to the Class IC certificateholder will no longer be an asset of the trust.

   We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

   The required spread amount with respect to any payment date will equal % of the aggregate principal balance of the certificates.

   See "The Offered Certificates--Accounts" and "--The Policy" in this prospectus supplement.

The Policy

   The depositor will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee and the distribution of monthly interest and monthly principal on the offered certificates up to the policy amount.

   In addition, the policy will cover any amount paid or required to be paid by the trust to the Class A and Class B certificateholders, which amount is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor under the United States Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

   See "The Offered Certificates--The Policy" in this prospectus supplement.

Policy Amount

   The policy amount with respect to any distribution date will be:

    (A) the sum of:

      (1) the monthly servicing fee;

      (2) monthly interest; and

      (3) the lesser of (a) the outstanding aggregate certificate balance of the Class A and Class B certificates on such distribution date (after giving effect to any distributions of available funds and any funds withdrawn from the spread account to distribute monthly principal on such distribution date) and (b) the initial aggregate certificate balances of the Class A and Class B certificates minus all amounts drawn on the policy or withdrawn from the spread account with respect to monthly principal.

    (B) less

      all amounts on deposit in the spread account on such payment date (after giving effect to any funds withdrawn from the spread account to pay monthly principal on such payment date).

Insurer

        is the insurer and will guarantee the payment of monthly interest and monthly principal under the terms of the policy. See "The Insurer" in this prospectus supplement.

Optional Redemption

   The servicer has the right to purchase all of the receivables as of the last day of any collection period on which the aggregate balance of the receivables on the related distribution date (after the distribution of all amounts to be paid on such distribution date) will be equal to or less than 10% of the initial aggregate balance of the receivables. We will redeem the offered certificates as a result of such a purchase of the receivables.

   The purchase price for the receivables will be equal to the fair market value of the receivables; provided that such amount may not be less than the sum of:

     (1) 100% of the outstanding aggregate certificate balance of the Class A and Class B certificates,

     (2) accrued and unpaid interest on the outstanding certificate balances of the offered certificates at the weighted average interest rate of the receivables, and

     (3) any amounts due the insurer.

Tax Status

   In the opinion of special tax counsel to the depositor, for federal income tax purposes the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

   The trustee and the certificateholders will agree to treat the trust as a partnership for federal income tax purposes. As a partnership, the trust will not be subject to federal income tax and the certificateholders will be required to report their respective shares of the trust's taxable income, deductions and other tax attributes. See "Federal Income Tax Consequences" in the accompanying prospectus.

Ratings

   On the closing date, each class of offered certificates will be issued only
if such class receives ratings from     and    , as follows:

                                                                          Rating
                                                                          ------
Class A certificates.....................................................
Class B certificates.....................................................

   A rating is not a recommendation to buy, sell or hold the offered certificates and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--A Change in the Certificate Ratings May Adversely Affect the Offered Certificates" in this prospectus supplement.

ERISA Considerations

   The Class A certificates may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of Class A certificates should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

   Plans should not purchase Class B certificates, because the Class B certificates are subordinate to the Class A certificates.

                                  RISK FACTORS

   You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the offered certificates.

You May Not be Able to Resell the Offered Certificates

   There is currently no secondary market for the offered certificates. The underwriters currently intend to make a market to enable resale of the offered certificates, but are under no obligation to do so. As such, we cannot assure you that a secondary market will develop for your certificates or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your certificates.

The Offered Certificates Are Interests in the Trust Only and are Not Guaranteed by any Other Party

   The offered certificates are interests in the trust only and do not represent an interest in or obligation of the depositor, BVAC, any of their affiliates or any other party or governmental body. Except for the policy, the offered certificates have not been insured or guaranteed by any party or governmental body. See "The Offered Certificates--Distributions on the Offered Certificates" and "--The Policy" in this prospectus supplement.

Subordination

   The rights of the Class B certificateholders to receive distributions of monthly interest and monthly principal are subordinated to the rights of the Class A certificateholders. See "The Certificates--Subordination of the Class B Certificates," and "--Distributions on the Certificates" in this prospectus supplement. No distribution of interest will be made to the Class B certificateholders on any distribution date until the full amount of interest distributable on the Class A certificates on such distribution date has been distributed to the Class A certificateholders, and no distribution of principal will be made to the Class B certificateholders on any payment date until the full amount of Class A monthly interest and Class A monthly principal on such distribution date has been distributed. Distributions of interest on the Class B certificates will not be subordinated to distributions of principal on the Class A certificates. Because the rights of the Class B certificateholders to receive distributions of principal will be subordinated to the rights of the Class A certificateholders to receive distributions of interest and principal, the Class B certificates will be more likely than the Class A certificates to suffer losses due to losses on the receivables. If the insurer defaults on the policy, Class B certificateholders may not recover their initial investment in the Class B certificates.

You May Incur a Loss if there is a Default Under the Policy

   If the insurer fails to make a required payment under the policy, the trust will depend solely on payments on and proceeds from the receivables. If the insurer fails to make a payment required under the policy to the trust when due for any reason, such failure will constitute an insurer default under the policy.

   If the trust does not have sufficient funds to fully make the required distributions to Class A and Class B certificateholders on a distribution date during a default by the insurer, distributions on the offered certificates on such distribution date will generally be reduced in the following order:

     1. Class B monthly principal,

     2. Class A monthly principal,

     3. Class B monthly interest, and

     4. Class A monthly interest.

A Change in the Certificate Ratings May Adversely Affect the Offered
Certificates

       and     are the rating agencies rating the offered certificates. The rating for the offered certificates will reflect only the view of the relevant rating agency. We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your offered certificates. A rating is not a recommendation to buy, sell or hold the offered certificates.

Geographic Concentrations of the Receivables May Increase the Losses Realized by the Trust

   As of      ,   , based upon billing address information provided to BVAC, the obligors resided in 50 states and the District of Columbia, three of which
states,    ,     and    account for approximately  %,  % and %, respectively,
of the aggregate principal balance of the receivables. Adverse economic
conditions in    ,     or     could adversely affect the delinquency, loan loss
or repossession experience of the trust.

               THE DEPOSITOR AND BAY VIEW ACCEPTANCE CORPORATION

   BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 3,800 manufacturer franchised automobile dealerships in 14 states. For the fiscal
years ended      ,   ,    ,    , [and the   months ended     ,    ,] BVAC
and/or the other Named Lienholders acquired motor vehicle loans aggregating
$    million, $    million, $    million and $    million, respectively. At
   ,     the servicing portfolio of BVAC (consisting of the principal balance of receivables held to maturity and securitized receivables) totaled
approximately $    million. The depositor is a wholly-owned bankruptcy remote subsidiary of BVCC.

                             FORMATION OF THE TRUST

   The depositor will establish the trust by assigning the trust assets to the trustee in exchange for the certificates. The depositor will sell the offered certificates and retain the Class IC certificate. BVAC will service the receivables pursuant to the pooling and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the trustee or make any notation of the trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the pooling and servicing agreement, BVAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve BVAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Distribution of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

   The depositor will establish the spread account for the benefit of the Class A and Class B certificateholders and will obtain the policy for the benefit of the certificateholders. The trustee will draw on the policy, up to the policy amount, if available funds (after paying amounts owed to the servicer) are not sufficient to fully distribute monthly interest and monthly principal. If there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of interest and principal on the offered certificates. In such event, certain factors, such as the trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the certificateholders. See "The Offered Certificates--Accounts," "--Distributions on the Offered Certificates" and "--The Policy" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

General

   The receivables were acquired by BVAC or a Named Lienholder from dealers or originated by BVAC or a Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

   The receivables were selected from the portfolio of BVAC for purchase by the depositor according to several criteria, including that each receivable:

    .  is secured by a new or used vehicle;

    . provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

    .  is a precomputed receivable or a simple interest receivable;

    .  has an original term to stated maturity of not more than   months
       and not less than   months;

    .  has a remaining term to stated maturity of not more than   months
       and not less than   months; and

    . has a contract rate of interest (exclusive of prepaid finance charges) of not less than %.

   The weighted average remaining term to stated maturity of the receivables
was approximately   months as of        ,   .

   Approximately  % of the aggregate principal balance of the receivables as of
      ,   are simple interest contracts which provide for equal monthly payments. Approximately  % of the aggregate principal balance of the
receivables as of     ,     are precomputed receivables originated in the State
of California. All of such precomputed receivables are rule of 78's receivables. Approximately % of the aggregate principal balance of the
receivables as of     ,     represent financing of new vehicles; the remainder
of the receivables represent financing of used vehicles.

   Receivables representing more than 10% of the aggregate principal balance of
the receivables as of     ,     were originated in the States of    ,     and
   . The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

   The trust is obligated to purchase subsequent receivables on a subsequent transfer date only if the subsequent receivables satisfy certain criteria, including that:

  .  [describe criteria specific to the particular transaction].

   In addition, the trust is obligated to purchase the subsequent receivables only if the weighted average remaining term of the receivables (including the
subsequent receivables) is not more than   months. The trust will determine
whether the receivables satisfy the above criteria based on the characteristics
of the initial receivables as of       and any subsequent receivables as of the
related subsequent cutoff date.

   The initial receivables will represent approximately % of the initial aggregate principal balance of the certificates. However, except for the criteria described in the preceding paragraphs, the subsequent receivables are not required to have any other specified criteria. Therefore, following the transfer of subsequent receivables to the trust, the aggregate characteristics of the entire receivables pool, including the composition of the receivables, the distribution by contract rate and the geographic distribution, may vary significantly from those of the initial receivables.

Composition of the Receivables by Financed Vehicle Type as of      ,

                                                                      Weighted
                                                  Aggregate Original  Average
                                       Number of  Principal Principal Contract
                                      Receivables  Balance   Balance    Rate
                                      ----------- --------- --------- --------
New Automobiles and Light-Duty
 Trucks..............................               $         $            %
Used Automobiles and Light-Duty
 Trucks..............................
New Motorcycles......................
Used Motorcycles.....................
New Recreational Vehicles............
Used Recreational Vehicles...........
New Sport Utility Vehicles...........
Used Sport Utility Vehicles..........
New Vans(1)..........................
Used Vans(1).........................                                      %
                                          ---       ----      ----      ---
All Receivables......................               $         $            %
                                          ===       ====      ====      ===

                                                  Weighted  Weighted Percent of
                                                   Average  Average  Aggregate
                                                  Remaining Original Principal
                                                   Term(2)  Term(3)  Balance(4)
                                                  --------- -------- ----------
New Automobiles and Light-Duty Trucks............                            %
Used Automobiles and Light-Duty Trucks(1)........
New Motorcycles..................................
Used Motorcycles.................................
New Recreational Vehicles........................
Used Recreational Vehicles.......................
New Sport Utility Vehicles.......................
Used Sport Utility Vehicles......................
New Vans(1)......................................
Used Vans(1).....................................
                                                                       ------
All Receivables..................................                      100.00%
                                                                       ======

--------
(1) References to vans include minivans and van conversions.
(2) Expressed in months. Based on stated maturity as of the cutoff date and assuming no prepayments of the receivables.
(3) Expressed in months. Based on stated maturity as of the origination date and assuming no prepayment of receivables.
(4) Sum may not equal 100% due to rounding.

Distribution of the Receivables by Remaining Term to Stated Maturity as of ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Remaining Term Range                          Receivables  Balance   Balance(1)
--------------------                          ----------- --------- ------------
  months.....................................               $                %
  to   months................................
  to   months................................
  to   months................................
  to   months................................
  to   months................................
  to   months................................
  to   months................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Sum may not equal 100% due to rounding.

Geographic Distribution of the Receivables as of      ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
State(1)(2)                                   Receivables  Balance   Balance(3)
-----------                                   ----------- --------- ------------
   ..........................................               $                %
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Based on address of the borrower.
(2) No other state accounts for greater than 1.00% of the aggregate principal balance of the receivables.
(3) Sum may not equal 100% due to rounding.
(4) Includes military personnel located outside the United States.

Distribution of the Receivables by Financed Vehicle Model Year as of      ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Model Year                                    Receivables  Balance   Balance(1)
----------                                    ----------- --------- ------------
    or Prior.................................               $                %
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
   ..........................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Sum may not equal 100% due to rounding.

Distribution of the Receivables by Contract Rate as of      ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Contract Rate Range                           Receivables  Balance   Balance(1)
-------------------                           ----------- --------- ------------
    to  %....................................               $                %
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
    to  %....................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Sum may not equal 100% due to rounding.

Delinquency and Net Credit Losses

   We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light-duty truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience(1)

                                                 At      ,                             At      ,
                          -------------------------------------------------------- ------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables Amount
                          ----------- ------ ----------- ------ ----------- ------ ----------- ------
                                                    (Dollars in thousands)
Servicing portfolio.....               $                  $                  $                  $
                             ----      ----     ----      ----     ----      ----     ----      ----
Delinquencies
 30-59 days.............
 60-89 days.............
 90 days or more........
                             ----      ----     ----      ----     ----      ----     ----      ----
Total delinquencies.....               $                  $                  $                  $
                             ====      ====     ====      ====     ====      ====     ====      ====
Total delinquencies as a
 percent of servicing
 portfolio..............         %         %        %         %        %         %        %         %

--------
(1) Sums may not total due to rounding.

                           Credit Loss Experience(1)

                                                                                       Months Ended
                                             Year Ended      ,                               (5)
                          -------------------------------------------------------- ------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables Amount
                          ----------- ------ ----------- ------ ----------- ------ ----------- ------
                                                    (Dollars in thousands)
Avg. servicing
 portfolio(2)...........               $                  $                  $                  $
                              ---      ----      ---      ----      ---      ----      ---      ----
Gross charge-offs.......
Recoveries(3)...........
                                       ----               ----               ----               ----
Net losses..............
                                       ====               ====               ====               ====
Gross charge-offs as a %
 of average servicing
 portfolio(4)...........         %         %        %         %        %         %        %         %
Recoveries as a % of
 gross charge-offs......                   %                  %                  %                  %
Net losses as a % of
 average servicing
 portfolio(4)...........                   %                  %                  %                  %

--------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by BVAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

                      YIELD AND PREPAYMENT CONSIDERATIONS

General

   Monthly interest will be distributed to Class A and Class B certificateholders on each distribution date to the extent of the pass-through interest rate applicable to each offered certificate applied to the aggregate certificate balance as of the preceding distribution date or the closing date, as applicable (after giving effect to payments of principal on such preceding distribution date). See "The Offered Certificates--Distributions on the Offered Certificates" in this prospectus supplement.

   Upon a full or partial prepayment on a receivable, Class A and Class B certificateholders should receive interest for the full month of such prepayment either:

     (1) through the distribution of interest paid on the receivables;

     (2) by an advance from the servicer;

     (3) from a withdrawal from the spread account; or

     (4) by a draw on the policy.

   The receivables will have different contract rates. The contract rate on a small percentage of the receivables will generally not exceed the sum of:

     (1) the weighted average of the pass-through interest rates on the Class A and Class B certificates;

     (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

     (3) the per annum rate used to calculate the monthly servicing fee.

   Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to distribute monthly interest to you.

Mandatory Repurchase

   If any pre-funded amount remains in the pre-funding account at the end of the pre-funding period, the trustee will pay such amount to the certificateholders on the payment date on or immediately following the last day of the pre-funding period. The trustee will pay the amount, which will be applied as a principal prepayment of the certificates, to the certificateholders pro rata, based on the initial principal amounts of the certificates held by the certificateholders.

                           THE OFFERED CERTIFICATES

   The offered certificates will be issued pursuant to the pooling and servicing agreement. You may request a copy of this agreement (without exhibits) by contacting the servicer at the address set forth under "Reports to Certificateholders" in this prospectus supplement. We do not claim that the following summary is complete. For a more detailed description of the pooling and servicing agreement, you should read the pooling and servicing agreement.

Sale and Assignment of Receivables; Subsequent Receivables

   We have described the conveyance of the initial receivables (1) from BVAC
to the depositor pursuant to the purchase agreement dated as of     , among
BVAC and the depositor and (2) from the depositor to the trust pursuant to the pooling and servicing agreement in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables." In addition, during the funding period, BVAC will be obligated to sell to the depositor and the depositor will be obligated to sell to the trust, subsequent receivables having an aggregate principal
balance equal to the pre-funded amount of approximately $     to the extent
that subsequent receivables are available.

   On each subsequent transfer date during the funding period, BVAC will sell and assign to the depositor, and the depositor will sell and assign to the trust, without recourse, its interest in the subsequent receivables. The subsequent receivables will be designated by BVAC as of the related subsequent cutoff date and identified in a schedule attached to a subsequent assignment instrument relating to such subsequent receivables. Such instrument will be executed and delivered on such subsequent transfer date by the seller for delivery to the trustee pursuant to the pooling and servicing agreement, subject to the conditions described below.

   Any conveyance of subsequent receivables is subject to the satisfaction of the following conditions, among others, on or before the related subsequent transfer date:

  . each such subsequent receivable must satisfy the eligibility criteria specified in the pooling and servicing agreement and shall not have been selected from among such eligible receivables in a manner that BVAC or the depositor deems adverse to the interests of the certificateholders;

  . as of the related subsequent cutoff date, the receivables in the trust at that time, including the subsequent receivables to be conveyed by the depositor as of such subsequent cutoff date, will satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

  . BVAC shall have executed and delivered to the depositor, and the depositor shall have executed and delivered to the trustee, a written assignment conveying such subsequent receivables to the seller and the trust, respectively (including a schedule identifying such subsequent receivables).

   Moreover, any such conveyance of subsequent receivables will also be subject
to the satisfaction of the following requirements within   days after the
termination of the funding period:

  . the seller must deliver certain opinions of counsel to the trustee and the rating agencies with respect to the validity of the conveyance of the subsequent receivables to the trust;

  . the trustee shall have received written confirmation from a firm of certified independent public accountants that the receivables, including the subsequent receivables, satisfy the criteria described under "The Receivables Pool" in this prospectus supplement and under "The Receivables Pools" in the accompanying prospectus; and

  . the rating agencies shall have notified the seller in writing that, following the addition of the subsequent receivables to the trust, the certificates will continue to be rated by such rating agencies in at least the same rating categories in which they were rated on the closing date.

   Such confirmation of the ratings of the certificates may depend on factors other than the characteristics of the subsequent receivables, including the delinquency, repossession and net loss experience on the automobile, light duty truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables in the portfolio serviced by the servicer. BVAC will immediately repurchase from the trustee, at a price equal to the purchase amount, any subsequent receivable that fails to satisfy any of the foregoing conditions subsequent.

   Subsequent receivables may be or may have been originated or acquired by BVAC at a later date using credit criteria different from those that were applied to the initial receivables. See "The Receivables Pool" in this prospectus supplement.

Accounts

   In addition to the certificate account, the property of the trust will include the spread account and the payahead account.

   Spread Account. On the closing date, the trustee will establish the spread account for the benefit of the certificateholders and the insurer, into which the depositor will deposit an amount equal to % of the initial aggregate principal balance of the certificates. Thereafter, the amount held in the spread account will increase up to the required spread amount by the deposit of payments on the receivables not used to make payments to the certificateholders (other than the Class IC certificateholder), the insurer and the servicer for the monthly servicing fee and any permitted reimbursements of outstanding advances on any payment date. Although we intend for the amount on deposit in the spread account to grow over time to equal the required spread amount through monthly deposits of any excess collections on the receivables, we cannot assure you that such growth will actually occur. On each payment date, any amounts on deposit in the spread account, after the payment of any amounts owed to the certificateholders and the insurer, in excess of the required spread amount will be distributed to the depositor.

   Under the terms of the pooling and servicing agreement, the trustee will withdraw funds from the spread account to the extent available and transfer such funds to the certificate account for any deficiency of Monthly Interest or Monthly Principal as further described below under "--Distributions on the Certificates."

   If the balance of the spread account is reduced to zero and the insurer defaults on the policy on any payment date, the trust will depend solely on current distributions on the receivables to make distributions of principal and interest on the certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, you may suffer a corresponding loss which will be borne first by the Class B certificateholders, pro rata up to the aggregate principal balance of the Class B certificates, and then pro rata by the Class A certificateholders.

   Payahead Account. The servicer will establish a payahead account in the name of the trustee on behalf of obligors on the receivables and the certificateholders. The payahead account will initially be maintained with the trustee. To the extent required by the pooling and servicing agreement, early payments by or on behalf of obligors on precomputed receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the certificate account, they will not constitute collected interest or collected principal and will not be available for payment to certificateholders. We will pay the interest earned on the balance in the payahead account to the servicer each month. We will apply collections received on a precomputed receivable during a collection period first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Subordination of the Class B Certificates

   The rights of the Class B certificateholders to receive distributions with respect to the receivables will be subordinated to such rights of the Class A certificateholders to the extent described in this prospectus supplement. This subordination is intended to enhance the likelihood of timely receipt by the Class A certificateholders of the full amount of interest and principal distributable to them on each payment date, and to afford the Class A certificateholders limited protection against losses due to losses on the receivables.

   No distribution of interest will be made to the Class B certificateholders on any payment date until the full amount of interest payable on the Class A certificates on such payment date has been distributed to the Class A certificateholders, and no distribution of principal will be made to the Class B certificateholders on any payment date until the full amount of Class A Monthly Interest and Class A Monthly Principal payable on such payment date has been paid. Distributions of interest on the Class B certificates will not be subordinated to distributions of principal of the Class A certificates. Because the rights of the Class B certificateholders to receive distributions of principal will be subordinated to the rights of the Class A certificateholders to receive distributions of interest and principal, the Class B certificates will be more likely than the Class A certificates to suffer losses due to losses on the receivables. If the aggregate amount of losses on the receivables exceed the amount on deposit in the spread account and the insurer defaults on the policy, Class B certificateholders may not recover their initial investment in the Class B certificates.

   The Class A certificateholders are protected by their rights to receive distributions on the receivables before the Class B certificateholders receive distributions, in the manner and to the extent described above. In addition, if there are delinquencies or losses on the receivables, the Class A certificateholders may be protected by the funds, if any, in the spread account and by policy.

Advances

   With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the certificate account on or before the second business day before the distribution date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables.

Distributions on the Offered Certificates

   Available Funds. The servicer will deposit in the certificate account the aggregate principal and interest payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "--Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next distribution date ("Available Funds") will consist of:

  . all payments on the simple interest receivables received during the related collection period;

  . the scheduled payments received from obligors on precomputed receivables:

  .  interest earned on funds on deposit in the certificate account;

  . the net amount to be transferred from the payahead account to the certificate account for the related distribution date;

  .  all advances for such collection period; and

  . the purchase amount for all receivables that were purchased or repurchased by BVAC or the servicer during the preceding collection period.

   As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for or with respect to the collection period net of distributions to be made to the servicer with respect to the collection period (as described below). The servicer, however, will account to the trustee and to the certificateholders as if all deposits and distributions were made individually.

   The servicer will determine the amount of funds necessary to make distributions of Monthly Principal and Monthly Interest to the holders of the offered certificates and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any distribution date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such distribution date, or if there is a deficiency with respect to the monthly servicing fee, the servicer will direct the trustee to withdraw amounts from the spread account, up to the amount on deposit in such account. If there remains a deficiency of Monthly Interest or Monthly Principal or the monthly servicing fee after such a withdrawal, the servicer will notify the trustee of the remaining deficiency, and the trustee will draw on the policy, up to the Policy Amount, to pay Monthly Interest, Monthly Principal, and the monthly servicing fee.

   Distributions. On each distribution date, the trustee will use the Available Funds (plus any amounts withdrawn from the spread account or drawn on the policy, as applicable) to make the following distributions in the following priority:

     (a) without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of receivables that became defaulted receivables during the prior collection period plus (2) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

     (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

     (c) pro rata, Class A Monthly Interest (including any overdue amounts) to the Class A certificateholders;

     (d) pro rata, Class B Monthly Interest (including overdue amounts) to the Class B certificateholders;

     (e) pro rata, Class A Monthly Principal (including any overdue amounts) to the Class A certificateholders;

     (f) pro rata, Class B Monthly Principal (including any overdue amounts) to the Class B certificateholders;

     (g) the insurance premium including any overdue insurance premium plus any accrued interest to the insurer;

     (h) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause (a) above), to the servicer;

     (i) the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance and reimbursement agreement, for Monthly Interest, Monthly Principal and any other amounts owing to the insurer under the insurance and reimbursement agreement plus accrued interest thereon; and

     (j) the balance into the spread account.

   Payments due the insurer on a distribution date as described in clause (i) above will be payable from Available Funds, after distribution of the amounts described in clauses (a) through and including (h) above. After all distributions pursuant to clauses (a) through (j) above have been made for each payment date, the amount of funds remaining in the spread account on such date, if any, in excess of the required spread amount (after payment of all amounts owed to the insurer), will be distributed to the Class IC certificateholder.

   Any amounts distributed to the Class IC certificateholder will no longer be property of the trust and will not be available to make payments to you.

   Definitions. The following defined terms are used in this "Distributions on the Offered Certificates" section.

   "Monthly Principal" for any distribution date will equal the sum of Class A Monthly Principal and Class B Monthly Principal.

   "Class A Monthly Principal" for any payment date will equal the amount necessary to reduce the aggregate principal balance of the Class A certificates to % of the aggregate unpaid principal balances of the receivables on the last day of the preceding collection period; provided, however, that Class A Monthly Principal on the final scheduled payment date will equal the aggregate principal balance of the Class A certificates on such date.

   "Class B Monthly Principal" for any payment date will equal the amount necessary to reduce the aggregate principal balance of the Class B certificates to % of the sum of the aggregate unpaid principal balances of the receivables on the last day of the preceding collection period; provided, however, that Class B

Monthly Principal on the final scheduled payment date will equal the aggregate principal balance of the Class B certificates on such date.

   If there is a shortfall in Available Funds on any distribution date, the amount of Monthly Principal otherwise distributable to Class A and Class B certificateholders will be reduced by the lesser of: (1) the amount of such shortfall or (2) the amount, if any, by which the aggregate outstanding certificate balance of the Class A and Class B certificates as of the preceding distribution date (after giving effect to all distributions of principal on such date) was less than the aggregate principal balance of the receivables pool as of the end of the related collection period. For the purpose of determining Monthly Principal, Class A Monthly Principal and Class B Monthly Principal, the unpaid principal balance of a defaulted receivable or a receivable required to be purchased or repurchased by BVAC or the servicer will be zero as of the end of the collection period in which such receivable became a defaulted receivable or a purchased receivable. In no event will Monthly Principal exceed the aggregate outstanding certificate balance of the Class A and Class B certificates.

   A defaulted receivable for any collection period is a receivable as to which the earliest to occur of any of the following has occurred: (1) any payment, or part thereof, is 120 days or more delinquent as of the last day of such collection period; (2) the financed vehicle that secures the receivable has been repossessed and liquidated; or (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the pooling and servicing agreement shall be deemed not to be a defaulted receivable unless not repurchased within the time period provided for in the pooling and servicing agreement.

   "Monthly Interest" for any distribution date will equal the sum of Class A Monthly Interest and Class B Monthly Interest.

   "Class A Monthly Interest" means for any distribution date, the product of the following:

     (a) one-twelfth of the Class A interest rate, and

     (b) the aggregate certificate balance of the Class A certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

   "Class B Monthly Interest" means for any distribution date, the product of the following:

     (a) one-twelfth of the Class B interest rate, and

     (b) the aggregate certificate balance of the Class B certificates as of the immediately preceding distribution date or, in the case of the first distribution date, the closing date (after giving effect to any distribution of principal made on such distribution date).

   Example of Distribution Date Activities. The following chart sets forth an example of the application of the foregoing provisions to the first
distribution date on      :

     ,   ................  Collection Period. The collection period for each distribution date is the calendar month preceding the distribution date. The servicer receives monthly payments, prepayments, and other proceeds in respect of the receivables and deposits them in the certificate account. The servicer may deduct the monthly servicing fee from such deposits.

     ,   ................  Determination Date. The determination date is the tenth calendar day of the month, or if such day is not a business day, the first business day thereafter. On or before this date, the servicer delivers the servicer's certificate to the trustee setting forth the amounts to be distributed on the distribution date and the amounts of any deficiencies. If necessary, the trustee notifies the insurer of any draws in respect of the policy.

     ,   ................  Record Date. The record date is the last day of the collection period before the distribution date.
                           Payments on the distribution date are made to certificateholders of record at the close of business on this date.

     ,   ................  Distribution Date. The distribution date is the fifteenth calendar day of the month, or if such day is not a business day, the first business day thereafter. The trustee withdraws funds from the certificate account and, as necessary, from the spread account and then draws on the policy, if necessary, to pay Monthly Interest and Monthly
                           Principal to the certificateholders as described in this prospectus supplement, pays the monthly servicing fee to the extent not previously paid, pays the insurance premium and all other amounts owing to the insurer.

Distributions on the Class IC Certificate

   The Class IC certificate will be initially issued to the depositor and will entitle the depositor to receive all funds after payment of all amounts owed to the Class A and Class B certificateholders, the servicer and the insurer. On or after the termination of the trust, the Class IC certificateholder is entitled to receive any amounts remaining in the trust (only after all required payments to the insurer are made) after the payment of expenses and payments to the Class A and Class B certificateholders. See "--Accounts" and "--Distributions on the Offered Certificates" above.

The Policy

   On or before the closing date, the depositor, the trust, BVAC, in its individual capacity and as servicer, and the insurer will enter into the insurance and reimbursement agreement pursuant to which the insurer will issue an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of the monthly servicing fee, Monthly Interest and Monthly Principal up to the Policy Amount. Under the terms of the pooling and servicing agreement, after withdrawal of any amounts in the spread account with respect to a distribution date to pay a deficiency in Monthly Interest or Monthly Principal, the trustee will be authorized to draw on the policy to pay a deficiency in the monthly servicing fee, Monthly Interest or Monthly Principal, and credit the certificate account for such draws as described above under "--Distributions on the Offered Certificates."

   The maximum amount that may be drawn under the policy on any distribution date is limited to the policy amount for such distribution date. The policy amount with respect to any distribution date will equal:

     (A) the sum of:

       (1) the monthly servicing fee; and

       (2) Monthly Interest; and

       (3) the lesser of (a) the outstanding aggregate certificate balance of the Class A and Class B certificates on such distribution date (after giving effect to any distributions of Available Funds and any amounts withdrawn from the spread account on such distribution date) and (b) the initial aggregate certificate balances of the Class A and Class B certificates minus all amounts drawn on the policy or withdrawn from the spread account with respect to principal;

     (B) less:

       all amounts on deposit in the spread account on such distribution date (after giving effect to any funds withdrawn from the spread account to pay Monthly Principal on such distribution date).

   The policy will also cover any amount paid or required to be paid by the trust to Class A and Class B certificateholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the depositor pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

   The insurer will be entitled to receive the insurance premium and certain other amounts on each distribution date as described under "--Distributions on the Offered Certificates" and to receive amounts on deposit under the spread account as described under "--Accounts." Generally, the insurance premium for a distribution date will be the product of one three hundred sixtieth (1/360th) of the policy per annum fee rate (as set forth in the insurance and reimbursement agreement), the actual days elapsed and the aggregate certificate balance of the Class A and Class B certificates as of the preceding distribution date (after giving effect to all payments of principal on such date). The insurer will not be entitled to reimbursement of any amounts from the Class A and Class B certificateholders. The insurer's obligation under the policy is irrevocable and unconditional. The insurer will have no obligation to the Class A and Class B certificateholders or the trustee, other than its obligations under the policy.

   If the spread account balance has been reduced to zero and there has been a default under the policy, the trust will depend solely on current collections on the receivables to make payments of principal and interest on the offered certificates. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, first, the Class B certificateholders and second, the Class A certificateholders may suffer a corresponding loss. Any such losses by the Class A and Class B certificateholders will be borne pro rata based upon the relative certificate balances of the outstanding classes. See "--Distributions on the Offered Certificates" above.

Rights of the Insurer upon Servicer Default, Amendment or Waiver

   Upon the occurrence of an event of default by the servicer under the pooling and servicing agreement, the insurer, or the trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting an event of default as described in the accompanying prospectus, the pooling and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the receivables to the trustee upon the occurrence of certain additional events involving a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance and reimbursement agreement.

   The pooling and servicing agreement cannot be amended or any provisions thereof waived without the consent of the insurer if such amendment or waiver would have a materially adverse effect upon the rights of the insurer.

                                 [THE INSURER]

   [Information about the insurer will be provided.]

                         REPORTS TO CERTIFICATEHOLDERS

   Unless and until definitive certificates are issued (which will occur only under the limited circumstances described in the accompanying prospectus),
     , as trustee, will provide monthly and annual statements concerning the trust and the offered certificates to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the offered certificates. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the offered certificates may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724 (telephone (800) 524-9292).

                              ERISA CONSIDERATIONS

   Subject to the considerations set forth under "ERISA Considerations" in the accompanying prospectus, the Class A certificates may be eligible for purchase by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to Title I of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code. For additional information regarding treatment of the Class A certificates under ERISA, see "ERISA Considerations" in the accompanying prospectus.

   Benefit Plans should not purchase Class B certificates because the Class B certificates are subordinate to the Class A certificates.

                                  UNDERWRITING

   Under the terms and subject to the conditions set forth in the underwriting
agreement for the sale of the offered certificates, dated       ,   , the
underwriters,        , have agreed, subject to the terms and conditions set
forth therein, to purchase all the offered certificates.

   The underwriters propose to offer part of the offered certificates directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of % of the denominations of the Class A certificates and % of the denominations of the Class B certificates. The underwriters may allow and such dealers may reallow a concession not in excess of % of the denominations of the Class A certificates and % of the denominations of the Class B certificates.

   The depositor and BVAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

   The underwriters tell us that they intend to make a market in the offered certificates, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the offered certificates and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the offered certificates.

   In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the offered certificates at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

   In the ordinary course of their businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the depositor, BVAC and their affiliates.

   We will receive proceeds of $    from the sale of the offered certificates,
before deducting our net expenses estimated to be $   .

                                 LEGAL OPINIONS

   Certain legal matters relating to the offered certificates will be passed upon for the depositor and the trust by Silver, Freedman & Taff, L.L.P., and
for the underwriters by     . Certain federal income tax consequences with
respect to the offered certificates will be passed upon for the trust by Silver, Freedman & Taff, L.L.P.

                                    EXPERTS

                               [To Be Completed]

                            INDEX OF PRINCIPAL TERMS

   We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

Available Funds............................................................ S-22
Bank.......................................................................  S-5
Benefit Plan............................................................... S-27
BVAC.......................................................................  S-5
BVC........................................................................  S-7
BVCC.......................................................................  S-5
Code....................................................................... S-27
CTL........................................................................  S-7
Class A Monthly Interest................................................... S-24
Class B Monthly Interest................................................... S-24
Class A Monthly Principal.................................................. S-23
Class B Monthly Principal.................................................. S-23
Closing Date...............................................................  S-5
Collection Period.......................................................... S-24
Cutoff Date................................................................  S-5
Determination Date......................................................... S-24
Distribution Date..........................................................  S-5
ERISA...................................................................... S-10
Monthly Interest........................................................... S-24
Monthly Principal.......................................................... S-23
Named Lienholders..........................................................  S-7
Offered Certificates.......................................................  S-5
Policy Amount..............................................................  S-9
Record Date................................................................ S-25
Ultra......................................................................  S-7

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         BAY VIEW [Year]     AUTO TRUST

                      Bay View Securitization Corporation,
                                  as depositor

                        Bay View Acceptance Corporation,
                                  as servicer

            $     Class A Automobile Receivable Backed Certificates

            $     Class B Automobile Receivable Backed Certificates

                               ----------------

                             Prospectus Supplement
                               ----------------

                       [UNDERWRITERS OF THE CERTIFICATES]

                               ----------------

   You should rely only on the information contained or incorporated by reference in its prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

   We are not offering the offered certificates in any state where the offer is not permitted.

   Dealers will deliver this prospectus supplement and prospectus when acting as underwriters of the offered certificates with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver this prospectus supplement and prospectus until
     ,   .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    [PROSPECTUS SUPPLEMENT FOR OWNER TRUST]

                        Bay View [YEAR]--    Owner Trust
                       Automobile Receivable Backed Notes

  Bay View Securitization Corporation,      Bay View Acceptance Corporation,
               as seller                               as servicer

   We are offering the following classes of automobile receivable backed notes:

                                                          Underwriting
                                                             Price
Class of    Initial Aggregate     Final                    to Public   Discount
 Notes      Principal Balance Interest Rate Maturity Date   per Note   per Note
--------    ----------------- ------------- ------------- ------------ --------
A-1........       $                   %                           %         %
A-2........
A-3........
A-4........
B..........

   The total price to the public is $   . The total underwriting discount is
$   . The total proceeds to the trust are $   .

   You should carefully consider the factors set forth under "Risk Factors"
beginning on page   of this prospectus supplement and on page   in the
prospectus.

   The notes represent interests in the Bay View [Year]--    Owner Trust only
and do not represent obligations of or interests in Bay View Securitization Corporation, Bay View Acceptance Corporation, any of their affiliates or any governmental agency.

                               ----------------

   This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                               ----------------

                                 [Underwriters]

               The date of this prospectus supplement is       .

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

   We tell you about the notes in the following documents:

  (1) this prospectus supplement, which describes the specific terms of your notes; and

  (2) the accompanying prospectus, which provides general information, some of which may not apply to the notes.

   If the description of the notes varies between this prospectus supplement and the prospectus, you should rely on the information in this prospectus supplement.

   We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

   You can find a list of the pages where capitalized terms used in this prospectus supplement are defined under the caption "Index of Principal Terms" beginning on page S- in this prospectus supplement and under the caption
"Index of Principal Terms" beginning on page    in the accompanying prospectus.

   In this prospectus supplement and the accompanying prospectus, "we" refers to the seller, Bay View Securitization Corporation, and "you" refers to any prospective investor in the notes.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SUMMARY OF TERMS..........................................................  S-5
  Issuer..................................................................  S-5
  Seller..................................................................  S-5
  Servicer................................................................  S-5
  Indenture Trustee.......................................................  S-5
  Owner Trustee...........................................................  S-5
  Closing Date............................................................  S-5
  The Notes...............................................................  S-5
  Payment Date............................................................  S-5
  Interest on the Notes...................................................  S-6
  Note Principal..........................................................  S-6
  The Certificate.........................................................  S-7
  The Trust Assets........................................................  S-7
  Spread Account; Rights of the Certificateholder.........................  S-7
  The Policy..............................................................  S-9
  Policy Amount...........................................................  S-9
  Insurer.................................................................  S-9
  Indenture Default; Control by the Insurer and Noteholders...............  S-9
  Optional Redemption.....................................................  S-9
  Increase of the Class A-4 Interest Rate and the Class B Interest Rate...  S-9
  Tax Status.............................................................. S-10
  Ratings................................................................. S-10
  ERISA Considerations.................................................... S-10

RISK FACTORS.............................................................. S-11
  You May Not be Able to Resell the Notes................................. S-11
  The Notes Are Obligations of the Trust Only and are Not Guaranteed by
   any Other Party........................................................ S-11
  The Amount in the Spread Account May Not be Sufficient to Assure Payment
   of Principal and Interest.............................................. S-11
  You May Incur a Loss if there is a Default Under the Policy............. S-11
  Some Notes are More at Risk than Others if There are Losses on the
   Receivables............................................................ S-12
  The Class B Notes are Subordinate to the Class A Notes.................. S-12
  Noteholders Have a Limited Right to Declare Indenture Defaults or
   Remedies............................................................... S-12
  A Change in the Note Ratings May Adversely Affect the Notes............. S-13
  Geographic Concentrations of the Receivables May Increase the Losses
   Realized by the Trust.................................................. S-13

THE SELLER AND BAY VIEW ACCEPTANCE CORPORATION............................ S-13

FORMATION OF THE TRUST.................................................... S-13

THE RECEIVABLES POOL...................................................... S-14
  General................................................................. S-14
  Composition of the Receivables by Financed Vehicle Type as of     ,..... S-15
  Distribution of the Receivables by Remaining Term to Stated Maturity as
   of    ................................................................. S-15
  Geographic Distribution of the Receivables as of     ,.................. S-16
  Distribution of the Receivables by Financed Vehicle Model Year as of
   ,...................................................................... S-16
  Distribution of the Receivables by Contract Rate as of     ,............ S-17
  Delinquency and Net Credit Losses....................................... S-17

YIELD AND PREPAYMENT CONSIDERATIONS....................................... S-19

THE NOTES.................................................................. S-19
  Sale and Assignment of Receivables....................................... S-19
  Accounts................................................................. S-19
  Advances................................................................. S-20
  Payments on the Notes.................................................... S-20
  Distributions on the Certificate......................................... S-25
  The Policy............................................................... S-25
  Default under the Indenture.............................................. S-26
  Rights of the Insurer upon Servicer Default, Amendment or Waiver......... S-26

THE INSURER................................................................ S-26

REPORTS TO NOTEHOLDERS..................................................... S-27

FEDERAL INCOME TAX CONSEQUENCES............................................ S-27
  General.................................................................. S-27
  Discount and Premium..................................................... S-27
  Gain or Loss on Disposition.............................................. S-28
  Backup Withholding and Information Reporting............................. S-28
  New Withholding Regulations.............................................. S-28

ERISA CONSIDERATIONS....................................................... S-28

UNDERWRITING............................................................... S-30

LEGAL OPINIONS............................................................. S-30

EXPERTS.................................................................... S-30

INDEX OF PRINCIPAL TERMS................................................... S-31

                                SUMMARY OF TERMS

 . This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus supplement and accompanying prospectus.

 . The definitions of capitalized terms used in this prospectus supplement can be found on the pages indicated in the "Index of Principal Terms" on page S-
  in this prospectus supplement or on page   of the accompanying prospectus.

Issuer

   The Bay View [  ]-    Owner Trust, a Delaware business trust, will issue the
notes offered in this prospectus supplement.

Seller

   Bay View Securitization Corporation is the seller and the depositor of the trust. The seller will transfer the automobile receivables and related property to the trust. The seller is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC").

Servicer

   Bay View Acceptance Corporation ("BVAC") will act as the servicer of the trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustees to make the appropriate payments to the noteholders and the certificateholder. The servicer will receive a monthly servicing fee as compensation for its services. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the "Bank"), which is a wholly-owned subsidiary of BVCC. See "Bay View Acceptance Corporation and Affiliates" in this prospectus supplement.

Indenture Trustee

          will serve as the indenture trustee under the terms of an indenture between the trust and the indenture trustee.

Owner Trustee

          will serve as the owner trustee under the terms of a trust and servicing agreement between the seller, the servicer and the owner trustee.

Closing Date

   The closing date will be on or about        ,    .

The Notes

   On the closing date, the trust will issue the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes and the Class B notes, as described below, under an indenture between the trust and the indenture trustee. We are offering the notes for sale in this prospectus supplement. The notes are non-recourse obligations of the trust and are secured by certain assets of the trust. The interest rates and initial principal balances of the notes are as follows:

                                                                    Initial Note
                           Interest Rate                              Balance
                           -------------                            ------------
Class A-1 notes  % per annum.......................................     $
Class A-2 notes  % per annum.......................................     $
Class A-3 notes  % per annum.......................................     $
Class A-4 notes  % per annum.......................................     $
Class B notes  % per annum.........................................     $

   See "The Notes" in this prospectus supplement.

Payment Date

   The trust will pay interest and principal on the notes on the fifteenth calendar day of each month or, if such day is not a business day, on the next
business day. The payments will begin on        ,     and will be made to
holders of record of the notes as of the record date, which will be the day before the payment date. However, if definitive notes are issued, the record date will be the last day of the collection period related to the payment date. The collection period with respect to any payment date is the calendar month immediately preceding the calendar month in which such payment date occurs. See "The Notes--Payments on the Notes" in this prospectus supplement and "Description of the Notes-- Definitive Securities" in the accompanying prospectus.

Interest on the Notes

   Interest on the Class A-1 notes will be calculated on the basis of a 360-day year and the actual number of days from the previous payment date through the day before the related payment date. Interest on all other classes of notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Yield and Prepayment Considerations" and "The Notes--Payments on the Notes" in this prospectus supplement.

   Class A-1 Monthly Interest. Generally, the amount of monthly interest distributable to the Class A-1 noteholders on each payment date is the product of:

      (1) 1/360th of the interest rate for the Class A-1 notes;

      (2) the actual number of days from the previous payment date through the day before the related payment date; and

      (3) the aggregate outstanding principal balance of the Class A-1 notes on the preceding payment date (after giving effect to all payments to noteholders on such date).

   Monthly Interest for Other Notes. Generally, the amount of monthly interest distributable to each class of noteholders (other than the Class A-1 noteholders) on each payment date is the product of:

      (1) one-twelfth of the interest rate applicable to such class of notes;
  and

      (2) the outstanding principal balance of such class on the preceding payment date (after giving effect to all payments to noteholders on such date).

   The amount of interest distributable on the first payment date of        ,
    will be based upon the initial aggregate principal balance of the applicable class of notes and will accrue from the closing date until the day before the first payment date (and in the case of all of the notes other than the Class A-1 notes, assuming that the month of the closing date has 30 days).

Note Principal

   The trust will distribute principal on each payment date to the noteholders of record as of the record date. Generally, the amount of monthly principal the trust will pay is equal to the decrease in the outstanding principal balance of the receivables pool during the preceding calendar month. Additional amounts of available cash flow from the receivables will be used to reduce the outstanding aggregate principal balances of the notes below the pool balance, until the pool balance exceeds such aggregate note balances by % of the initial
aggregate principal balance of the notes or $   . See "The Notes--Payments on
the Notes" in this prospectus supplement.

   Generally, principal will be distributed to the noteholders in the order of the alpha-numeric designation of each class of the notes, starting with the Class A-1 notes and ending with the Class B notes. For example, no principal will be distributed to the Class A-2 noteholders until the outstanding principal balance of the Class A-1 notes has been reduced to zero. No principal will be distributed to the Class B noteholders until the principal of all of the Class A notes has been paid in full.

   The trust must pay the outstanding principal amount of each class of notes, to the extent not previously paid, by the final maturity date for such class of notes as follows:

                                                             Final Maturity Date
                                                             -------------------
Class A-1 notes.............................................
Class A-2 notes.............................................
Class A-3 notes.............................................
Class A-4 notes.............................................
Class B notes...............................................

   Since the rate of payment of principal of each class of notes depends greatly upon the rate of payment of principal on the receivables (including voluntary prepayments and principal in respect of defaulted receivables and purchased receivables), the final payment in respect of each class of notes could occur significantly earlier than the respective final maturity dates. See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy" and "The Notes--Payments on the Notes" in this prospectus supplement.

The Certificate

   In addition to the notes, the trust will issue an automobile receivable backed certificate pursuant to the trust and servicing agreement. The certificate represents an undivided beneficial ownership interest in the trust and will be retained by the seller. We are not offering the certificate for sale in this offering.

The Trust Assets

   The trust will pledge its assets to the indenture trustee as collateral for the repayment of the notes. The trust assets will include:

  . a pool of simple and precomputed interest installment sale and installment loan contracts originated in various states in the United States of America, secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans;

  . certain monies due in respect of the receivables as of and after        ,
        ;

  . security interests in the related vehicles financed through the receivables;

  . funds on deposit in a collection account and a spread account;

  . any proceeds from claims on certain insurance policies relating to the financed vehicles or the related obligors;

  . an unconditional and irrevocable insurance policy issued by guaranteeing payments of principal and interest on the notes; and

  . certain rights under the agreements by which the receivables are sold from BVAC to the seller and from the seller to the trust.

   The receivables arise from:

      (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank (directly or through Ultra Funding Corporation ("Ultra"), or Bay View Credit ("BVC"), both of which were wholly-owned subsidiaries of BVAC prior to being merged into BVAC on June 14, 1999, or California Thrift & Loan ("CTL"), which was renamed Bay View Credit on January 2, 1998) or

      (2) motor vehicle loan contracts that were solicited by dealers for origination by BVC, the Bank or CTL.

   BVAC will sell all the receivables to be included in the trust to the seller. The trust will acquire its assets from the seller pursuant to the trust and servicing agreement. See "Formation of the Trust" in this prospectus supplement.

   Payment of the amount due to the registered lienholder under each receivable is secured by a first priority perfected security interest in the related financed vehicle. BVAC, BVC, the Bank (or its predecessor, Bay View Federal
Bank) or CTL is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

   The receivables were selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the trust and servicing agreement and described in this prospectus supplement under "The Receivables Pools," and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" in the accompanying prospectus. The underwriting procedures and standards employed with respect to the receivables are described under "The Receivables Pools--Underwriting Procedures" in the accompanying prospectus.

Spread Account; Rights of the Certificateholder

   The trust will establish a spread account on the closing date for the benefit of the noteholders and the insurer. The spread account will hold the excess, if any, of the collections on the receivables over the amounts which the trust is required to pay to the noteholders, the servicer and the insurer. The amount of funds available for payment to noteholders on any payment date will consist of funds from the following sources:

      (1) payments received from obligors in respect of the receivables (net of any amount required to be deposited to the payahead account in respect of precomputed receivables);

      (2) any net withdrawal from the payahead account in respect of precomputed receivables;

      (3) interest earned on funds on deposit in the collection account;

      (4) liquidation proceeds received in respect of receivables;

      (5) advances received from the servicer in respect of interest on certain delinquent receivables; and

      (6) amounts received in respect of required repurchases or purchases of receivables by BVAC or the servicer.

   The indenture trustee will withdraw funds from the spread account (up to the amount on deposit in the account) and then draw on the policy, if the amount of available funds for any payment date is not sufficient to pay:

      (1) the amounts owed to the servicer (including the monthly servicing fee and reimbursement for advances made by the servicer to the trust); and

      (2) the required payments of interest and principal to the noteholders.

   If the amount on deposit in the spread account is zero, after any withdrawals for the benefit of the noteholders, and there is a default under the policy, any remaining losses on the receivables will be borne directly by the Class B noteholders (up to the full Class B note balance at the time a loss is incurred) and then by the Class A noteholders pro rata (to the extent of the outstanding class or classes of Class A notes at such time). See "Risk Factors--You May Incur a Loss if there is a Default Under the Policy," "The Notes--Accounts" and "--Payments on the Notes" in this prospectus supplement.

   The trust will be required to maintain a specified amount on deposit in the spread account. The required deposit or required spread amount with respect to any payment date will equal the lesser of:

      (1)  % of the initial principal balance of all classes of notes, or

      (2) the outstanding principal balance of all classes of notes as of the previous payment date (after giving effect to all payments of principal to noteholders on such date).

   Any amount on deposit in the spread account on any payment date in excess of the required spread amount (after all other required deposits to and withdrawals from the spread account have been made) will be distributed to the certificateholder. Any such distribution to the certificateholder will no longer be an asset of the trust.

   We intend for the amount on deposit in the spread account to grow over time to the required spread amount through the deposit of the excess collections, if any, on the receivables. However, we cannot assure you that the amount on deposit in the spread account will actually grow to the required spread amount.

   If the average aggregate yield of the receivables in excess of losses falls below the levels set forth in the insurance and reimbursement agreement among the seller, the trust, BVAC, in its individual capacity and as servicer, and the insurer, the required spread amount will be increased to % of the aggregate principal balance of the notes. The required spread amount may be increased:

      (1) if the servicer defaults, fails to perform or breaches a material representation under the trust and servicing agreement or the insurance agreement; or

      (2) upon the occurrence of certain other events described in the insurance agreement generally involving the amount of losses on the receivables. See "The Notes--Accounts" and "--The Policy" in this prospectus supplement.

The Policy

   The seller will obtain an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of monthly interest and monthly principal on the notes (exclusive of any accelerated principal amount) up to the policy amount. See "The Notes--The Policy" in this prospectus supplement.

Policy Amount

   The policy amount with respect to any payment date will be:

      (1) the sum of:

        (A) the lesser of: (i) the aggregate principal balances of the notes (after giving effect to any distribution of available funds and any funds withdrawn from the spread account to pay monthly principal on such payment date) and (ii) the initial principal balances of the notes minus all amounts previously drawn on the policy or withdrawn from the spread account with respect to monthly principal, plus

        (B) monthly interest, plus

        (C) the monthly servicing fee;

       less

      (2) all amounts on deposit in the spread account on such payment date (after giving effect to any funds withdrawn from the spread account to pay monthly principal on such payment date).

Insurer

          is the insurer and will guarantee the payment of monthly interest and monthly principal (exclusive of any accelerated payments of principal) under the terms of the policy. See "The Insurer" in this prospectus supplement.

Indenture Default; Control by the Insurer and Noteholders

   Certain events will cause events of default under the indenture. If an indenture default occurs and the insurer is not in default under the policy, the insurer may declare the indenture default and control the remedy. If an indenture default occurs and the insurer is in default under the policy, the noteholders holding notes evidencing at least two-thirds of the outstanding principal balances of the notes may declare the indenture default and control the remedy.

   The party that controls the remedy may give notice of acceleration, accelerate the payment of principal in respect of the notes and declare the principal of the notes to be immediately due and payable. The rights and remedies of the insurer and the noteholders upon the occurrence of an indenture default may include the right to direct the indenture trustee to liquidate the property of the trust. The rights and remedies are further described under "The Indenture--Default Under the Indenture" in the accompanying prospectus. See also "Risk Factors--Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in this prospectus supplement.

Optional Redemption

   The certificateholder has the right to redeem all of the receivables as of the last day of any collection period on which the aggregate principal balance of the receivables pool is equal to or less than 10% of the original pool balance.

   The purchase price for the optional redemption will be equal to the fair market value of the receivables; provided that such amount is equal to or greater than the sum of:

      (1) 100% of the outstanding principal balances of the notes,

      (2) accrued and unpaid interest on the outstanding principal balances of the notes at the weighted average contract rates of the receivables less any payments received but not applied to interest or principal, and

      (3) any amounts due the insurer.

[Increase of the Class A-4 Interest Rate and the Class B Interest Rate

   If the certificateholder does not exercise its rights with respect to the optional redemption on the first payment date that the optional redemption is permitted, the Class A-4 interest rate and the Class B interest rate will be increased by 0.50% after such date.]

Tax Status

   In the opinion of special tax counsel to the seller, for federal income tax purposes,

  . the Class A notes will be characterized as debt,

  . the Class B notes should also be characterized as debt, and

  . the trust will not be treated as an association taxable as a corporation or as a "publicly traded partnership" taxable as a corporation.

   The owner trustee, the noteholders and the certificateholder will agree to treat the notes as indebtedness for federal income tax purposes. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Ratings

   On the closing date, each class of notes will be issued only if such class
receives ratings from     and    , as follows:

                                                                         Rating
                                                                         -------
Class
-----
A-1.....................................................................
A-2.....................................................................
A-3.....................................................................
A-4.....................................................................
B.......................................................................

   A rating is not a recommendation to buy, sell or hold the notes and may be subject to revision or withdrawal at any time by the assigning rating agency. See "Risk Factors--A Change in the Note Ratings May Adversely Affect the Notes" in this prospectus supplement.

ERISA Considerations

   The Class A notes may be eligible for purchase by employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any benefit plan fiduciary considering the purchase of notes should, among other things, consult with experienced legal counsel in determining whether all required conditions for such purchase have been satisfied. Neither an employee benefit plan subject to ERISA or Section 4975 of the Code nor an individual retirement account may purchase Class B notes. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

   You should carefully consider the risk factors set forth below and in the accompanying prospectus as well as the other investment considerations described in such documents as you decide whether to purchase the notes.

You May Not be Able to         There is currently no secondary market for the
Resell the Notes               notes. The underwriters intend to make a market
                               to enable resale of the notes, but are not obligated to do so. As such, we cannot assure you that a secondary market will develop for your notes or, if one does develop, that such market will provide you with liquidity of investment or that it will continue for the life of your notes.

The Notes Are Obligations of   The notes are obligations of the trust only and
the Trust Only and are Not     do not represent an interest in or obligation
Guaranteed by any Other        of the seller, BVAC, any of their affiliates or
Party                          any other party or governmental body. Except
                               for the policy, the notes have not been insured or guaranteed by any party or governmental body. See "The Notes--Payments on the Notes" and "--The Policy" and "The Insurer" in this prospectus supplement.

The Amount in the Spread       If the amount of available funds on any payment
Account May Not be             date is not sufficient to pay monthly interest
Sufficient to Assure Payment   and monthly principal (after payment of the
of Principal and Interest      monthly servicing fee) to you, the indenture
                               trustee will withdraw funds from the spread account, up to the full balance of the funds on deposit in such account.

                               The amount on deposit in the spread account may increase over time to an amount equal to the required spread amount. We cannot assure you that such growth will occur or that the balance in the spread account will always be sufficient to assure payment in full of monthly interest and monthly principal. If the amount on deposit in the spread account is reduced to zero (after giving effect to all deposits and withdrawals from the spread account), the indenture trustee will then draw on the policy, up to the policy amount, in an amount equal to any remaining shortfall in respect of monthly interest and monthly principal.

You May Incur a Loss if        If the spread account is reduced to zero and
there is a Default Under the   the insurer defaults under the policy, the
Policy                         trust will depend solely on payments on and
                               proceeds from the receivables to make payments on the notes. The insurer will default under the policy if it fails to pay any required amount to the trust when due, for any reason, including the insolvency of the insurer.

                               If the trust does not have sufficient funds to fully make the required payments to noteholders on a payment date during a default by the insurer, payments on the notes on such payment date will generally be reduced in the following order:

                               1. Class B monthly principal,

                               2. Class B monthly interest,

                               3. Class A monthly principal, pro rata, and

                               4. Class A monthly interest, pro rata.

                               You may not recover the shortfall in your payment from subsequent collections on the receivables or from the insurer. See "The Receivables Pool--Delinquencies and Net Losses" and "--Delinquency and Credit Loss Experience" and "The Notes--Accounts," "--Payments on the Notes" and "--The Policy" in this prospectus supplement.

Some Notes are More at Risk    Principal will be paid on the notes in alpha-
than Others if There are       numeric order, beginning with the Class A-1
Losses on the Receivables      notes and ending with the Class B notes, with
                               the exceptions noted in this prospectus
                               supplement if an indenture default occurs.
                               Because payments of principal will be applied first to the Class A-1 notes, second to the Class A-2 notes, third to the Class A-3 notes, fourth to the Class A-4 notes, and finally to the Class B notes, in the event the insurer defaults under the policy after the Class A-1 notes have been fully or partially repaid and before the other classes of notes have been fully repaid, delinquencies, defaults and losses experienced on the receivables will have a disproportionately greater effect on the classes of notes which pay principal to noteholders later.

The Class B Notes are          Interest and principal due on the Class B notes
Subordinate to the Class A     is subordinate in priority of payment to
Notes                          interest and principal due on the Class A
                               notes. Consequently, the Class B noteholders will not receive any interest or principal on a payment date until the full amount of interest and principal on the Class A notes due on such payment date has been paid.

                               In the event of a default by the insurer, the Class B notes will be more at risk than the Class A notes due to delinquencies, defaults and losses experienced on the receivables. See "The Notes--Payments on the Notes" in this prospectus supplement.

Noteholders Have a Limited     The insurer is the only party that has the
Right to Declare Indenture     right to declare an indenture default and
Defaults or Remedies           control the remedy for such default, unless the
                               insurer is in default under the policy, in which case the noteholders will have such right subject to applicable voting requirements.

                               If an indenture default occurs, the insurer or, in certain limited circumstances, the noteholders, will have the right to accelerate the payment of principal of the notes and, possibly, to direct the indenture trustee to liquidate the trust property.

                               Following an indenture default, the indenture trustee and the owner trustee will continue to submit claims under the policy to enable the trust to make payments to you each month. However, following an indenture default, the insurer may elect to pay all or any portion of the outstanding notes, plus accrued interest.

A Change in the Note Ratings          and        are the rating agencies
May Adversely Affect the       rating the notes. Such ratings will reflect
Notes                          only the views of the relevant rating agency.
                               We cannot assure you that any such rating will continue for any period of time or that any rating will not be revised or withdrawn entirely by such rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the liquidity and market price of your notes. A rating is not a recommendation to buy, sell or hold the notes.

Geographic Concentrations of   As of        ,    , based upon billing address
the Receivables May Increase   information provided to BVAC, the obligors
the Losses Realized by the     resided in 50 states and the District of
Trust                          Columbia, three of which,    ,    and
                                  account for approximately  %,  % and  %,
                               respectively, of the aggregate principal
                               balance of the receivables. Adverse economic
                               conditions in    ,     or     could adversely
                               affect the delinquency, loan loss or
                               repossession experience of the trust.

                 THE SELLER AND BAY VIEW ACCEPTANCE CORPORATION

   BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 3,800 manufacturer franchised automobile dealerships in 14 states. For the fiscal
years ended     ,   ,     ,    , and the     months ended     ,    ,    BVAC
and/or the other Named Lienholders acquired motor vehicle loans aggregating $
   million, $    million, $    million and $    million, respectively. At
       ,     the servicing portfolio of BVAC (consisting of the principal balance of receivables held to maturity and securitized receivables) totaled
approximately $    million. The seller is a wholly-owned bankruptcy remote
subsidiary of BVCC.

                             FORMATION OF THE TRUST

   The trust is a business trust formed under the laws of the State of Delaware under a trust and servicing agreement between the seller, the servicer and the owner trustee. The trust was formed solely for the purpose of accomplishing the transactions described in this prospectus supplement. Upon formation, the trust will not engage in any business activity other than:

  . acquiring, managing and holding the receivables and related interests described in this prospectus supplement;

  . issuing the notes and the certificate;

  . making payments and distributions on the notes and the certificate; and

  . engaging in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the above listed activities or are incidental to those activities.

   Pursuant to an indenture between the trust and the indenture trustee, the trust will grant a security interest in the trust assets in favor of the indenture trustee on behalf of and for the benefit of the noteholders and the insurer.

   The seller will transfer the trust assets to the owner trustee in exchange for the cash proceeds of the notes and the certificate. The seller will retain the certificate. BVAC will service the receivables pursuant to the trust and servicing agreement and will receive compensation for acting as the servicer. To facilitate servicing and to minimize administrative burden and expense, the servicer will serve as custodian of the receivables for the owner trustee. However, the servicer will not stamp the receivables to reflect the sale and assignment of the receivables to the trust or the indenture trustee or make any notation of the indenture trustee's lien on the certificates of title of the financed vehicles. In the absence of such notation on the certificates of title, the trust or the indenture trustee may not have perfected security interests in the financed vehicles securing the receivables. Under the terms of the trust and servicing agreement, BVAC may delegate its duties as servicer and custodian; however, any such delegation will not relieve BVAC of its liability and responsibility with respect to such duties. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses" and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

   The trust will establish a spread account for the benefit of the noteholders and the insurer and will obtain the policy. The indenture trustee will draw on the policy, up to the Policy Amount, if Available Funds and the amount on deposit in the spread account (after paying amounts owed to the servicer) are not sufficient to fully distribute Monthly Interest and Monthly Principal. If the spread account is reduced to zero and there is a default under the policy, the trust will look only to the obligors on the receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for payments of interest and principal on the notes. In such event, certain factors, such as the indenture trustee not having perfected security interests in some of the financed vehicles, may affect the trust's ability to realize on the collateral securing the receivables, and thus may reduce the proceeds to be distributed to the noteholders. See "The Notes-- Accounts," "-- The Policy" and "--Payments on the Notes" in this prospectus supplement and "Certain Legal Aspects of the Receivables" in the accompanying prospectus.

                              THE RECEIVABLES POOL

General

   The receivables were acquired by BVAC or a Named Lienholder from dealers or originated by BVAC or a Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

   The receivables were selected from the portfolio of BVAC for purchase by the seller according to several criteria, including that each receivable:

  . is secured by a new or used vehicle;

  . provides for level monthly payments (except for the initial down payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

  . is a precomputed receivable or a simple interest receivable;

  . has an original term to stated maturity of not more than   months and not
    less than   months;

  . has a remaining term to stated maturity of not more than   months and not
    less than   months; and

  . has a contract rate of interest (exclusive of prepaid finance charges) of not less than %.

   The weighted average remaining term to stated maturity of the receivables
was approximately   months as of        ,    .

   Approximately  % of the aggregate principal balance of the receivables as of
       ,     are simple interest contracts which provide for equal monthly payments. Approximately % of the aggregate principal balance of the receivables as of BVAC are precomputed receivables originated in the State of California. All of such precomputed receivables are rule of 78's receivables. Approximately % of the aggregate principal balance of the receivables as of BVAC represent financing of new vehicles; the remainder of the receivables represent financing of used vehicles.

   Receivables representing more than 10% of the aggregate principal balance of
the receivables as of     ,     were originated in the States of        ,
       and       . The performance of the receivables in the aggregate could be adversely affected in particular by the development of adverse economic conditions in such states.

   Composition of the Receivables by Financed Vehicle Type as of        ,

                                                                      Weighted
                                                  Aggregate Original  Average
                                       Number of  Principal Principal Contract
                                      Receivables  Balance   Balance    Rate
                                      ----------- --------- --------- --------
New Automobiles and Light-Duty
 Trucks..............................                $         $          %
Used Automobiles and Light-Duty
 Trucks..............................
New Motorcycles......................
Used Motorcycles.....................
New Recreational Vehicles............
Used Recreational Vehicles...........
New Sport Utility Vehicles...........
Used Sport Utility Vehicles..........
New Vans(/1/)........................
Used Vans(/1/).......................                                      %
                                          ---        ---       ---
All Receivables......................                $         $           %
                                          ===        ===       ===

                                               Weighted  Weighted   Percent of
                                                Average   Average   Aggregate
                                               Remaining Original   Principal
                                               Term(/2/) Term(/3/) Balance(/4/)
                                               --------- --------- ------------
New Automobiles and Light-Duty Trucks.........                              %
Used Automobiles and Light-Duty Trucks(/1/)...
New Motorcycles...............................
Used Motorcycles..............................
New Recreational Vehicles.....................
Used Recreational Vehicles....................
New Sport Utility Vehicles....................
Used Sport Utility Vehicles...................
New Vans(/1/).................................
Used Vans(/1/)................................
                                                                      ------
All Receivables...............................                        100.00%
                                                                      ======

--------
(/1/) Referencesto vans include minivans and van conversions.
(/2/) Expressed in months. Based on stated maturity as of the cutoff date and assuming no prepayments of the receivables.
(/3/) Expressed in months. Based on stated maturity as of the origination date and assuming no prepayment of receivables.
(/4/) Sum may not equal 100% due to rounding.
      Distribution of the Receivables by Remaining Term to Stated Maturity as of ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Remaining Term Range                          Receivables  Balance   Balance(1)
--------------------                          ----------- --------- ------------
   months....................................               $                %
   to    months..............................
   to    months..............................
   to    months..............................
   to    months..............................
   to    months..............................
   to    months..............................
   to    months..............................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======
--------
(1) Sum may not equal 100% due to rounding.

   Geographic Distribution of the Receivables as of        ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
State(1)(2)                                   Receivables  Balance   Balance(3)
-----------                                   ----------- --------- ------------
    .........................................               $                %
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======
--------
(1) Based on address of the borrower.
(2) No other state accounts for greater than 1.00% of the aggregate principal balance of the receivables.
(3) Sum may not equal 100% due to rounding.

   Distribution of the Receivables by Financed Vehicle Model Year as of
,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Model Year                                    Receivables  Balance   Balance(1)
----------                                    ----------- --------- ------------
   or Prior..................................               $                %
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
    .........................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Sum may not equal 100% due to rounding.

   Distribution of the Receivables by Contract Rate as of        ,

                                                                      Percent
                                                          Aggregate of Aggregate
                                               Number of  Principal  Principal
Contract Rate Range                           Receivables  Balance   Balance(1)
-------------------                           ----------- --------- ------------
   to   %....................................               $                %
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
   to   %....................................
                                                  ---       ----       ------
  Total......................................               $          100.00%
                                                  ===       ====       ======

--------
(1) Sum may not equal 100% due to rounding.

Delinquency and Net Credit Losses

   We have set forth below certain information about the experience of BVAC relating to delinquencies and net losses on its fixed rate retail automobile, light truck, motorcycle, recreational vehicle, sport utility vehicle and van receivables serviced by BVAC. We cannot assure you that the delinquency and net loss experience of the receivables will be comparable to that set forth in the following tables.

                           Delinquency Experience(1)

                                                At         ,                            At     ,
                          -------------------------------------------------------- ------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables Amount
                          ----------- ------ ----------- ------ ----------- ------ ----------- ------
                                                    (Dollars in thousands)
Servicing portfolio.....               $                  $                  $                  $
                              ---      ----      ---      ----      ---      ----      ---      ----
Delinquencies
 30-59 days.............
 60-89 days.............
 90 days or more........
                              ---      ----      ---      ----      ---      ----      ---      ----
 Total delinquencies....               $                  $                  $                  $
                              ===      ====      ===      ====      ===      ====      ===      ====
 Total delinquencies as
  a percent of servicing
  portfolio.............        %         %        %         %        %         %        %         %

--------
(1) Sums may not total due to rounding.

                           Credit Loss Experience(1)

                                          Year Ended December 31,                  Nine Months Ended(5)
                          -------------------------------------------------------- -------------------------
                           Number of          Number of          Number of          Number of
                          Receivables Amount Receivables Amount Receivables Amount Receivables    Amount
                          ----------- ------ ----------- ------ ----------- ------ ------------   ----------
                                                     (Dollars in thousands)
Avg. servicing
 portfolio(2)...........               $                  $                  $                     $
Gross charge-offs.......
Recoveries(3)...........
                              ---      ---       ---      ---       ---      ---       ----------  ----------
Net losses..............
                              ===      ===       ===      ===       ===      ===       ==========  ==========
Gross charge-offs as a %
 of average servicing
 portfolio(4)...........        %        %         %        %         %        %                %           %
Recoveries as a % of
 gross charge-offs......                 %                  %                  %                            %
Net losses as a % of
 average servicing
 portfolio(4)...........                 %                  %                  %                            %

--------
(1) There is generally no recourse to dealers under any of the receivables in the portfolio serviced by BVAC, except to the extent of limited representations and warranties made by dealers in connection with such receivables.
(2) Equals the monthly arithmetic average, and includes receivables sold in prior securitization transactions.
(3) Recoveries include recoveries on receivables previously charged off, cash recoveries and unsold repossessed assets carried at fair market value.
(4) Variation in the size of the portfolio serviced by BVAC will affect the percentages in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio."
(5) Percentages are annualized in "Gross charge-offs as a percentage of average servicing portfolio" and "Net losses as a percentage of average servicing portfolio" for partial years.

                      YIELD AND PREPAYMENT CONSIDERATIONS

   Monthly Interest will be distributed to noteholders on each payment date to the extent of the interest rate applicable to each class of notes applied to the aggregate principal balance for each class of notes, as of the preceding payment date or the closing date, as applicable (after giving effect to payments of principal on such preceding payment date). See "The Notes--Payments on the Notes" in this prospectus supplement.

   Upon a full or partial prepayment on a receivable, noteholders should receive interest for the full month of such prepayment either:

    (1) through the distribution of interest paid on the receivables;

    (2) from a withdrawal from the spread account;

    (3) by an advance from the servicer; or

    (4) by a draw on the policy.

   Although the receivables will have different contract rates, the contract rate of each receivable generally will exceed the sum of:

  (1) the weighted average of the Class A-1 interest rate, the Class A-2 interest rate, the Class A-3 interest rate, the Class A-4 interest rate and the Class B interest rate;

    (2) the per annum rate used to calculate the insurance premium paid to the insurer; and

    (3) the per annum rate used to calculate the monthly servicing fee.

   However, the contract rate on a small percentage of the receivables will be less than the foregoing sum. Disproportionate rates of prepayments between receivables with higher and lower contract rates could affect the ability of the trust to pay Monthly Interest to you.

                                   THE NOTES

   The notes will be issued by the trust pursuant to the indenture and the certificate will be issued pursuant to the trust and servicing agreement. You may request a copy of these agreements (without exhibits) by contacting the servicer at the address set forth under "Reports to Noteholders" in this prospectus supplement. We do not claim that the following summary is complete. For a more detailed description of the agreements, you should read the indenture and the trust and servicing agreement.

Sale and Assignment of Receivables

   We have described the conveyance of the receivables (1) from BVAC to the seller pursuant to a purchase agreement between BVAC and the seller, (2) from the seller to the trust pursuant to the trust and servicing agreement and (3) from the trust to the indenture trustee pursuant to the indenture in the accompanying prospectus under the heading "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Accounts

   In addition to the collection account, the property of the trust will include the spread account and the payahead account.

   Spread Account. On the closing date, the indenture trustee will establish the spread account for the benefit of the noteholders and the insurer. The amount held in the spread account will increase up to the required spread amount by the deposit of payments on the receivables not used to make payments to the noteholders, the insurer and the servicer for the monthly servicing fee and any permitted reimbursements of outstanding advances on any payment date. Although we intend for the amount on deposit in the spread account to grow over time to equal the required spread amount through monthly deposits of any excess collections on the receivables, we cannot assure you that such growth will actually occur. On each payment date, any amounts on deposit in the spread account after the payment of any amounts owed to the noteholders and the insurer in excess of the required spread amount will be distributed to the certificateholder.

   Under the terms of the indenture, the indenture trustee will withdraw funds from the spread account, up to the amount on deposit in such account, and transfer such funds to the collection account for any deficiency of Monthly Interest or Monthly Principal as further described below under "--Payments on the Notes," prior to making any draw on the policy.

   In the event that the balance of the spread account is reduced to zero and there is a default under the policy on any payment date, the trust will depend solely on current distributions on the receivables to make payments of principal and interest on the notes. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may been countered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, the Class B noteholders may suffer a corresponding loss up to the extent of the outstanding principal balance of the Class B notes at such time. Any remaining losses will be borne pro rata by the Class A noteholders (based upon the then relative outstanding principal balance of each class of Class A notes).

   Payahead Account. The servicer will establish a payahead account in the name of the indenture trustee on behalf of obligors on the receivables and the noteholders. The payahead account will initially be maintained with the indenture trustee. To the extent required by the trust and servicing agreement, early payments by or on behalf of obligors on precomputed receivables will be deposited in the payahead account until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection account, they will not constitute collected interest or collected principal and will not be available for payment to noteholders. We will pay the interest earned on the balance in the payahead account to the servicer each month. We will apply collections received with respect to a precomputed receivable during a collection period first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If the amount collected on a precomputed receivable exceeds the amount required for any overdue scheduled payment or scheduled payment, but is insufficient to prepay the precomputed receivable in full, then generally such excess collections will be transferred to and kept in the payahead account until such amount may be applied either to a later scheduled payment or to prepay such receivable in full.

Advances

   With respect to each receivable delinquent more than 30 days at the end of a collection period, the servicer will make an advance in an amount equal to 30 days of interest but only if the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable. The servicer will deposit the advance in the collection account on or before the second business day before the payment date. The servicer will recover its advance from subsequent payments by or on behalf of the respective obligor, from insurance proceeds or, upon the servicer's determination that reimbursement from the preceding sources is unlikely, will recover its advance from any collections made on other receivables.

Payments on the Notes

   Available Funds. The servicer will deposit in the collection account the aggregate principal payments, including full and partial prepayments (except certain prepayments in respect of precomputed receivables as described above under "--Accounts") received on all receivables with respect to the preceding collection period. The funds available for distribution on the next payment date ("Available Funds") will consist of:

  . all payments on the simple interest receivables;

  . the scheduled payments received from obligors on precomputed receivables;

  . interest earned on funds on deposit in the collection account;

  . the net amount to be transferred from the payahead account to the collection account for the related payment date;

  . all advances for such collection period; and

  . the purchase amount for all receivables that were purchased or repurchased by BVAC or the servicer during the preceding collection period.

   As an administrative convenience, the servicer will be permitted to make the deposit of collections and aggregate advances and purchase amounts for or with respect to the collection period net of distributions to be made to the servicer with respect to the collection period (as described below). The servicer, however, will account to the indenture trustee and to the noteholders as if all deposits and distributions were made individually.

   The servicer will determine the amount of funds necessary to make payments of Monthly Principal and Monthly Interest to the holders of the notes and to pay the monthly servicing fee to the servicer. If there is a deficiency with respect to Monthly Interest or Monthly Principal on any payment date, after giving effect to payments of the monthly servicing fee and permitted reimbursements of outstanding advances to the servicer on such payment date, or if there is a deficiency with respect to the monthly servicing fee, the servicer will direct the indenture trustee to withdraw amounts from the spread account, up to the amount on deposit in such account. If there remains a deficiency of Monthly Interest or Monthly Principal or the monthly servicing fee after such a withdrawal, the servicer will notify the indenture trustee of the remaining deficiency, and the indenture trustee will draw on the policy, up to the Policy Amount, to pay Monthly Interest, Monthly Principal, and the monthly servicing fee. Additionally, if the Available Funds for a payment date are not sufficient to pay current and past due insurance premiums and other amounts owed to the insurer pursuant to the insurance agreement, plus accrued interest thereon, the servicer will notify the indenture trustee and the owner trustee of such deficiency. The amount, if any, then on deposit in the spread account (after giving effect to any withdrawal to satisfy a deficiency described in this and the preceding sentences) will be available to cover such deficiency.

   Payments. On each payment date, the indenture trustee will use the Available Funds (plus any amounts withdrawn from the spread account or drawn on the policy, as applicable) to make the following payments in the following priority:

  (a) without duplication, an amount equal to the sum of (1) the amount of outstanding advances in respect of receivables that became defaulted receivables during the prior collection period plus (2) the amount of outstanding advances in respect of receivables that the servicer determines to be unrecoverable, to the servicer;

  (b) the monthly servicing fee, including any overdue monthly servicing fee, to the servicer, to the extent not previously distributed to the servicer;

  (c) Class A Monthly Interest to the Class A noteholders;

  (d) Monthly Principal to the Class A noteholders, in accordance with the Principal Payment Sequence;

  (e) Class B Monthly Interest to the Class B noteholders;

  (f) Monthly Principal to the Class B noteholders, in accordance with the Principal Payment Sequence (only after the principal balances of the Class A notes have been repaid in full);

  (g) the insurance premium, including any overdue insurance premium, plus any accrued interest to the insurer;

  (h) the amount of recoveries of advances (to the extent such recoveries have not previously been reimbursed to the servicer pursuant to clause
      (a) above), to the servicer;

  (i) the aggregate amount of any unreimbursed draws on the policy payable to the insurer under the insurance agreement, for Monthly Interest, Monthly Principal and any other amounts owing to the insurer under the insurance agreement, plus accrued interest thereon; and

  (j) the balance into the spread account.

   After all distributions pursuant to clauses (a) through (j) above have been made for each payment date, the servicer will determine the amount of funds remaining in the spread account on such date. If the funds in the spread account exceed the required spread amount, the indenture trustee will distribute any such excess to the owner trustee for distribution to the certificateholder or will distribute such excess directly to the certificateholder. Any amounts so distributed to the certificateholder will no longer be property of the trust and will not be available to make payments to you.

   Accelerated Payments Following Indenture Default. If the notes are accelerated following an indenture default, amounts collected will be applied in the following priority:

  (a) first, to pay any unpaid monthly servicing fee;

  (b) second, to pay any accrued and unpaid fees of the indenture trustee and the owner trustee without preference or priority of any kind;

  (c) third, to pay accrued interest on each class of Class A notes on a pro rata basis based on the interest accrued (including interest accrued on past due interest) on each class of Class A notes;

  (d) fourth, to pay principal on each class of Class A notes, on a pro rata basis based on the aggregate principal balance of each class of Class A notes, until the aggregate principal balance of each class of Class A notes is reduced to zero;

  (e) fifth, to pay accrued interest on the Class B notes (including accrued interest on past due interest);

  (f) sixth, to pay principal on the Class B notes until the aggregate principal balance of the Class B notes is reduced to zero;

  (g) seventh, to pay amounts owing the insurer under the insurance agreement; and

  (h) eighth, to the spread account, to be applied in accordance with the insurance agreement.

   Definitions. The following defined terms are used in this "Payments on the Notes" section.

   "Monthly Principal" for any payment date will equal the sum of the following:

  1. the amount by which the aggregate principal balance of the receivables pool declined during the related collection period;

  2. the amount, if any, which is necessary to reduce the principal balance of a class of notes to zero on its final maturity date; and

  3. the Accelerated Principal Amount.

   For the purpose of determining Monthly Principal, the unpaid principal balance of a defaulted receivable or a receivable required to be purchased or repurchased by BVAC or the servicer will be zero as of the end of the collection period in which such receivable became a defaulted receivable or a purchased receivable. In no event will Monthly Principal exceed the aggregate outstanding principal balance of the notes.

   A defaulted receivable for any collection period is a receivable as to which any of the following has occurred:

  (1) any payment, or part thereof, is 120 days or more delinquent as of the last day of such collection period;

  (2) the financed vehicle that secures the receivable has been repossessed and liquidated; or

  (3) the receivable has been determined to be uncollectable in accordance with the servicer's customary practices on or prior to the last day of such collection period; provided, however, that any receivable which the seller or the servicer is obligated to repurchase or purchase pursuant to the trust and servicing agreement shall be deemed not to be a defaulted receivable unless not repurchased within the time period provided for in the trust and servicing agreement.

   "Accelerated Principal Amount" means, for any payment date, after giving effect to all payments of interest and principal (other than any Accelerated Principal Amount) to the noteholders, an amount equal to the lesser of:

  (1) the Available Excess Funds or

  (2) the amount necessary to reduce the aggregate principal balances of the notes below the aggregate principal balance of the receivables pool as of the end of the related collection period until the aggregate principal balance of the receivables pool exceeds the aggregate principal balance of the notes by % of the initial aggregate principal
      balance of notes or $     .

   "Available Excess Funds" for any payment date means the amount of Available Funds remaining from such payment date after paying the servicer, the noteholders and the insurer the amounts they are entitled to receive, without considering the amount of the Monthly Principal payment in respect of the Accelerated Principal Amount.

   "Monthly Interest" for any payment date will equal the sum of Class A Monthly Interest and Class B Monthly Interest for such payment date and the related collection period.

   "Class A Monthly Interest" means the sum of Class A-1 Monthly Interest, Class A-2 Monthly Interest, Class A-3 Monthly Interest and Class A-4 Monthly Interest.

   "Class A-1 Monthly Interest" means, for any payment date, the product of the following:

    (a) one-three hundred sixtieth (1/360th) of the Class A-1 interest rate,

    (b) the actual number of days from the previous payment date or, in the case of the first payment date, from the closing date through the day before the related payment date, and

    (c) the aggregate principal balance of the Class A-1notes as of the immediately preceding payment date or, in the case of the first payment date, the closing date (after giving effect to any distribution of Monthly Principal made on such payment date).

   "Class A-2 Monthly Interest" means for any payment date, the product of the following:

    (a) one-twelfth of the Class A-2 interest rate, and

    (b) the aggregate principal balance of the Class A-2 notes as of the immediately preceding payment date or, in the case of the first payment date, the closing date (after giving effect to any distribution of Monthly Principal made on such payment date).

   "Class A-3 Monthly Interest" means, for any payment date, the product of the following:

    (a) one-twelfth of the Class A-3 interest rate, and

    (b) the aggregate principal balance of the Class A-3 notes as of the immediately preceding payment date or, in the case of the first payment date, the closing date (after giving effect to any distribution of Monthly Principal made on such payment date).

   "Class A-4 Monthly Interest" means, for any payment date, the product of the following:

    (a) one-twelfth of the Class A-4 interest rate, and

    (b) the aggregate principal balance of the Class A-4 notes as of the immediately preceding payment date or, in the case of the first payment date, the closing date (after giving effect to any distribution of Monthly Principal made on such payment date).

   "Class B Monthly Interest" means, for any payment date, the product of the following:

      (a) one-twelfth of the Class B interest rate, and

      (b) the aggregate principal balance of the Class B notes as of the immediately preceding payment date or, in the case of the first payment date, the closing date (after giving effect to any distribution of Monthly Principal made on such payment date).

   "Principal Payment Sequence" means the order in which Monthly Principal will be distributed among the noteholders. The order of distribution of Monthly Principal is:

  (1) to the Class A-1 noteholders until the aggregate principal balance of the Class A-1 notes has been reduced to zero;

  (2) to the Class A-2 noteholders until the aggregate principal balance of the Class A-2 notes has been reduced to zero;

  (3) to the Class A-3 noteholders until the aggregate principal balance of the Class A-3 notes has been reduced to zero;

  (4) to the Class A-4 noteholders until the aggregate principal balance of the Class A-4 notes has been reduced to zero; and

  (5) to the Class B noteholders until the aggregate principal balance of the Class B notes has been reduced to zero.

   However, if the amount of Available Funds (together with amounts withdrawn from the spread account and/or the policy) are not sufficient to pay the required payment of Class A Monthly Principal to Class A noteholders in full on any payment date, the amount of such funds available to pay Class A Monthly Principal to Class A noteholders will be distributed pro rata to the Class A noteholders based upon the relative aggregate principal balance of each class of Class A notes.

   Example of Payment Date Activities. The following chart sets forth an example of the application of the foregoing provisions to the first payment
date on         :

      , Collection Period. The collection period is the calendar month preceding the payment date. The servicer receives monthly payments, prepayments, and other proceeds in respect of the receivables and deposits them in the collection account. The servicer may deduct the monthly servicing fee from such deposits.

      , Determination Date. The determination date is the second business day before the payment date. On or before this date, the servicer delivers the servicer's certificate setting forth the amounts to be distributed on the payment date and the amounts of any deficiencies. If necessary, the indenture trustee notifies the insurer of any draws in respect of the policy.

      , Record Date. The record date is the day before the payment date. Payments on the payment date are made to noteholders of record at the close of business on this date.

      , Payment Date. The payment date is the fifteenth calendar day of the month, or if such day is not a business day, the first business day thereafter. The indenture trustee withdraws funds from the collection account and, as necessary, from the spread account and then draws on the policy, if necessary, to pay Monthly Interest and

                               Monthly Principal (exclusive of any Accelerated Principal Amount, in the case of a draw on the policy) to the noteholders as described in this prospectus supplement. The indenture trustee distributes the portion of Monthly Interest and Monthly Principal to the noteholders, pays the monthly servicing fee to the extent not previously paid, pays the insurance premium and all other amounts owing to the insurer.

Distributions on the Certificate

   The certificate will be in the form of a trust certificate initially issued to the seller and will entitle the seller to receive all funds held in the spread account in excess of the required spread amount on each payment date after payment of all amounts owed to the noteholders, the servicer and the insurer. On or after the termination of the trust, the certificateholder is entitled to receive any amounts remaining in the spread account (only after all required payments to the insurer are made) after the payment of expenses and payments to the noteholders. See "--Accounts" and "--Payments on the Notes" above.

The Policy

   On or before the closing date, the seller, the trust and BVAC, in its individual capacity and as servicer, and the insurer will enter into the insurance agreement pursuant to which the insurer will issue an unconditional and irrevocable insurance policy. Subject to the terms of the policy, the insurer will guarantee the payment of Monthly Interest and Monthly Principal (exclusive of any Accelerated Principal Amount) up to the Policy Amount. Under the terms of the indenture, after withdrawal of any amounts in the spread account with respect to a payment date to pay a deficiency in Monthly Interest or Monthly Principal, the indenture trustee will be authorized to draw on the policy for the benefit of the noteholders and credit the collection account for such draws as described above under "--Payments on the Notes."

   The maximum amount that may be drawn under the policy on any payment date is limited to the policy amount for such payment date. The policy amount with respect to any payment date will equal:

  (1) the sum of:

    (A) the lesser of: (i) the aggregate outstanding principal balances of the notes (after giving effect to any distribution of Available Funds and any funds withdrawn from the spread account to pay Monthly Principal on such payment date) and (ii) the initial aggregate principal balances of the notes minus all amounts previously drawn on the policy or withdrawn from the spread account with respect to Monthly Principal, plus

    (B) Monthly Interest, plus

    (C) the monthly servicing fee;
  less

  (2) all amounts on deposit in the spread account on such payment date (after giving effect to any funds withdrawn from the spread account to pay Monthly Principal on such payment date).

   The policy will also cover any amount paid or required to be paid by the trust to noteholders that is sought to be recovered as a voidable preference by a trustee in bankruptcy of BVAC or the seller pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

   The insurer will be entitled to receive the insurance premium and certain other amounts on each payment date as described under "--Payments on the Notes" and to receive amounts on deposit in the spread account as described above under "--Accounts." The insurance premium for any payment date will be one-twelfth of the product of the policy per annum fee rate set forth in the insurance agreement and the aggregate principal balances of the notes calculated as of the last day of the collection period to which such payment date relates and payable monthly in arrears. The insurer will not be entitled to reimbursement of any amounts from the noteholders. The insurer's obligation under the policy is irrevocable and unconditional. The insurer will have no obligation to the noteholders or the indenture trustee other than its obligations under the policy.

   If the balance in the spread account is reduced to zero and there has been a default under the policy, the trust will depend solely on current collections on the receivables to make payments of principal and interest on the notes. In addition, because the market value of motor vehicles generally declines with age and because of difficulties that may be encountered in enforcing motor vehicle contracts as described in the accompanying prospectus under "Certain Legal Aspects of the Receivables," the servicer may not recover the entire amount due on such receivables in the event of a repossession and resale of a financed vehicle securing a receivable in default. In such event, first, the Class B noteholders and second, the Class A noteholders may suffer a corresponding loss. Any such losses of the Class A noteholders will be borne pro rata based upon the relative principal balances of the outstanding classes of Class A notes. See "--Payments on the Notes" above.

Default under the Indenture

   If one of the events of default under the indenture described in the accompanying prospectus occurs, either the insurer or, in certain limited circumstances, the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable. The rights and remedies of the insurer and the noteholders may include the right to direct the indenture trustee to liquidate the property of the trust. See "Risk Factors--Noteholders Have a Limited Right to Declare Indenture Defaults or Remedies" in this prospectus supplement and "The Indenture--Default under the Indenture" in the accompanying prospectus.

Rights of the Insurer upon Servicer Default, Amendment or Waiver

   Upon the occurrence of an event of default by the servicer under the trust and servicing agreement, the insurer, or the owner trustee upon the consent of the insurer, will be entitled to appoint a successor servicer. In addition to the events constituting a servicer default as described in the accompanying prospectus, the trust and servicing agreement will also permit the insurer to appoint a successor servicer and to redirect payments made under the receivables to the indenture trustee upon the occurrence of certain additional events involving a failure of performance by the servicer or a material misrepresentation made by the servicer under the insurance agreement.

   The trust and servicing agreement cannot be amended or any provisions thereof waived without the consent of the insurer if such amendment or waiver would have a materially adverse effect upon the rights of the insurer.

                                  THE INSURER

               [Information about the insurer will be provided.]

                             REPORTS TO NOTEHOLDERS

   Unless and until definitive notes are issued (which will occur only under
the limited circumstances described in the accompanying prospectus),       , as
indenture trustee, will provide monthly and annual statements concerning the trust and the notes to Cede & Co., the nominee of The Depository Trust Company, as registered holder of the notes. Such statements will not constitute financial statements prepared in accordance with generally accepted accounting principles. A copy of the most recent monthly or annual statement concerning the trust and the notes may be obtained by contacting the servicer at Bay View Acceptance Corporation, 818 Oak Park Road, Covina, California 91724 (telephone
(800) 524-9292).

                        FEDERAL INCOME TAX CONSEQUENCES

General

   Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of a note that holds the note as a capital asset and, unless otherwise indicated below, is a U.S. Person (as defined in the accompanying prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold notes as part of an integrated investment. This summary supplements the discussion contained in the accompanying prospectus under the heading "Federal Income Tax Consequences," and supercedes that discussion to the extent that the two discussions are not consistent. The authorities on which we based this discussion are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations promulgated by the U.S. Department of Treasury. You should consult your own tax advisors in determining the federal, state, local and any other tax consequences of the purchase, ownership and disposition of the Notes.

   Characterization of the Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the notes. A basic premise of United States federal income tax law is that the economic substance of a transaction generally will determine the federal income tax consequences of such transaction. The determination of whether the economic substance of a loan secured by an interest in property is instead a sale of a beneficial ownership interest in such property has been made by the Internal Revenue Service (the "IRS") and the courts on the basis of numerous factors designed to determine whether the trust has relinquished (and the investor has obtained) substantial incidents of ownership in such property. Among those factors, the primary factors examined are whether the investor has the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on an assessment of these factors, in the opinion of Silver, Freedman & Taff, L.L.P., special counsel to the seller, the Class A notes will be treated as indebtedness and the Class B notes should also be characterized as indebtedness for federal income tax purposes and not as an ownership interest in the receivables or an equity interest in the trust. See "Federal Income Tax Consequences" in the accompanying prospectus.

   Classification of the Trust. In the opinion of Silver, Freedman & Taff, L.L.P., special counsel to the seller, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes, but rather will be ignored and treated as a mere security device when there is a single beneficial owner of the trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the trust.

Discount and Premium

   For federal income tax reporting purposes, it is anticipated that the notes [(other than the class [ ] notes)] will not be treated as having been issued with original issue discount. [The class [ ] notes will not bear stated interest and the original issue discount thereon will equal all amounts scheduled to be paid thereon over their issue price.] The prepayment assumption that will be used in determining the rate of accrual of original issue discount and of market discount and premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the receivables will prepay at [ %] ABS, and there will be no extensions of maturity for any receivable. However, no representation is made as to the rate, if any, at which the receivables will prepay. The IRS has issued regulations under Sections 1271 and 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should know that the original issue discount regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to, or are not applicable to, securities such as the notes. Prospective purchasers of the notes are advised to consult with their tax advisors concerning the tax treatment of the notes.

   Certain classes of the notes may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of notes will be treated as holding notes with amortizable bond premium will depend on the noteholder's purchase price and the payments remaining to be made on such note at the time of its acquisition by such noteholder. You should consult your own tax advisors regarding the possibility of making an election to amortize such premium on such classes of notes.

Gain or Loss on Disposition

   If you sell a note, you must recognize gain or loss equal to the difference between the amount realized from the sale and your adjusted basis in such note. The adjusted basis generally will equal your cost of such note, increased by any original issue discount included in your ordinary gross income with respect to the note and reduced (but not below zero) by any payments on the note previously received or accrued by you (other than qualified stated interest payments) and any amortizable premium. Similarly, when you receive a principal payment with respect to a note, you will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of your adjusted basis in the note. Such gain or loss will generally be a long-term capital gain or loss if you held the note for more than one year.

Backup Withholding and Information Reporting

   Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if you fail to furnish to the trust certain information, including your taxpayer identification number, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment should be allowed as a credit against your federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

   We will report to noteholders and to the IRS for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the notes.

New Withholding Regulations

   On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding rules for investors who are Non-U.S. Persons and the backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. Such regulations will generally be effective for payments made after December 31, 1999, subject to certain transaction rules. You are urged to consult your tax advisors regarding the new regulations.

                              ERISA CONSIDERATIONS

   Subject to the considerations set forth below and under "ERISA Considerations" in the accompanying prospectus, the Class A notes may be purchased by an employee benefit plan or an individual retirement account (a "Benefit Plan") subject to ERISA or Section 4975 of the Code. A fiduciary of a Benefit Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Internal Revenue Code.
Section 406 of ERISA prohibits parties in interest or disqualified persons ("Parties in Interest") with respect to a Benefit Plan from engaging in certain transactions (including loans) involving a Benefit Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Internal Revenue Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

   The United States Department of Labor has issued a regulation (29 CFR
Section 2510.3- 101) concerning the definition of what constitutes the assets of a Benefit Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Benefit Plan purchases an "equity interest" will be deemed for purposes of ERISA to be assets of the investing Benefit Plan unless certain exceptions apply. This regulation defines an "equity interest" as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Although the issue is not free from doubt, we believe that the Class A notes should not be treated as "equity interests" for purposes of the regulation. Accordingly, the acquisition of the Class A notes by benefit plan investors should not cause the assets of the trust to be treated as Benefit Plan assets for purposes of Title I of ERISA. However, the Class A notes may not be purchased with the assets of a Benefit Plan if the seller, the servicer, the indenture trustee, the owner trustee or any of their affiliates:

  (1) has investment or administrative discretion with respect to such Benefit Plan assets;

  (2) has authority or responsibility to give, or regularly gives, investment advice with respect to such Benefit Plan assets, for a fee and pursuant to an agreement or understanding that such advice (a) will serve as a primary basis for investment decisions with respect to such Benefit Plan assets and (b) will be based on the particular investment needs for such Benefit Plan; or

  (3) is an employer maintaining or contributing to such Benefit Plan.

   Certain affiliates of the trust or the servicer might be considered or might become Parties in Interest with respect to a Benefit Plan. In either case, the acquisition or holding of Class A notes by or on behalf of such a Benefit Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Internal Revenue Code, unless it is subject to one or more exemptions such as one of the following Prohibited Transaction Class Exemptions ("PTCE"):

  . PTCE 84-14, which exempts certain transactions effected on behalf of a Benefit Plan by a "qualified professional asset manager,"

  . PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts,

  . PTCE 91-38, which exempts certain transactions involving bank collective investment funds,

  . PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or

  . PTCE 96-23, which exempts certain transactions effected on behalf of a Benefit Plan by certain "in-house asset managers."

   Each purchaser or transferee of a note that is a Benefit Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions (or other applicable exemption providing substantially similar relief) have been satisfied.

   Because the Class B notes may be considered to have "substantial equity features," you should not purchase Class B notes if you are a Benefit Plan or any person using the assets of a Benefit Plan.

   For additional information regarding treatment of the notes under ERISA, see "ERISA Considerations" in the accompanying prospectus.

                                  UNDERWRITING

   Under the terms and subject to the conditions set forth in the underwriting
agreement for the sale of the notes, dated        ,     the underwriters
have agreed, subject to the terms and conditions set forth therein, to purchase all the notes.

   The underwriters propose to offer part of the notes directly to you at the prices set forth on the cover page of this prospectus supplement and part to certain dealers at a price that represents a concession not in excess of % of the denominations of the Class A-1 notes, % of the denominations of the Class A-2 notes, % of the denominations of the Class A-3 notes, % of the denominations of the Class A-4 notes, or % of the denominations of the Class B notes. The underwriters may allow and such dealers may reallow a concession not in excess of % of the denominations of the Class A-1 notes, % of the denominations of the Class A-2 notes, % of the denominations of the Class A-3 notes, % of the denominations of the Class A-4 notes, or % of the denominations of the Class B notes.

   The seller and BVAC have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The underwriters tell us that they intend to make a market in the notes, as permitted by applicable laws and regulations. However, the underwriters are not obligated to make a market in the notes and any such market-making may be discontinued at any time at the sole discretion of the underwriters. Accordingly, we give no assurances regarding the liquidity of, or trading markets for, the notes.

   In connection with this offering, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the notes at a level above that which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

   In the ordinary course of their businesses, the underwriters and their affiliates have engaged and may in the future engage in investment banking, commercial banking and other advisory or commercial relationships with the seller, BVAC and their affiliates.

   We will receive proceeds of $    from the sale of the notes, before
deducting our net expenses estimated to be $   .

                                 LEGAL OPINIONS

   Certain legal matters relating to the notes will be passed upon for the seller and the trust by Silver, Freedman & Taff, L.L.P., Washington, D.C., and
for the underwriters by       . Certain federal income tax consequences with
respect to the notes will be passed upon for the trust by Silver, Freedman & Taff, L.L.P.

                                    EXPERTS

                               [To be completed.]

                            INDEX OF PRINCIPAL TERMS

   We have listed below the terms used in this prospectus supplement and the pages where definitions of the terms can be found.

Accelerated Principal Amount............................................... S-23
Available Excess Funds..................................................... S-23
Available Funds............................................................ S-20
Bank.......................................................................  S-5
Benefit Plan............................................................... S-28
BVAC.......................................................................  S-5
BVC........................................................................  S-7
BVCC.......................................................................  S-5
CTL........................................................................  S-7
Class A Monthly Interest................................................... S-23
Class A-1 Monthly Interest................................................. S-23
Class A-2 Monthly Interest................................................. S-23
Class A-3 Monthly Interest................................................. S-23
Class A-4 Monthly Interest................................................. S-23
Class B Monthly Interest................................................... S-24
Code....................................................................... S-27
ERISA...................................................................... S-23
IRS........................................................................ S-27
Monthly Interest........................................................... S-23
Monthly Principal.......................................................... S-22
Parties in Interest........................................................ S-29
Principal Payment Sequence................................................. S-24
Ultra......................................................................  S-7

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   You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information.

   We are not offering the securities in any state where the offer is not permitted.

   Dealers will deliver this prospectus supplement and prospectus when acting as underwriters of the securities with respect to their unsold allotments or subscriptions. In addition, all dealers selling the securities will deliver
this prospectus supplement and prospectus until       .





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                                    $

                        BAY VIEW [YEAR]-   OWNER TRUST

                      Bay View Securitization Corporation
                                    Seller

                                    [logo]

                        Bay View Acceptance Corporation

                                   Servicer

$    Class A-1 Automobile Receivable Backed Notes
$    Class A-2 Automobile Receivable Backed Notes
$    Class A-3 Automobile Receivable Backed Notes
$    Class A-4 Automobile Receivable Backed Notes
$    Class B Automobile Receivable Backed Notes

                                ---------------

                             PROSPECTUS SUPPLEMENT

                                ---------------

[UNDERWRITERS]

-------------------------------------------------------------------------------
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

                               [BASE PROSPECTUS]

PROSPECTUS

                              Bay View Auto Trusts
                            Asset Backed Securities

                      Bay View Securitization Corporation,
                                   depositor

                        Bay View Acceptance Corporation,
                                    servicer

The trusts--

  . A new trust will be formed to issue each series of asset backed securities.

  . The primary assets of each trust will be a pool of new and used automobile retail installment sale and installment loan contracts secured by new and used automobiles, light-duty trucks, motorcycles, recreational vehicles, sport utility vehicles and vans.

  . Each trust will hold security or ownership interests in the vehicles financed under the trust's receivables, any proceeds from claims on certain related insurance policies, amounts on deposit in the trust accounts identified in the related prospectus supplement and any credit enhancement arrangements specified in the related prospectus supplement.

  . If specified in the related prospectus supplement, the trust will own funds on deposit in a pre-funding account which will be used to purchase additional receivables during the period specified in the related prospectus supplement.

The offered securities--

  . will represent beneficial interests in or obligations of the related trust;

  . will be paid only from the assets of the related trust;

  . will be rated by one or more nationally recognized rating agencies on the related closing date;

  . may benefit from one or more forms of credit enhancement; and

  . will be issued as part of a designated series, which will include one or more classes of notes and/or certificates.

   Consider carefully the risk factors beginning on page   in this prospectus.

   The securities of a given series represent beneficial interests in or obligations of the related trust only. Such securities do not represent obligations of or interests in, and are not guaranteed or insured by Bay View Securitization Corporation, Bay View Acceptance Corporation or any of their affiliates.

   This prospectus may be used to offer and sell any series of securities only if accompanied by the related prospectus supplement.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                   The date of this prospectus is      ,   .

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                     AND THE RELATED PROSPECTUS SUPPLEMENT

   We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and (2) the related prospectus supplement, which will describe the specific terms of your series of securities, including:

  . the timing of interest and principal payments;

  . the priority of interest and principal payments;

  . financial and other information about the receivables;

  . information about credit enhancement for each class;

  . the ratings of each class; and

  . the method for selling the securities.

   If the descriptions of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

   You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with any additional or different information. The information in the related prospectus supplement is only accurate as of the date of the related prospectus supplement. We are not offering the securities in any state where the offer is not permitted.

   We include cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents provides the pages on which these captions are located.

   In this prospectus and in any related prospectus supplement, "we" refers to the depositor, Bay View Securitization Corporation, and "you" refers to any prospective investor in the securities.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE RE-
 LATED PROSPECTUS SUPPLEMENT...............................................    i

SUMMARY OF TERMS...........................................................    1
  Issuer...................................................................    2
  Depositor................................................................    2
  Servicer.................................................................    2
  Trustee..................................................................    2
  Indenture Trustee........................................................    2
  The Notes................................................................    2
  The Certificates.........................................................    2
  Strip Securities.........................................................    2
  Book Entry Securities....................................................    2
  Prepayment of Securities due to Purchase.................................    2
  The Trust Property.......................................................    2
  Pre-Funded Receivables...................................................    3
  Credit Enhancement.......................................................    3
  Transfer and Servicing Agreements........................................    4
  Repurchase of Receivables by BVAC or the Servicer........................    4
  Certain Legal Aspects of the Receivables; Repurchase Obligations.........    5
  Tax Considerations.......................................................    6
  ERISA Considerations.....................................................    6
  Ratings..................................................................    6

RISK FACTORS...............................................................    7
  If the Trust Does Not Have a Perfected Security Interest in a Financed
   Vehicle, It May Not be Able to Collect on the Receivable................    7
  If a Receivables Transfer is Not a Sale, the Insolvency of BVAC or its
   Affiliates Could Reduce Payments to You.................................    7
  BVAC and its Affiliates Have Limited Obligations to Make Payments to the
   Trusts..................................................................    8
  Each Trust Will Have Limited Assets......................................    8
  Payments on Some Securities May Be Subordinated to Payments on Other
   Securities..............................................................    9
  Rapid Prepayments May Reduce Your Anticipated Yield......................    9
  Indirect Exercise of Rights due to Book-Entry Registration...............    9
  Pre-Funding May Reduce Your Anticipated Yield............................   10

THE TRUSTS.................................................................   11
  The Owner Trustee and the Indenture Trustee..............................   12

THE RECEIVABLES POOLS......................................................   12
  General..................................................................   12
  Underwriting Procedures..................................................   12
  Allocation of Payments...................................................   14
  Delinquencies, Repossessions and Net Losses..............................   14

WEIGHTED AVERAGE LIFE OF THE SECURITIES....................................   15

POOL FACTORS AND OTHER POOL INFORMATION....................................   15

USE OF PROCEEDS............................................................   16

BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES.............................   16

DESCRIPTION OF THE SECURITIES...............................................  17
  General...................................................................  17
  Payments of Principal and Interest........................................  17
  Book-Entry Registration...................................................  18
  Definitive Securities.....................................................  19
  Statements to Securityholders.............................................  20
  List of Securityholders...................................................  20

DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS........................  21
  Sale and Assignment of Receivables........................................  21
  Sale and Assignment of Subsequent Receivables.............................  22
  Accounts..................................................................  23
  Servicing Procedures......................................................  25
  Collections...............................................................  25
  Advances..................................................................  26
  Servicing Compensation and Payment of Expenses............................  26
  Payments and Distributions................................................  26
  Credit Enhancement........................................................  27
  Evidence of Compliance....................................................  28
  Certain Matters Regarding the Servicer....................................  28
  Servicer Defaults.........................................................  28
  Rights Upon Servicer Default..............................................  29
  Waiver of Past Defaults...................................................  29
  Amendment.................................................................  29
  Termination...............................................................  30

THE INDENTURE...............................................................  30
  Default under the Indenture...............................................  31
  Certain Covenants.........................................................  32
  Satisfaction and Discharge of Indenture...................................  32
  Modification of Indenture.................................................  32

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES....................................  33
  Security Interest in Vehicles.............................................  33
  Repossession..............................................................  35
  Notice of Sale; Redemption Rights.........................................  35
  Deficiency Judgments and Excess Proceeds..................................  35
  Consumer Protection Laws..................................................  36
  Other Limitations.........................................................  37
  Bankruptcy Matters........................................................  37

FEDERAL INCOME TAX CONSEQUENCES.............................................  38
  FASITs....................................................................  38

TRUSTS TREATED AS PARTNERSHIPS..............................................  38
  Tax Characterization of the Trust as a Partnership........................  38
  Tax Consequences to Holders of the Notes..................................  39
  Tax Consequences to Holders of the Certificates...........................  41

TRUSTS TREATED AS GRANTOR TRUSTS............................................  44
  Tax Characterization of Grantor Trusts....................................  44

ERISA CONSIDERATIONS........................................................  49

PLAN OF DISTRIBUTION........................................................  51

LEGAL MATTERS...............................................................  51

WHERE YOU CAN FIND MORE INFORMATION.........................................  51

INDEX OF PRINCIPAL TERMS....................................................  53

                                SUMMARY OF TERMS

  . This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of this offering, read the entire prospectus and the accompanying prospectus supplement.

  . The definitions of and references to capitalized terms used in this prospectus can be found on the pages indicated in the "Index of Principal
Terms" on page   of this prospectus.

Issuer

   The issuer with respect to any series of notes and/or certificates will be a trust. If the trust issues notes and certificates, the trust will be formed under a trust and servicing agreement between the depositor, the servicer and the owner trustee. If the trust only issues certificates, the trust will be formed under a pooling and servicing agreement among the depositor, the servicer and the trustee.

Depositor

   Bay View Securitization Corporation will be the depositor in connection with each trust. The depositor's principal executive offices are located at 2121 South El Camino Real, San Mateo, California 94403, and its telephone number is
(650) 573-7300. The depositor is a wholly-owned subsidiary of Bay View Capital Corporation ("BVCC").

Servicer

   Bay View Acceptance Corporation ("BVAC") will act as the servicer of each trust. The servicer will receive and apply payments on the automobile receivables, service the collection of the receivables and direct the trustee to make the appropriate distributions to the certificateholders and payments to noteholders. The servicer will receive a monthly servicing fee as compensation for its services. The servicer's operations are located at 818 Oakpark Road, Covina, California 91724 and its telephone number is (800) 524-9292. The servicer is a wholly-owned subsidiary of Bay View Bank, N.A. (the "Bank"), which is a wholly-owned subsidiary of BVCC.

Trustee

   The trustee or owner trustee will be specified in the prospectus supplement for each trust.

Indenture Trustee

   The indenture trustee with respect to any series of securities that includes one or more classes of notes will be the indenture trustee specified in the related prospectus supplement.

The Notes

   A series of securities issued by a trust may include one or more classes of notes. Each class of notes of a series will be issued under an indenture between the applicable trust and the related indenture trustee. We will specify in the related prospectus supplement which class or classes of notes, if any, will be offered in connection with the issuance of a series.

   Generally, each class of notes will have a stated note principal balance specified in the related prospectus supplement and the notes will accrue interest on the stated note principal balance at a specified rate. Each class of notes may have a different interest rate, which may be fixed, variable, adjustable, or any combination of fixed, variable and adjustable. We will specify the interest rate for each class of notes or the method for determining such interest rate in the related prospectus supplement. In the related prospectus supplement we will specify the timing and amount of principal payments or the method for determining the timing and amount of principal payments of each class of notes.

   If a series includes two or more classes of notes, as specified in the related prospectus supplement, each class may differ as to:

  . timing and/or priority of payments;

  . seniority and/or allocation of payments and losses;

  . calculation and rate of interest;

  . amount of payments of principal or interest;

  . dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; and

  . any combination of the above.

The Certificates

   A series of securities issued by a trust may include one or more classes of certificates. We will issue each class of certificates of a series pursuant to the related trust and servicing agreement or pooling and servicing agreement. We will specify in the related prospectus supplement which class or classes of certificates, if any, of the related series are being offered for sale. Generally, each class of offered certificates will have a stated certificate principal balance and will accrue interest on such class certificate balance at a specified pass-through rate. See "Description of the Securities--Payments of Principal and Interest."

   The pass-through rate applicable to each class of certificates may be fixed, variable, adjustable or any combination of fixed, variable and adjustable.

   We will specify the pass-through rate or the method for determining the applicable pass-through rate for each class of certificates in the related prospectus supplement. A series of certificates may include two or more classes of certificates that may differ as to:

  . timing and/or priority of distributions;

  . seniority and/or allocations of distributions and losses;

  . calculation and pass-through rate of interest;

  . amount of distributions in respect of principal or interest;

  . dependence of payments upon the occurrence of specified events or upon collections from certain designated receivables; or

  . any combination of the above.

Strip Securities

   If provided in the related prospectus supplement, a series may include one or more classes of strip notes or strip certificates entitled to:

  . interest payments with disproportionate, nominal or no principal payments or

  . principal payments with disproportionate, nominal or no interest payments.

Book Entry Securities

   We expect that the securities will be available in book-entry form only and will be available for purchase in minimum denominations of $1,000 and integral multiples thereof, except that one security of each class may be issued in such denomination as is required to include any residual amount. You will be able to receive definitive securities only in the limited circumstances described elsewhere in this prospectus or in the related prospectus supplement. See "Description of the Securities--Definitive Securities."

Prepayment of Securities due to Purchase

   To the extent provided in the related prospectus supplement, the servicer or another entity will be entitled to purchase the receivables from a trust or to cause such receivables to be purchased by another entity when the outstanding principal or certificate balance of the receivables or a class of securities, respectively, has declined below a specified level. If the servicer or any such other entity exercises any such option to purchase the receivables, the trust will prepay the outstanding securities. See "Description of the Transfer and Servicing Agreements --Termination." In addition, if the related prospectus supplement provides that the property of a trust will include a pre-funding account for the purchase of receivables for a specified funding period after the closing date, one or more classes of securities may be subject to a partial prepayment of principal following the end of the funding period, in the manner and to the extent specified in the related prospectus supplement. See "Description of the Transfer and Servicing Agreements--Accounts--Pre-Funding Account."

The Trust Property

   Unless the related prospectus supplement specifies otherwise, the property of each trust will include:

  . a pool of simple interest and precomputed interest installment sale and installment loan contracts secured by new and used automobiles, light trucks, recreational vehicles, motorcycles and vans;

  . certain amounts due or received from the receivables after the cutoff date specified in the related prospectus supplement;

  . security interests in the vehicles financed through the receivables;

  . any right to recourse BVAC has against the dealers who sold the financed vehicles;

  . proceeds from claims on certain insurance policies;

  . certain rights under the related purchase agreement; and

  .all proceeds of the above.

   The majority of receivables are currently originated in California and Texas. The property of each trust also will include amounts on deposit in, or certain rights with respect to, certain accounts, including the related certificate or collection account and any pre-funding account, spread account (or cash collateral account), payment account, yield supplement account or any other account identified in the applicable prospectus supplement. See "Description of the Transfer and Servicing Agreements--Accounts."

   The receivables arise, or will arise, from:

  (1) motor vehicle installment sale contracts that were originated by dealers for assignment to BVAC or the Bank (directly or through Ultra Funding Corporation ("Ultra"), or Bay View Credit ("BVC"), both of which were wholly-owned subsidiaries of BVAC prior to being merged into BVAC on June 14, 1999, or California Thrift & Loan ("CTL"), which was renamed Bay View Credit on January 2, 1998) or

  (2) motor vehicle loan contracts that were solicited by dealers for origination by BVC, the Bank or CTL.

   BVAC will sell all the receivables to be included in a trust to the depositor. Then, the depositor will transfer the receivables to the trust.

   Payment of the amount due to the registered lienholder under each receivable is secured by a first perfected security interest in the related financed vehicle. BVAC, BVC, the Bank (or its predecessor, Bay View Federal Bank) or CTL is or will be the registered lienholder (the "Named Lienholders") on the certificate of title of each of the financed vehicles.

   The receivables for each receivables pool will be selected from the automobile receivable portfolio of BVAC, based on the criteria specified in the related trust and servicing agreement or pooling and servicing agreement and described in this prospectus under "The Receivables Pools," "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables" and "-- Sale and Assignment of Subsequent Receivables," and in the related prospectus supplement under "The Receivables Pool."

   On the date a series of securities is issued, the depositor will convey receivables to the related trust in the aggregate principal amount provided in the related prospectus supplement.

Pre-Funded Receivables

   With respect to any series of securities, the trust may agree to purchase additional receivables from the depositor following the date on which the trust is established and the related securities are issued. See "Description of Transfer and Servicing Agreements--Accounts--Pre-Funding Account." We will describe any such pre-funding arrangement in the related prospectus supplement.

Credit Enhancement

   A trust may provide any one or more of the following forms of credit enhancement for one or more class or classes of securities to the extent described in the related prospectus supplement:

  . subordination of one or more other classes of securities of the same series,

  . spread accounts (or cash collateral accounts),

  . yield supplement accounts,

  . insurance policies,

  . surety bonds,

  . letters of credit,

  . credit or liquidity facilities,

  . over-collateralization,

  . guaranteed investment contracts,

  . swaps or other interest rate protection agreements,

  . repurchase obligations,

  . other agreements providing third-party payments or other support,

  . cash deposits, or

  . any other arrangements described in the prospectus supplement.

   We will describe any form of credit enhancement, including any limitations and exclusions from coverage, with respect to a trust or class or classes of securities in the related prospectus supplement.

Transfer and Servicing Agreements

   BVAC will sell the receivables to the depositor without recourse, pursuant to the related purchase agreement between BVAC and the depositor. If the trust will issue one or more classes of notes, the trust will pledge the receivables and the trust's property to the indenture trustee as collateral for repayment of the notes. In addition, the servicer will agree in the related trust and servicing agreement or pooling and servicing agreement to service, manage, maintain custody of and make collections on the related receivables.

   Unless otherwise provided in the related prospectus supplement, the servicer will advance funds to cover 30 days of interest due on any receivable that is more than 30 days delinquent. The servicer will make such an advance only if the servicer expects to recover such advance from subsequent payments on the receivable. Advances by the servicer will increase the funds available for distributions to securityholders on a payment date, but the servicer will recover such advances from subsequent payments of the receivables or, to the extent set forth in the related prospectus supplement, from insurance proceeds or withdrawals from any spread account or other available credit enhancement. See "Description of the Transfer and Servicing Agreements--Advances."

Repurchase of Receivables by BVAC or the Servicer

   BVAC must repurchase from the trust any receivable in which the interest of such trust is materially and adversely affected by a breach of any representation or warranty made by BVAC in the related purchase agreement, unless such breach is cured in a timely manner following the discovery by or notice to BVAC.

   In addition, the servicer must purchase any receivable if:

  (1) among other things, without being ordered to do so by a bankruptcy court or otherwise being mandated by law, the servicer:

    . reduces the rate of interest under the related receivable contract,

    . reduces the amount of the scheduled monthly payments or the amount financed or

    . fails to maintain a perfected security interest in the related financed vehicle and

  (2) the interest of the securityholders in such receivable is materially and adversely affected by such action or failure to act of the servicer.

   If the servicer extends the date for final payment by the obligor on the related receivable beyond the latest final scheduled maturity date for any class specified in the related prospectus supplement, the servicer must purchase the receivable on such final scheduled maturity date. Except as described above, none of BVAC, the trust or the depositor will have any other obligation with respect to the receivables or the securities. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

   The servicer will receive a monthly fee for servicing the receivables of each trust. The monthly servicing fee will be equal to (1) the monthly servicing fee rate multiplied by (2) the aggregate principal balance of the receivables pool as of the beginning of the related collection period. In addition, the servicer will receive certain late fees, prepayment charges and other administrative fees or similar charges. The servicer may also receive investment earnings from certain accounts and other cash flows with respect to a trust. See "Description of the Transfer and Servicing Agreements--Servicing Compensation and Payment of Expenses."

Certain Legal Aspects of the Receivables; Repurchase Obligations

   In connection with the sale of receivables by BVAC to the depositor, by the depositor to a trust, and, in the case of a series of notes issued by the trust, the pledge of the receivables and the trust's property to the indenture trustee, security interests in the related financed vehicles will be assigned by BVAC to the depositor, by the depositor to the trust and, if applicable, by the trust to the indenture trustee. However, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor or to the trust, or the grant to the indenture trustee. In the absence of such amendments, the trust or the indenture trustee may not have a perfected security interest in the financed vehicles securing the receivables in some states.

   Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from a trust any receivable sold to such trust as to which all action necessary to secure a first perfected security interest in the related financed vehicle in the name of the trust has not been taken as of the date such receivable is purchased by such trust, if:

  (1) such breach materially and adversely affects the interest of the related securityholders in such receivable, and

  (2) such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

   If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on the financed vehicle. If the trust or the indenture trustee has a perfected security interest in the financed vehicle, the trust or the indenture trustee will have a prior claim over subsequent purchasers of the financed vehicle and holders of subsequently perfected security interests. However, a trust or indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of financed vehicles due to liens for unpaid taxes by the related obligor, or through fraud or negligence of a third party. Neither the depositor nor BVAC will be required to repurchase a receivable with respect to which a trust or indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle after the closing date as a result of any such mechanic's lien, tax lien or the fraud or negligence of a third party.

   Creditors such as BVAC must comply with federal and state consumer protection laws in connection with originating, purchasing and collecting consumer debt such as the receivables. Certain of these laws provide that an assignee of such a receivable (such as a trust or an indenture trustee) is liable to the related obligor for any violation of such laws by the creditor. Unless otherwise specified in the related prospectus supplement, BVAC must repurchase from the trust any receivable that fails to comply with the requirements of such consumer protection laws on the closing date if:

  (1) such failure materially and adversely affects the interests of the related securityholders in such receivable; and

  (2) such breach is not cured by the end of the second month following the discovery by or notice to BVAC of such breach.

   BVAC must repurchase any such receivable for which there is an uncured breach on or before the date that such breach is required to be cured. See "Certain Legal Aspects of the Receivables."

Tax Considerations

   If the prospectus supplement does not specify that the related trust will be treated as a grantor trust, upon the issuance of a series of securities, special federal tax counsel to such trust identified in the related prospectus supplement will deliver an opinion to the effect that:

  . any notes of such series will or, if so specified in the related prospectus supplement, should be characterized as debt for federal income tax purposes; and

  . such trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes.

   If a prospectus supplement specifies that the related trust is a grantor trust, federal tax counsel will deliver an opinion to the effect that such trust will be treated as a grantor trust for federal income tax purposes and will not be subject to federal income tax. See "Federal Income Tax Consequences" for additional information regarding the application of federal tax laws to a trust and the related securities.

ERISA Considerations

   Subject to the considerations discussed under "ERISA Considerations" in this prospectus and in the related prospectus supplement and unless otherwise provided therein, any securities that meet certain U. S. Department of Labor requirements are eligible for purchase by employee benefit plans and plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Notes that are treated as indebtedness under applicable local law and which have no substantial equity features may be acquired by such employee benefit plans. A class of certificates that is subordinated to any other class of certificates of the same series may not be acquired by any such employee benefit plan, a plan subject to ERISA or an individual retirement account. The related prospectus supplement will indicate if we do not believe a class of securities is eligible for purchase by such plans. See "ERISA Considerations" in this prospectus and in the related prospectus supplement.

Ratings

   To the extent described in the related prospectus supplement, the securities must be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell the securities because a rating does not comment as to market price or suitability for a particular investor. Ratings of securities address the likelihood of the payment of principal and interest on the securities pursuant to their terms. We cannot assure you that any rating will remain for a given period of time or that any rating will not be lowered or withdrawn entirely by a rating agency. For more detailed information regarding the ratings assigned to any class of securities of a particular series, see "Summary of Terms--Ratings" and "Risk Factors--The Limitations of the Note Ratings" in the related prospectus supplement.

                                  RISK FACTORS

   You should carefully consider the risk factors set forth below before purchasing any securities of any series.

If the Trust Does Not Have a   Simultaneously with each sale of receivables,
Perfected Security Interest    BVAC will assign to the depositor, the
in a Financed Vehicle, It      depositor will assign to the related trust,
May Not be Able to Collect     and, in the case of a series of notes issued by
on the Receivable              the trust, the trust will pledge to the
                               indenture trustee, security interests in the related financed vehicles. Due to administrative burden and expense, however, the certificates of title to such financed vehicles will not be amended to reflect the assignments to the depositor, the trust or the indenture trustee. In the absence of such amendments, a trust or the indenture trustee may not have a perfected security interest in such financed vehicles in some states.

                               If a trust or the indenture trustee does not have a perfected security interest in a financed vehicle, it may not be able to enforce its rights to repossess or otherwise collect on such financed vehicle in the event of a default by the obligor. As such, the trust or the indenture trustee may be adversely affected by such failure. If the trust's or the indenture trustee's security interest in a financed vehicle is perfected, the trust or the indenture trustee will have a prior claim over subsequent purchasers of such financed vehicle and holders of subsequently perfected security interests. However, the trust or the indenture trustee could lose its security interest or the priority of its security interest in a financed vehicle due to liens for repairs of such financed vehicle, due to liens for taxes unpaid by the related obligor or through the fraud or negligence of a third party. Neither the depositor nor BVAC will have any obligation to repurchase a receivable in respect of which a trust or the indenture trustee loses its security interest or the priority of its security interest in the related financed vehicle as the result of any such mechanic's lien, tax lien or fraud or negligence occurring after the date such security interest was conveyed to the trust or the indenture trustee. See "Certain Legal Aspects of the Receivables-- Security Interest in Vehicles" and "--Consumer Protection Laws."

If a Receivables Transfer is   BVAC will warrant to the depositor in each
Not a Sale, the Insolvency     purchase agreement that the sales of the
of BVAC or its Affiliates      receivables by BVAC to the depositor, and by
Could Reduce Payments to You   the depositor to the related trust,
                               respectively, are valid sales of the
                               receivables to the depositor and to the trust.
                               The benefit of such warranty will be assigned by the depositor to each trust in the related trust and servicing agreement or pooling and servicing agreement and further, in the case of a series of notes issued by the related trust, will be assigned by the related trust to the indenture trustee. However, the interest of the trust or the indenture trustee could be affected by the insolvency of BVAC or its affiliates as follows:

                               (1) If BVAC or the depositor becomes a debtor
                                   in a bankruptcy case and a creditor or
                                   trustee-in-bankruptcy of such debtor or
                                   such debtor itself claims that the sale of receivables to the depositor or such trust, as applicable,
                                 constitutes a pledge of such receivables to secure a loan by such debtor, then delays in distributions on the receivables to securityholders could occur. If the court rules in favor of any such bankruptcy trustee, creditor or debtor, then reductions in the amounts of such payments could result.

                              (2) If the transfer of receivables to the
                                  depositor or any trust is treated as a
                                  pledge rather than a sale, a tax or
                                  government lien on the property of BVAC or the depositor arising before the transfer of such receivables to such trust may have priority over such trust's interest in such receivables.

                              However, if the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC's or the depositor's bankruptcy estate and would not be available to creditors of BVAC or the depositor. See "Certain Legal Aspects of the Receivables--Bankruptcy Matters."

                              In addition, because BVAC is a wholly owned subsidiary of the Bank, if the FDIC is appointed the receiver or conservator of the Bank, the FDIC could take actions which could negatively affect BVAC by repudiating or modifying agreements between BVAC and the depositor. Such action by the FDIC could impair or delay the ability of the depositor to make distributions on the receivables to the securityholders.

BVAC and its Affiliates       Generally, neither the depositor nor BVAC will
Have Limited Obligations to   be obligated to make any payments to a trust in
Make Payments to the Trusts   respect of the related securities or
                              receivables. The limited circumstances under which BVAC will be required to make payments to a trust relate to BVAC's obligation to repurchase from the trust any receivables with respect to which BVAC has breached any representations and warranties made in the purchase agreements and such breach materially and adversely affects the trust's interest in such receivable. In addition, BVAC, as servicer, may be required to purchase receivables from a trust under certain circumstances set forth in the trust and servicing agreement or the pooling and servicing agreement. See "Description of the Transfer and Servicing Agreements--Sale and
                              Assignment of Receivables" and "--Servicing
                              Procedures."

Each Trust Will Have          None of the trusts will have significant assets
Limited Assets                or sources of funds other than the related
                              receivables and, to the extent provided in the related prospectus supplement, a pre-funding account, spread account, yield supplement account or other form of credit enhancement. The securities of each series will represent obligations of or interests in the related trust only and will not represent obligations of or interests in, or be insured or guaranteed by, any of the lienholders named on the certificates of title, the applicable trustees or any other entity. Consequently, you must rely for repayment upon payments on the related receivables and, if and to the extent available, amounts available under any available form of credit enhancement, all as specified in the related prospectus supplement.

Payments on Some Securities    To the extent specified in the related
May Be Subordinated to         prospectus supplement, payments or
Payments on Other Securities   distributions on certain classes of securities
                               may be subordinated to payments or
                               distributions on other classes of securities.

Rapid Prepayments May Reduce   Any of the receivables can be prepaid at any
Your Anticipated Yield         time by the related obligor. With respect to
                               any receivable, the term prepayment includes prepayments in full, partial prepayments
                               (including those related to rebates of extended warranty contract costs and insurance premiums) and liquidations due to defaults, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and any lender's single insurance policy, and purchase amounts with respect to certain other receivables repurchased by BVAC as a result of a breach of a representation or warranty or purchased by the servicer for administrative reasons. The rate of prepayments on the receivables may be influenced by many economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the appropriate lienholder. The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. If the receivables prepay more rapidly than expected, your anticipated yield may be reduced. See "Weighted Average Life of the
                               Securities." In addition, if so provided in the related prospectus supplement, the servicer or another entity may be entitled to purchase the receivables of a given receivables pool under the circumstances described in such prospectus supplement which may further reduce your anticipated yield. See "Description of the Transfer and Servicing Agreements--
                               Termination."

                               In addition, a series of securities may include one or more classes of interest-only or other strip securities entitled to (1) interest payments with disproportionate nominal or no principal payments or (2) principal payments with disproportionate, nominal or no interest payments. Such strip securities may be more sensitive than other classes of securities of such series to the rate of payment on the related receivables. If you wish to invest in any such class of securities, you should carefully consider the information provided with respect to such strip securities under "Risk Factors" and elsewhere in the related prospectus supplement.

Indirect Exercise of Rights    Unless otherwise specified in the related
due to Book-Entry              prospectus supplement, each class of the
Registration                   securities of a given series initially will be
                               represented by one or more certificates
                               registered in the name of Cede & Co., or any other nominee of The Depository Trust Company
                               ("DTC") set forth in the related prospectus supplement, and will not be registered in the names of the holders of such securities or their nominees. Because of this, unless and until definitive securities for such series are issued, you will not be recognized by the trustee as securityholders as such term is used in this prospectus. As such, until definitive securities are issued, beneficial owners of the securities will be able to exercise the rights of securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration" and
                               "--Definitive Securities."

Pre-Funding May Reduce Your    If the related prospectus supplement provides
Anticipated Yield              for the sale and purchase of receivables during
                               a funding period after the closing date using a pre-funded amount, the depositor or the trust will deposit the pre-funded amount specified in such prospectus supplement into the pre-funding account on the closing date. During the funding period and until such amounts are applied by the trustee to purchase subsequent receivables, amounts on deposit in the pre-funding account will be invested in eligible investments. Any investment income with respect to such investments (net of any related investment expenses) will be distributed on each payment date during the funding period as part of the available funds for the preceding calendar month. We expect that the investment income earned on amounts on deposit in the pre-funding account will be less than the interest accrued at the interest rate or pass-through rate applicable to the portion of the securities represented by the pre-funded amount.

                               If the principal amount of receivables
                               originated or acquired by BVAC during a funding period and possessing the required attributes to transfer to a trust is less than the pre-funded amount, BVAC and the depositor may have insufficient eligible receivables to subsequently transfer to a trust. To the extent that the entire pre-funded amount has not been applied to the subsequent purchase of receivables by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a full or partial prepayment of principal to holders of one or more classes of the related series of securities following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. Such prepayment may reduce the securityholder's outstanding principal balance and anticipated yield. See "Summary of Terms-- Pre-Funded Receivables" and "Description of the Transfer and Servicing Agreements--Sale and Assignment of Subsequent Receivables."

                                   THE TRUSTS

   Each series of securities will be issued by a separate trust established by the depositor pursuant to a trust and servicing agreement or pooling and servicing agreement for the transactions described in this prospectus and in the related prospectus supplement. Except as otherwise provided in the related prospectus supplement, the property of each trust will include:

  (1) a pool of receivables, including any receivables conveyed to the trust after the closing date, and certain payments due or received thereunder after the applicable cutoff date;

  (2) a pre-funded amount to purchase receivables after the closing date, if so provided in the related prospectus supplement;

  (3) interests in certain amounts that may from time to time be held in separate trust accounts established and maintained pursuant to the related trust and servicing agreement or pooling and servicing agreement and, if so provided in the related prospectus supplement, the proceeds of such accounts;

  (4) security interests in the financed vehicles and any other interest of BVAC and the Named Lienholders as the registered lienholders on the certificates of title of each of the financed vehicles and the depositor in such financed vehicles;

  (5) any recourse rights of the Named Lienholders against dealers;

  (6) any rights of BVAC to proceeds from claims on or refunds of premiums with respect to certain physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors, as the case may be, including any lender's single interest insurance policy;

  (7) any property that secures a receivable and that has been acquired by the trust;

  (8) certain rights under the related purchase agreement between BVAC and the depositor; and

  (9) any and all proceeds of the foregoing.

   The receivables in each receivables pool were or will be either (a) originated by dealers for assignment to BVAC or (b) solicited by dealers for origination by BVAC. One of the Named Lienholders will be the registered lienholder listed on the certificates of title of the financed vehicles. The receivables will continue to be serviced by BVAC as the initial servicer under each trust and servicing agreement or pooling and servicing agreement.

   On or prior to the applicable closing date, BVAC will sell to the depositor, pursuant to the related purchase agreement, receivables in the aggregate principal amount specified in the related prospectus supplement. Thereafter, on such closing date, the depositor will convey such receivables to the related trust. BVAC and the depositor may be required to convey additional receivables to the trust after the closing date if indicated in the prospectus supplement. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Subsequent Receivables" in this prospectus.

   BVAC and the depositor will not convey to a trust any contract with a dealer establishing "dealer reserves" or any rights to recapture dealer reserves pursuant to such a contract. To the extent specified in the related prospectus supplement, a pre-funding account, spread account, yield supplement account, surety bond, swap or other interest rate protection, or any other form of credit enhancement may be a part of the property of a trust or may be held by the applicable trustee for the benefit of holders of the related securities.

   If the protection provided to the securityholders by the subordination, if any, of one or more classes of securities of such series and by any spread account, yield supplement account or other available form of credit enhancement for such series is insufficient, the securityholders will have to look to payments by or on behalf of obligors on the related receivables and the proceeds from the repossession and sale of financed vehicles that secure defaulted receivables for distributions of principal of and interest on the related securities. In such event, certain factors, such as the trust or the indenture trustee not having perfected security interests in all of the financed vehicles, may limit the ability of a trust to liquidate the collateral securing the related receivables or may limit the amount realized to less than the amount due under such receivable. Securityholders may not receive timely payment on, or may incur losses on their investment in, such securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related financed vehicles. See "Description of the Transfer and Servicing Agreements--Credit Enhancement" and "Certain Legal Aspects of the Receivables."

The Owner Trustee and the Indenture Trustee

   The owner trustee for each trust and, if the trust issues notes, the indenture trustee for the series of notes, will be specified in the related prospectus supplement. The liability of the owner trustee and/or the indenture trustee in connection with the issuance and sale of the related securities is limited solely to the express obligations of such trustee set forth in the related trust and servicing agreement or pooling and servicing agreement and, if applicable, in the related indenture.

   A trustee may resign at any time. The servicer may remove an owner trustee, and the servicer or the insurer may remove an indenture trustee, if such trustee ceases to be eligible to continue as trustee under the trust and servicing agreement or pooling and servicing agreement, or, if applicable, under the indenture, or if such trustee becomes insolvent. If the trustee resigns or if the servicer or the insurer removes a trustee, the servicer will be obligated to appoint a successor to such trustee. The insurer must consent to any such appointment of a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the successor trustee accepts the appointment.

                             THE RECEIVABLES POOLS

General

   The receivables in each receivables pool were or will be acquired by BVAC or another Named Lienholder from dealers or originated by BVAC or another Named Lienholder through dealers in the ordinary course of business. One of the Named Lienholders will be the registered lienholder on the certificates of title to each of the financed vehicles.

   The receivables to be sold to each trust will be selected from BVAC's portfolio for inclusion in a receivables pool based on several criteria, including that, unless otherwise provided in the related prospectus supplement, each receivable:

  .  is secured by a new or used vehicle;

  . provides for level monthly payments (except for the last payment, which may be different from the level payments) that fully amortize the amount financed over the original term to maturity of the receivable;

  .  is a precomputed receivable or a simple interest receivable; and

  . satisfies the other criteria, if any, set forth in the related prospectus supplement.

   Except as described in the related prospectus supplement, no selection procedures believed by BVAC or the depositor to be adverse to securityholders were or will be used in selecting the receivables.

Underwriting Procedures

   BVAC uses the degree of the applicant's creditworthiness as the basic criterion when originating an installment sales contract or purchasing such a contract from a dealer. Each credit application requires that the applicant provide current information regarding the applicant's employment history, bank accounts, debts, credit references, and other factors that bear on creditworthiness. BVAC generally applies uniform underwriting standards when originating loans on new and used vehicles. BVAC also typically obtains a credit report from a major credit reporting agency summarizing the applicant's credit history and paying habits, including such items as open accounts, delinquent payments, bankruptcies, repossessions, lawsuits, and judgments. Information relating to the applicant and supplied by the applicant on the loan application combined with information provided by credit reporting agencies is used to generate the borrower's credit score.

   The credit score generated is used as the basic determinant for loan approval. BVAC's credit scoring model was developed by an independent firm experienced in developing credit scoring models and utilizes extensive historical data related to BVAC's origination and servicing experience as well as the experience of BVAC's senior management. BVAC's credit scoring model evaluates an applicant's credit profile along with certain applicant specific characteristics to arrive at an estimate of the associated credit risk. Additionally, BVAC's credit analysts may also verify an applicant's employment income and/or residency or where appropriate, verify an applicant's payment history directly with the applicant's creditors. BVAC will also generally verify receipt of the automobile and other information directly with the borrower. Based on these procedures, a credit decision is considered and approved by BVAC personnel at various levels of authority, depending on a variety of factors including the amount of the loan and the applicant's credit score.

   BVAC's underwriting guidelines adhere to no specific loan-to-value ratios because the primary focus is on the ability of the borrower to repay the loan rather than the value of underlying collateral. The amount financed by BVAC will generally be up to the full sales price of the vehicle plus sales tax, dealer preparation fees, license fees and title fees, plus the cost of service and warranty contracts and premiums for physical damage, credit life and disability insurance obtained in connection with the vehicle or the financing (such amounts in addition to the sales price, collectively the "Additional Vehicle Costs"). Accordingly, the amount financed by BVAC under an installment contract generally may exceed, depending on the credit score, in the case of new vehicles, the manufacturer's suggested retail price of the financed vehicle and the Additional Vehicle Costs. In the case of used vehicles, if the applicant meets BVAC's creditworthiness criteria, the amount financed may exceed the vehicle's value as assigned by one of the three standard reference sources for dealers of used cars and the Additional Vehicle Costs. Depending on the dealer's location, BVAC will use the "Kelley Blue Book," "NADA Official Used Car Guide" or the "Black Book" published by National Auto Research to obtain a value to assign to a used vehicle for underwriting purposes.

   BVAC believes based on its historical experience that the resale value of a new vehicle purchased by an obligor will generally decline below the manufacturer's suggested retail price and, in some cases, may decline for a period of time below the principal balance outstanding on the related installment contract. BVAC also believes that the resale value of a used vehicle purchased by an obligor will generally decline, but believes that the percentage of such decline generally will be less than the percentage of decline in the resale value of a new vehicle. BVAC regularly reviews the quality of the contracts purchased from dealers and periodically conducts quality control audits to ensure compliance with its established policies and procedures.

   The underwriting procedures and standards employed by the other Named Lienholders were generally similar to those used by BVAC except that Ultra used a scoring model developed by Fair Isaac & Co., Inc., based on the industry experience of its clients; the maximum amount financed is generally lower than the amount permitted under the guidelines of BVAC, BVC and CTL; and lastly, BVAC, BVC and CTL generally verified receipt of the automobile and other information with the borrower. Accordingly, references to BVAC in the foregoing discussion of BVAC's underwriting procedures apply also to any receivables included in a receivables pool that was acquired by BVAC from another Named Lienholder or receivables that were otherwise originated by BVAC or another Named Lienholder. See also "Bay View Acceptance Corporation and Affiliates."

Allocation of Payments

   The receivables will be either simple interest receivables or precomputed receivables. Simple interest receivables provide for equal monthly payments that are applied first to interest accrued to the date of such payment, then to principal due on such date, then to pay any applicable late charges, and then to further reduce the outstanding principal balance. Accordingly, if an obligor pays a fixed monthly installment before its due date under a simple interest receivable, the portion of the payment allocable to interest for the period since the preceding payment will be less than it would have been had the payment been made on the contractual due date and the portion of the payment applied to reduce the principal balance of the receivable will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment under a simple interest receivable after its contractual due date, the portion of such payment allocable to interest for the period since the preceding payment will be greater than it would have been had the payment been made when due and the portion of such payment applied to reduce the principal balance of the receivable will be correspondingly less, in which case a larger portion of the principal balance may be due on the final scheduled payment date.

   Precomputed receivables consist of either (1) monthly actuarial receivables or (2) receivables that provide for allocation of payments according to the "sum of periodic balances" method, similar to the rule of 78's. An actuarial receivable provides for amortization of the receivable over a series of fixed level monthly installments. Each monthly installment, including the monthly installment representing the final payment of the receivable, consists of an amount of interest equal to one-twelfth of the annual percentage rate of the receivable multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly payment. A rule of 78's receivable provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest for the term of the receivable. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount of the receivable are calculated in accordance with the sum of the periodic time balances or the rule of 78's. If a precomputed receivable is prepaid in full (voluntarily or by liquidation, acceleration or otherwise), under the terms of the contract a "refund" or "rebate" will be made to the obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" interest. Unearned interest is calculated in accordance with the sum of the periodic time balances method or a method equivalent to the rule of 78's. The amount of any such rebate under a precomputed receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all payments were made on schedule and generally will be significantly less than such amount.

   Unless otherwise stated in the related prospectus supplement, all of the receivables that are precomputed receivables will be rule of 78's receivables; however, each trust will account for all rule of 78's receivables as if these receivables were actuarial receivables. Except as otherwise indicated in the related prospectus supplement, early payments on precomputed receivables will be deposited to the payahead account as described under "Description of the Transfer and Servicing Agreements--Accounts." Amounts received upon prepayment in full of a rule of 78's receivable in excess of the then outstanding principal balance of such receivable (computed on an actuarial basis) will not be passed through to securityholders, except to the extent necessary to pay interest and principal on the securities.

   If a receivable is liquidated or a financed vehicle is repossessed, amounts recovered are applied first to the expenses of repossession and then to unpaid principal and interest and any related payment or other fee.

Delinquencies, Repossessions and Net Losses

   Certain information about the experience of BVAC pertaining to delinquencies, repossessions and net losses with respect to new and used automobile, light-duty truck, motorcycle, recreational vehicle and van receivables will be set forth in each prospectus supplement. We cannot assure you that the delinquency, repossession and net loss experience with respect to any receivables pool will be comparable to prior experience or to the information provided in the prospectus supplement.

                    WEIGHTED AVERAGE LIFE OF THE SECURITIES

   The weighted average life of the securities of any series generally will be influenced by the rate at which the principal balances of the underlying receivables are paid, which payment may be in the form of scheduled amortization or prepayments. For this purpose, the term prepayments includes prepayments in full, partial prepayments (including those related to rebates of extended warranty contract costs and insurance premiums), liquidations due to defaults, as well as receipts of proceeds, if any, from physical damage, credit life and disability and/or any lender's single interest insurance policies, and the purchase amount of receivables repurchased by BVAC due to a breach of a representation or warranty or purchased by the servicer for administrative purposes. Obligors may prepay the receivables at any time without penalty (or with a de minimis charge).

   The rate of prepayment of automotive receivables is influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed vehicle securing a receivable without the consent of the applicable Named Lienholder as the registered lienholder (or the servicer on behalf of the lienholder). The rate of prepayment on the receivables may also be influenced by the structure of the underlying contracts. A series of securities which includes notes may require, if specified in the related prospectus supplement, principal payments at a rate faster than the rate at which principal payments on the receivables are received. These accelerated payments, if any, will be made from the excess cash flows expected to come from the receivables and this feature should shorten the average life of some or all of the securities of such series.

   In addition, under certain circumstances, BVAC will be obligated to repurchase receivables from a trust as a result of breaches of representations and warranties, and the servicer will be obligated to purchase receivables from a trust as a result of breaches of certain covenants. In each case, BVAC will repurchase such receivables pursuant to the related Transfer and Servicing Agreements. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables," "--Servicing Procedures," and "--Termination" regarding the option of the servicer or any other entity to purchase or cause the receivables to be purchased from a trust.

   A series of securities may include one or more classes of strip notes or strip certificates that may be entitled to interest payments with disproportionate, nominal or no principal payments or principal payments with disproportionate, nominal or no interest payments ("Strip Securities"). Strip Securities may be more sensitive than certain other classes of securities of the same series to the rate of payment of the related receivables. Prospective investors in Strip Securities should consider carefully the information about Strip Securities in the related prospectus supplement.

   In light of the above considerations, we cannot assure you as to the amount of principal payments to be made on the securities of a series on any payment date since such amount will depend, in part, on the amount of principal collected on the related receivables pool during the applicable collection period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne entirely by the securityholders. The related prospectus supplement may set forth additional information with respect to the maturity and prepayment considerations applicable to the particular receivables pool and the related series of securities or particular classes of securities.

                    POOL FACTORS AND OTHER POOL INFORMATION

   The "Pool Factor" for each class of securities will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class of securities and which will indicate the remaining aggregate principal balance of such class of securities, as of the applicable payment date (after giving effect to distributions to be made on such payment date), as a fraction of the initial aggregate principal balance of such class of securities. Each Pool Factor will be 1.0000000 as of the related closing date and thereafter will decline to reflect reductions in the applicable aggregate principal balance of the notes or the certificates. A securityholder's portion of the aggregate outstanding aggregate principal balance of the notes or the certificates will equal the product of (1) the original denomination of such securityholder's security and (2) the applicable Pool Factor at the time of determination for such class of securities.

   Unless otherwise provided in the related prospectus supplement, securityholders will receive reports on or about each payment date concerning payments received on the receivables, the aggregate principal balance of the receivables pool and each Pool Factor. In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Securities--Statements to Securityholders."

                                USE OF PROCEEDS

   Unless otherwise provided in the related prospectus supplement, the depositor will apply the net proceeds from the sale of the securities to the purchase of the receivables from BVAC and, if so provided in the related prospectus supplement, to fund the pre-funding account. BVAC will use the portion of such proceeds paid to it for general corporate purposes.

                 BAY VIEW ACCEPTANCE CORPORATION AND AFFILIATES

   BVAC. BVAC is an automotive finance company engaged primarily in the indirect financing (the purchase of loan contracts from dealers) of automobile purchases by individuals. BVAC currently acquires receivables from over 3,800 manufacturer franchised automobile dealerships in 14 states. BVAC is a Nevada corporation, formerly known as Bay View Financial Corporation ("BVFC") and was formed in 1989 by BVAC's parent, the Bank. The Bank is the wholly-owned subsidiary of BVCC. In January, 1998 BVFC was renamed BVAC and entered the indirect automobile finance business through a corporate restructuring by which it became the holding company of CTL, formerly a California thrift and loan acquired by BVCC in June, 1996. CTL was also renamed in January 1998, as BVC. CTL's primary business was the underwriting and purchasing of high yield retail installment sales contracts secured by new and used automobiles and light-duty trucks from dealers located primarily in the States of California, Arizona, Colorado, Illinois, New Mexico, Nevada, Oregon and Texas. BVAC began purchasing and originating receivables in January, 1998.

   Ultra. Ultra was organized in August, 1997 by BVCC primarily to acquire retail installment sales contracts secured by new and used automobiles originated by Ultra Funding, Ltd., based in Austin, Texas, which Ultra acquired in October, 1997. From November 1996 until its acquisition, BVCC participated in a strategic alliance with Ultra Funding, Ltd. to purchase from Ultra Funding, Ltd. all motor vehicle loan contracts meeting BVCC's underwriting criteria. BVC and Ultra were both merged into BVAC in June, 1999.

   Bay View Securitization Corporation. Bay View Securitization Corporation, the depositor, is a special purpose, bankruptcy remote, wholly-owned subsidiary of BVCC, the holding company of the Bank. The depositor was formed in November 1996 as a Delaware corporation and is organized for the limited purpose of acquiring automobile installment sale and installment loan contracts, reselling such receivables and conducting activities incidental thereto.

   The depositor has taken steps in structuring the transactions contemplated in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by the depositor under the United States Bankruptcy Code or other applicable laws will not result in the consolidation of the assets and liabilities of the depositor with those of BVAC, the Bank or BVCC. These steps include the creation of the depositor as a separate, limited-purpose subsidiary pursuant to a certificate of incorporation containing certain limitations (including restrictions on the nature of the depositor's business, as described above, and restrictions on the depositor's ability to commence a voluntary case or proceeding under any bankruptcy or insolvency law without the unanimous affirmative vote of all its directors). However, we cannot assure you that the activities of the depositor would not result in a court concluding that the assets and liabilities of the depositor should be consolidated with those of BVAC, the Bank or BVCC in a proceeding under such bankruptcy or other applicable laws. See "Risk Factors--The Insolvency of BVAC or its Affiliates Could Reduce Payments to You."

   In addition, tax and certain other statutory liabilities, such as liabilities to the Pension Benefit Guaranty Corporation, if any, relating to the underfunding of pension plans of BVAC or its affiliates can be asserted against the depositor. To the extent that any such liabilities arise after the transfer of the receivables to the trust, the trust's interest in the receivables would be prior to the interest of the claimant with respect to any such liabilities. However, the existence of a claim against the depositor could permit the claimant to subject the depositor to an involuntary proceeding under the United States Bankruptcy Code or other bankruptcy or insolvency laws. See "Certain Legal Aspects of the Receivables--Bankruptcy Matters."

                         DESCRIPTION OF THE SECURITIES

General

   With respect to each trust that issues notes and certificates, one or more classes of notes of the related series will be issued pursuant to the terms of an indenture and one or more classes of certificates of the related series will be issued pursuant to the terms of a trust and servicing agreement or a pooling and servicing agreement. With respect to each trust that only issues certificates, one or more classes of certificates of the related series will be issued pursuant to the terms of a pooling and servicing agreement. A form of each of the indenture, the trust and servicing agreement and the pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

   Unless otherwise specified in the related prospectus supplement, the securities will be available for purchase in minimum denominations of $1,000 and integral multiples in excess thereof in book-entry form only. The statements made under this caption are summaries only. For a more detailed description of the securities, you should read the indenture, the trust and servicing agreement and/or the pooling and servicing agreement, as applicable.

Payments of Principal and Interest

   The timing and priority of payments of principal and interest, distributions, seniority, allocations of losses, interest rate, pass-through rate and amount of or method of determining payments of or distributions with respect to principal and interest on each class of securities of a series will be described in the related prospectus supplement. Payments or distributions on the securities will be made on the payment dates specified in the related prospectus supplement. To the extent provided in the related prospectus supplement, a series of securities may include one or more classes of Strip Securities entitled to (1) interest distributions with disproportionate, nominal or no principal distributions or (2) principal distributions with disproportionate, nominal or no interest distributions. Each class of securities may have a different interest rate or pass-through rate, which may be a fixed, variable or adjustable rate (and which may be zero for certain classes of Strip Securities) or any combination of the foregoing. The related prospectus supplement will specify the interest rate and/or pass-through rate for each class of securities of a series or the method for determining such rates.

   If specified in any prospectus supplement, one or more classes of securities of a given series may have fixed principal and/or interest payment schedules or provisions for minimum mandatory payments, as set forth in such prospectus supplement.

   In the case of a series of securities that includes two or more classes of securities, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be as set forth in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, distributions in respect of interest on and principal of any class of securities will be made on a pro rata basis among all holders of securities of the class.

Book-Entry Registration

   Unless otherwise specified in the related prospectus supplement, each class of securities initially will be represented by one or more certificates, in each case registered in the name of the nominee of DTC. Unless another nominee is specified in the related prospectus supplement, the nominee of DTC will be Cede & Co. Accordingly, such nominee is expected to be the holder of record of the securities of each series, except for securities, if any, retained by the depositor or BVAC. Unless and until definitive securities are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no securityholder will be entitled to receive a physical certificate representing a security. All references in this prospectus and in the related prospectus supplement to actions by securityholders refer to actions taken by DTC upon instructions from the participating members of DTC, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to securityholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC's procedures. Beneficial owners of the securities ("Security Owners") will not be recognized as "securityholders" by the related trustee and/or, if applicable the indenture trustee, and Security Owners will be permitted to exercise the rights of securityholders only indirectly through DTC and its participants.

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code (the "UCC") in effect in the State of New York, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities and Exchange Act of 1934, as amended. DTC was created to hold securities for the DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

   Unless otherwise specified in the related prospectus supplement, Security Owners that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through DTC participants and indirect participants. In addition, all Security Owners will receive all distributions of principal and interest from the related trustee through DTC participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the related trustee to DTC's nominee. DTC will then forward such payments to the DTC participants, which thereafter will forward them to indirect participants or Security Owners.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. DTC participants and indirect participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit such payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical securities representing the securities, the DTC rules provide a mechanism by which DTC participants and indirect participants will receive payments and transfer interests, directly or indirectly, on behalf of Security Owners.

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

   Because DTC can act only on behalf of DTC participants, who in turn act on behalf of indirect participants and certain banks, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to such securities, may be limited due to the lack of a physical certificate representing such securities.

   DTC has advised the depositor that it will take any action permitted to be taken by a Security Owner under the applicable trust and servicing agreement or pooling and servicing agreement and the indenture only at the direction of one or more DTC participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include such undivided interests.

   Except as required by law, neither the trustee nor the indenture trustee, if applicable, will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Definitive Securities

   Unless otherwise stated in the related prospectus supplement, the securities of a given series will be issued in fully registered, certificated form to securityholders or their respective nominees, rather than to DTC or its nominee, only if

  . the related trustee or, if applicable, the indenture trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the related securities and such trustees are unable to locate a qualified successor,

  . the trustee or, if applicable, the indenture trustee elects to terminate the book-entry system through DTC, or

  . after the occurrence of a default by the servicer under the applicable trust and servicing agreement or pooling and servicing agreement, Security Owners representing at least a majority of the outstanding principal amount of the securities of such series, advise the related trustee through DTC that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of the related Security Owners.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, the related trustee will be required to notify the related Security Owners, through DTC participants, of the availability of definitive securities. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee or indenture trustee will issue definitive securities to the related Security Owners. Payments on the related definitive securities will be made thereafter by the related trustee directly to the holders in whose name the related definitive securities are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related trust and servicing agreement or pooling and servicing agreement and the indenture, if applicable. Payments will be made by check mailed to the address of such holders as they appear on the register specified in the related agreements; however, the final payment on any securities (whether definitive securities or securities registered in the name of a depository or its nominee) will be made only upon presentation and surrender of such securities at the office or agency specified in the notice of final payment to securityholders.

   Definitive securities will be transferable and exchangeable at the offices of the related trustee (or any security registrar appointed thereby). No service charge will be imposed for any registration of transfer or exchange, but such trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Statements to Securityholders

   With respect to each series of securities, on or prior to each payment date, the servicer (to the extent applicable to such securityholder) will prepare and forward to the related trustee and, if applicable, the indenture trustee, to be included with the payment to each securityholder of record a statement setting forth for the related collection period the following information (and any other information specified in the related prospectus supplement):

  (1) the amount of the payment allocable to principal of each class of securities of such series;

  (2) the amount of the payment allocable to interest on each class of securities of such series;

  (3) the amount of the servicing fee paid to the servicer with respect to the related collection period;

  (4) the aggregate principal balance of the notes or the certificate balance of the certificates and the Pool Factor for each class of securities of such series as of the payment date after giving effect to all payments under clause (1) above on such date;

  (5) the balance of any spread account or other form of credit enhancement, after giving effect to any additions thereto or withdrawals therefrom or reductions thereto to be made on the following payment date;

  (6) with respect to any series of securities as to which a pre-funding account has been established, for payment dates during the funding period, the remaining pre-funded amount; and

  (7) with respect to any series of securities as to which a pre-funding account has been established, for the payment date that falls on or immediately after the end of the funding period, the amount, if any, of the pre-funded amount that has not been used to purchase subsequent receivables.

  (8) the aggregate net losses on the receivables for the related collection period;

  (9) the aggregate principal balance of all receivables which were delinquent 30 days or more as of the last day of the related collection period; and

  (10) the amount of advances from the servicer made on such payment date; the aggregate amount of outstanding advances on such payment date; and the amount of advances reimbursed to the servicer on such payment date based on the fact that the related receivable became a defaulted receivable during the prior collection period.

   In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the related trustee or indenture trustee, as applicable, will mail to each person who at any time during such calendar year shall have been a registered securityholder a statement containing certain information for the purposes of such securityholder's preparation of federal income tax returns. See "Federal Income Tax Consequences."

List of Securityholders

   Unless otherwise specified in the related prospectus supplement, each trustee and indenture trustee, within 15 days after receipt of written request of the servicer, will provide the servicer with a list of the names and addresses of all holders of record as of the most recent record date of the related series of securities. In addition, three or more holders of the securities of any series or one or more holders of such securities evidencing not less than 25% of the applicable aggregate principal balance of the certificates or 25% of the applicable aggregate principal balance of the notes, as the case may be, may, by written request to the related trustee or indenture trustee, obtain access to the list of all certificateholders or noteholders, as the case may be, maintained by such trustee for the purpose of communicating with other certificateholders or noteholders with respect to their rights under the related trust and servicing agreement or pooling and servicing agreement, under the indenture, if applicable, or under such securities.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

   The following summary describes certain terms of (1) each purchase agreement pursuant to which the depositor will purchase receivables from BVAC and (2) each trust and servicing agreement or pooling and servicing agreement pursuant to which a trust will be created and will purchase receivables from the depositor and the servicer will agree to service such receivables and pursuant to which securities may be issued (collectively, the "Transfer and Servicing Agreements"). If the trust also issues a series of notes, the notes will be issued pursuant to an indenture. See "The Indenture" in this prospectus. Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. This summary of the Transfer and Servicing Agreements is not complete. For a more detailed description of the agreements, you should read the Transfer and Servicing Agreements and the related prospectus supplement.

Sale and Assignment of Receivables

   On the related closing date:

     (1) BVAC will sell and assign to the depositor pursuant to the related purchase agreement, without recourse, its entire right in the related receivables, including its security interests in the related financed vehicles;

     (2) the depositor will sell and assign to the related trust pursuant to the applicable Transfer and Servicing Agreements, without recourse, (a) its entire right in such receivables, including the security interests in the financed vehicles, and (b) if so provided in the related prospectus supplement, the applicable pre-funded amount; and

     (3) in the case of a series of notes issued by a trust, the trust will pledge its entire right in such receivables and the other property of the trust as collateral for repayment of the notes.

   Each receivable will be identified in a schedule appearing as an exhibit to the related Transfer and Servicing Agreement. Concurrently with the sale and assignment of the receivables and, if applicable, the pre-funded amount to the related trust, the trustee or indenture trustee will execute, authenticate and deliver the related series of securities to the depositor, or the trust, as applicable, in exchange for such receivables and such pre-funded amount, if any. The related prospectus supplement will specify whether the property of a trust will include the pre-funded amount and, if so, the terms, conditions and manner under which subsequent receivables will be sold and assigned by the depositor to the related trust and, if applicable, the related indenture trustee.

   In each purchase agreement, BVAC will represent and warrant to the depositor, among other things, that:

     (1) the information provided with respect to the related receivables is correct in all material respects;

     (2) the obligor on each such receivable has obtained or agreed to obtain and maintain physical damage insurance covering the financed vehicle in accordance with BVAC's normal requirements;

     (3) at the closing date, with respect to receivables conveyed to a trust on the closing date, and on the applicable subsequent transfer date with respect to any subsequent receivables, the receivables are free and clear of all security interests, liens, charges and encumbrances, other than the lien of the depositor, and no offsets, defenses or counterclaims against the depositor or BVAC have been asserted or threatened with respect to the related receivables;

     (4) at the closing date or subsequent transfer date, as applicable, each of the related receivables secured by a financed vehicle registered in the State of California is secured by a first priority perfected security interest in the related financed vehicle in favor of the trustee on behalf of the trust as secured party or all necessary action has been taken by BVAC, or one of the other Named Lienholders to secure such a first priority perfected security interest; and

     (5) each of the related receivables, at the time it was originated, complied and, at the closing date or subsequent transfer date, as applicable, complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws.

   As of the last day of any collection period following the discovery by or notice to BVAC of a breach of any such representation or warranty that materially and adversely affects the interests of the depositor or its assignee in a receivable (or as of the last day of the preceding collection period, if BVAC so elects), BVAC, unless it has cured such breach, will repurchase the receivable at a price equal to the unpaid principal balance owed by the obligor thereon plus, accrued interest on such amount at the contract rate of such receivable to the date of purchase, and such receivable will be considered a purchased receivable as of the purchase date. In each trust and servicing agreement or pooling and servicing agreement, the depositor will assign certain rights under the related purchase agreement to the related trust, and in each indenture, the trust will assign such rights under the related purchase agreement to the related indenture trustee. Such rights include the right to cause BVAC to repurchase receivables with respect to which it is in breach of any such representation and warranty. The repurchase obligation of BVAC pursuant to each Transfer and Servicing Agreement or indenture will constitute the sole remedy available to the related securityholders or applicable trustee for any uncured breach of a representation or warranty.

Sale and Assignment of Subsequent Receivables

   If the related prospectus supplement provides that the property of a trust will include a pre-funding account, BVAC will be obligated to sell and assign to the depositor pursuant to the related purchase agreement, and the depositor will be obligated to sell and assign to the related trust pursuant to the related trust and servicing agreement or pooling and servicing agreement, subsequent receivables from time to time during the funding period in an aggregate outstanding principal amount approximately equal to the pre-funded amount. If the trust issues a series of notes, the trust will pledge its right in such subsequent receivables to the indenture trustee as collateral for payment of the notes. The related trust will be obligated pursuant to the related trust and servicing agreement or pooling and servicing agreement to purchase all such subsequent receivables from the depositor, and, as applicable, the related indenture trustee will be obligated pursuant to the related indenture to accept the pledge of such subsequent receivables from the trust, subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others:

     (1) each such subsequent receivable shall satisfy the eligibility criteria specified in the related trust and servicing agreement or pooling and servicing agreement and shall not have been selected from among the eligible receivables in a manner that BVAC or the depositor deems adverse to the interests of the related securityholders;

     (2) as of the applicable cutoff date for such subsequent receivables, all of the receivables in the related trust, including the subsequent receivables to be conveyed to the trust as of such date, must satisfy the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement;

     (3) any required deposit to any spread account or other similar account must have been made; and

     (4) BVAC must execute and deliver to the depositor, the depositor must execute and deliver to such trust, and, if applicable, the trust must execute and deliver to the indenture trustee, a written assignment conveying such subsequent receivables to the depositor, the related trust and the indenture trustee, respectively.

   In addition, the conveyance of subsequent receivables to a trust is subject to the satisfaction of the following conditions subsequent, among others, each of which must be satisfied within the applicable time period specified in the related prospectus supplement:

  (1) the depositor must deliver certain opinions of counsel to the related owner trustee and, if applicable, the indenture trustee with respect to the validity of the conveyance of such subsequent receivables to the trust and, if applicable, the indenture trustee;

  (2) the applicable trustee must receive written confirmation from a firm of certified independent public accountants that, as of the end of the period specified therein, the receivables in the related receivables pool, including all such subsequent receivables, satisfied the parameters described under "The Receivables Pools" in this prospectus and "The Receivables Pool" in the related prospectus supplement; and

  (3) each of the rating agencies must have notified the depositor in writing that, following the conveyance of the subsequent receivables to the trust and, if applicable, the pledge of the subsequent receivables to the indenture trustee, each class of securities of the related series will have the same rating assigned to it by such rating agency that it had on the related closing date.

   If any such conditions precedent or conditions subsequent are not met with respect to any subsequent receivables within the time period specified in the related prospectus supplement, BVAC will be required under the related Transfer and Servicing Agreement to repurchase such subsequent receivables from the related trust, at a purchase price equal to the related purchase amounts therefor.

Accounts

   Collection or Certificate Account. With respect to each trust, the depositor will establish and the servicer will maintain one or more accounts with and in the name of the related trust on behalf of the related securityholders, into which all payments made on or in respect of the related receivables will be deposited (as described in this prospectus) and from which all payments or distributions with respect to the related securities will be made. The amounts on deposit in this account will be invested by the applicable trustee in eligible investments.

   Payahead Account. If so provided in the related prospectus supplement, the servicer will establish a payahead account in the name of the related trust and for the benefit of obligors on the receivables, into which, to the extent required by the trust and servicing agreement or pooling and servicing agreement, payaheads on precomputed receivables will be deposited until such time as the payment becomes due. Until such time as payments are transferred from the payahead account to the collection or certificate account, they will not constitute collected interest or collected principal and will not be available for distribution to securityholders. The payahead account will initially be maintained with the applicable trustee. Interest earned on the balance in the payahead account will be remitted to the servicer monthly. Collections on a precomputed receivable made during a collection period shall be applied first to any overdue scheduled payment on such receivable, then to the scheduled payment on such receivable due in such collection period. If any collections remaining after the scheduled payment is made are insufficient to prepay the precomputed receivable in full, then generally such remaining collections shall be transferred to and kept in the payahead account until such later collection period as the collections may be retransferred to the collection or certificate account and applied either to a later scheduled payment or to prepay such receivable in full.

   Pre-Funding Account. If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account in the name of the related owner trustee (or, in the case of a series of securities which includes notes, the indenture trustee) on behalf of the related securityholders, into which the depositor or the trust, as applicable, will deposit the pre-funded amount on the related closing date. In no event will the pre-funded amount exceed 25% of the original aggregate principal balance of the receivables pool for the related series of securities. The pre-funded amount will be used by the related trustee to purchase subsequent receivables from the depositor from time to time during the funding period. The amounts on deposit in the pre-funding account during the funding period will be invested by the applicable trustee in eligible investments. Any investment income, net of any related investment expenses, received on the eligible investments during a collection period will be included in the interest distribution amount on the following payment date. The funding period, if any, for a trust will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three calendar months after the related closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders, in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

   Other Accounts; Investment of Trust Funds. Any other accounts to be established with respect to a trust, including any spread account, payment account or yield supplement account, will be described in the related prospectus supplement.

   For each series of securities, funds in the collection or certificate account, pre-funding account and any other trust accounts identified as such in the related prospectus supplement will be invested in eligible investments as provided in the related Transfer and Servicing Agreement or, if applicable, the indenture, and any related investment income will be distributed as described in this prospectus and in the related prospectus supplement. Eligible investments generally will be limited to investments acceptable to the rating agencies as being consistent with the rating of the related securities. Except as may be otherwise indicated in the applicable prospectus supplement, eligible investments will include:

  (1) direct obligations of, and obligations guaranteed by, the United States of America, Fannie Mae, or any instrumentality of the United States of America;

  (2) demand and time deposits in or similar obligations of any depository institution or trust company (including the trustees or any agent of the trustees, acting in their respective commercial capacities) having an approved rating of at least P-1 by Moody's Investors Service, Inc. or A-1+ by Standard & Poor's Rating Services (an "Approved Rating") or any other deposit which is fully insured by the Federal Deposit Insurance Corporation;

  (3) repurchase obligations with respect to any security issued or guaranteed by an instrumentality of the United States of America entered into with a depository institution or trust company having an Approved Rating (acting as principal);

  (4) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any State, the short-term unsecured obligations of which have an Approved Rating, or higher, at the time of such investment;

  (5) commercial paper having an Approved Rating at the time of such investment;

  (6) a guaranteed investment contract issued by any insurance company or other corporation acceptable to the rating agencies;

  (7) interests in any money market fund having a rating of Aaa by Moody's Investors Service, Inc. or AAAm by Standard & Poor's Ratings Services; and

  (8) any other investment approved in advance in writing by the rating agencies.

   Except as described in this prospectus or in the related prospectus supplement, eligible investments will be limited to obligations or securities that mature on or before the date of the next scheduled distribution to securityholders of such series; provided, however, that, unless the related prospectus supplement requires otherwise, each trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, will generally permit the investment of funds in any spread account or similar type of credit enhancement account to be invested in eligible investments without the limitation that such eligible investments mature not later than the business day prior to the next succeeding payment date if (1) the servicer obtains a liquidity facility or similar arrangement with respect to such spread account or other account and (2) each rating agency that initially rated the related securities confirms in writing that the ratings of such securities will not be lowered or withdrawn as a result of eliminating or modifying such limitation.

   The accounts established on behalf of the trusts will be maintained as eligible deposit accounts. Eligible deposit account means either:

  (1) a segregated account with an eligible institution, or

  (2) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each rating agency in one of its generic rating categories that signifies investment grade.

   Eligible institution means, with respect to a trust,

  (1) the corporate trust department of the applicable trustee, or

  (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank)

    (a) that has either (i) a long-term unsecured debt rating of at least Baa3 from Moody's Investor's Service, Inc. or at least BBB- from Standard & Poor's Ratings Services or (ii) a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the rating agencies, and

    (b) whose deposits are insured by the FDIC.

Servicing Procedures

   The servicer will make reasonable efforts to collect all payments due with respect to the receivables and, consistent with the related trust and servicing agreement or pooling and servicing agreement, will follow such collection procedures as it follows with respect to comparable automotive installment contracts that it owns or services for others. The servicer will continue to follow such normal collection practices and procedures as it deems necessary or advisable to realize upon any receivables with respect to which the servicer determines that eventual payment in full is unlikely. The servicer may sell the financed vehicle securing such receivables at a public or private sale, or take any other action permitted by applicable law.

   Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to extend or modify the payment schedule. If, however, the extension of a payment schedule causes a receivable to remain outstanding on the latest final scheduled payment date of any class of securities with respect to a series of securities specified in the related prospectus supplement, the servicer will purchase such receivable as of the last day of the collection period preceding such final scheduled payment date. The servicer's purchase obligation will constitute the sole remedy available to the related securityholders or applicable trustee for any such modification of a receivable.

Collections

   With respect to each trust, the servicer will deposit all payments (from whatever source) on and all proceeds of the related receivables collected during a collection period into the related collection or certificate account not later than two business days after receipt thereof. However, at any time that and for so long as (1) BVAC is the servicer, (2) no servicer default under the trust and servicing agreement or pooling and servicing agreement shall have occurred and be continuing with respect to the servicer and (3) each other condition to making deposits less frequently than daily as may be specified by the rating agencies or set forth in the related prospectus supplement is satisfied, the servicer will not be required to deposit such amounts into the collection or certificate account until on or before the applicable payment date. Pending deposit into the collection or certificate account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit such funds, securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the related receivables and payment of the aggregate purchase amounts with respect to receivables purchased by the servicer.

   Unless otherwise provided in the applicable prospectus supplement, payaheads on precomputed receivables will be transferred from the collection or certificate account and deposited into the payahead account for subsequent transfer to the collection or certificate account, as described above under "-- Accounts."

Advances

   Unless otherwise provided in the related prospectus supplement, if a receivable is delinquent more than 30 days at the end of a collection period, the servicer will make an advance in the amount of 30 days of interest due on such receivable, but only to the extent that the servicer, in its sole discretion, expects to recover the advance from subsequent collections on the receivable or from withdrawals from any spread account or other form of credit enhancement. The servicer will deposit advances in the collection or certificate account on or prior to the date specified therefor in the related prospectus supplement. If the servicer determines that reimbursement of an advance from subsequent payments on or with respect to the related receivable is unlikely, the servicer may recover such advance from insurance proceeds, collections made on other receivables or from any other source specified in the related prospectus supplement.

Servicing Compensation and Payment of Expenses

   Unless otherwise specified in the related prospectus supplement, the servicer will be entitled to receive a servicing fee with respect to each trust, at a rate equal to one percent (1.00%) per annum, payable monthly at one-twelfth the annual rate, of the related aggregate principal balance of the receivables pool as of the beginning of the related collection period. Unless otherwise provided in the related prospectus supplement, the servicer also will collect and retain any late fees, prepayment charges, other administrative fees or similar charges allowed by applicable law with respect to the receivables and will be entitled to reimbursement from each trust for certain liabilities.

   The servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive receivables as an agent for the related trust, including collecting and posting all payments, making advances, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, and overseeing the collateral in cases of obligor default. The servicing fee will also compensate the servicer for administering the related receivables pool, including accounting for collections and furnishing monthly and annual statements to the related trustee with respect to distributions, and generating federal income tax information for such trust and for the related securityholders. The servicing fee also will reimburse the servicer for certain taxes, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the applicable receivables pool.

Payments and Distributions

   With respect to each series of securities, beginning on the payment date specified in the related prospectus supplement, payments of principal and interest (or, where applicable, of interest only or principal only) on each class of securities entitled thereto will be made by the related trustee to the related securityholders. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of securities will be set forth in the related prospectus supplement.

   With respect to each trust, collections on or with respect to the related receivables will be deposited into the related collection or certificate account for distribution to the related securityholders on each payment date to the extent and in the priority provided in the related prospectus supplement. Credit enhancement, such as a spread account, yield supplement account or other arrangement, may be available to cover shortfalls in the amount available for distribution on such date to the extent specified in the related prospectus supplement. As more fully described in the related prospectus supplement, and unless otherwise specified therein, payments in respect of principal of a class of securities of a series will be subordinate to payments in respect of interest on such class, and payments in respect of one or more classes of securities of a series may be subordinate to payments in respect of other classes of securities. Payments of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a collection period or, to the extent provided in the related prospectus supplement, may be made on an accelerated basis subject to the availability of excess cash flow from the receivables.

Credit Enhancement

   The amounts and types of any credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, spread accounts, cash collateral accounts, reserve accounts, yield supplement accounts, insurance policies, letters of credit, surety bonds, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, other agreements with respect to third-party payments or other support, cash deposits, or such other arrangements as may be described in the related prospectus supplement, or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

   The existence of a spread account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the securityholders of such class or series of the full amount of principal and interest due thereon and to decrease the likelihood that such securityholders will experience losses. Unless otherwise specified in the related prospectus supplement, the credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of all principal and interest thereon. If losses occur which exceed the amount covered by such credit enhancement or which are not covered by such credit enhancement, securityholders will bear their allocable share of such losses, as described in the related prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of any such series will be subject to the risk that such credit enhancement may be exhausted by the claims of securityholders of other series.

   Spread Account. If so provided in the related prospectus supplement, pursuant to the related trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, the depositor or the trust, as applicable, will cause the applicable trustee to establish a spread account for a series or class or classes of securities, which will be maintained with such trustee. To the extent provided in the related prospectus supplement, a spread account may be funded by an initial deposit by the depositor on the closing date in the amount set forth in the related prospectus supplement and, if the related series has a funding period, may also be funded on each subsequent transfer date to the extent described in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the spread account may be increased or reinstated on each payment date, to the extent described in the related prospectus supplement, by the deposit thereto of the amount of collections on the related receivables remaining on such payment date after the payment of all other required payments and distributions on such date. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of any such spread account, either to holders of the certificates covered thereby or to the depositor or to any other entity.

Evidence of Compliance

   Each trust and servicing agreement or pooling and servicing agreement will provide that a firm of independent public accountants will furnish annually to the related trustee a statement as to compliance by the servicer during the preceding twelve months with certain standards relating to the servicing of the receivables.

   Each trust and servicing agreement or pooling and servicing agreement will also provide for delivery to the related trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under such agreements throughout the preceding twelve months or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed or will agree to give each trustee notice of the occurrence of certain servicer defaults under the related trust and servicing agreement or pooling and servicing agreement.

   Copies of the foregoing statements and certificates may be obtained by securityholders by a request in writing addressed to the related trustee or indenture trustee at the Corporate Trust Office for such trustee specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

   Each trust and servicing agreement or pooling and servicing agreement will provide that BVAC may not resign from its obligations and duties as servicer thereunder, except upon determination that BVAC's performance of such duties is no longer permissible under applicable law. Under certain circumstances, BVAC may transfer its obligations and duties as servicer to a qualified affiliate. No such assignment or resignation will become effective until the related trustee or a successor servicer has assumed BVAC's servicing obligations and duties under the related trust and servicing agreement or pooling and servicing agreement.

   Each trust and servicing agreement or pooling and servicing agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related trust or securityholders for taking any action or for refraining from taking any action pursuant to the related trust and servicing agreement or pooling and servicing agreement or for errors in judgment, except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties or by reason of reckless disregard of its obligations and duties thereunder. In addition, each trust and servicing agreement or pooling and servicing agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under such agreements and that, in its opinion, may cause it to incur any expense or liability.

   Under the circumstances specified in each trust and servicing agreement or pooling and servicing agreement, any entity into which BVAC may be merged or consolidated, or any entity resulting from any merger or consolidation to which BVAC is a party, or any entity succeeding to the indirect automobile financing and receivable servicing business of BVAC, which corporation or other entity assumes the obligations of the servicer, will be the successor to the servicer under such agreements.

Servicer Defaults

   Unless otherwise provided in the related prospectus supplement, servicer defaults under each trust and servicing agreement or pooling and servicing agreement will consist of:

  (1) any failure by the servicer or BVAC to deliver to the related owner trustee or, if applicable, the indenture trustee for payment to the related securityholders any required payment, which failure continues unremedied for five business days after written notice to the servicer of such failure from the applicable trustee or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable);

  (2) any failure by the servicer, BVAC or the depositor duly to observe or perform in any material respect any covenant or agreement in the related trust and servicing agreement or pooling and servicing agreement, which failure materially and adversely affects the rights of the related securityholders and which continues unremedied for 60 days after written notice of such failure is given to the servicer, BVAC or the depositor, as the case may be, by the related owner trustee, or, if applicable, the indenture trustee, or holders of the related securities evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable); and

  (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings with respect to the servicer and certain actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

Rights Upon Servicer Default

   Unless otherwise provided in the related prospectus supplement, as long as a servicer default under the related trust and servicing agreement or pooling and servicing agreement remains unremedied, the related owner trustee or, if applicable, indenture trustee, upon direction to do so by holders of securities of the related series evidencing not less than 25% of the aggregate principal balance of the notes (or aggregate principal balance of the certificates and/or notional principal amount, if applicable) may terminate all the rights and obligations of the servicer under such agreements, whereupon a successor servicer appointed by the related trustee or such trustee will succeed to all the responsibilities, duties and liabilities of the servicer under such agreements and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no servicer default other than such appointment has occurred, such trustee or official may have the power to prevent the related trustee or the related securityholders from effecting a transfer of servicing. If the related trustee is unwilling or unable to act as successor to the servicer, such trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with assets of at least $50,000,000 and whose regular business includes the servicing of automotive receivables. The related trustee may arrange for compensation to be paid to such successor servicer, which in no event may be greater than the servicing compensation paid to the servicer under the related trust and servicing agreement or pooling and servicing agreement.

Waiver of Past Defaults

   Unless otherwise provided in the related prospectus supplement, holders of securities evidencing not less than a majority of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) may, on behalf of all such securityholders, waive any default by the servicer in the performance of its obligations under the related trust and servicing agreement or pooling and servicing agreement and its consequences, except a default in making any required deposits to or payments from any account in accordance with the trust and servicing agreement. No such waiver will impair the securityholders' rights with respect to subsequent servicer defaults.

Amendment

   Unless otherwise specified in the related prospectus supplement, each trust and servicing agreement or pooling and servicing agreement may be amended from time to time by the depositor, the servicer, the trust and the related owner trustee or, if applicable, indenture trustee, without the consent of the related securityholders, to cure any ambiguity, correct or supplement any provision therein that may be inconsistent with other provisions therein, or to make any other provisions with respect to matters or questions arising under such agreements that are not inconsistent with the provisions of the agreements; provided that such action shall not, in the opinion of counsel satisfactory to the related trustee, materially and adversely affect the interests of any related securityholder. Each trust and servicing agreement or pooling and servicing agreement may also be amended by the depositor, the servicer and the related trustee with the consent of the holders of the related securities evidencing not less than 51% of the related aggregate principal balance of the notes (or aggregate principal balance of the certificates or notional principal amount, if applicable) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreements or of modifying in any manner the rights of such securityholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related receivables or distributions that are required to be made for the benefit of such securityholders or (2) reduce the aforesaid percentage of the aggregate principal balance of such series that is required to consent to any such amendment, without the consent of the holders of all of the outstanding securities of such series. No amendment of the trust and servicing agreement will be permitted unless an opinion of counsel is delivered to the trustee to the effect that such amendment will not adversely affect the tax status of the trust.

Termination

   Unless otherwise specified in the related prospectus supplement, the obligations of the servicer, the depositor, the trust and the related owner trustee or indenture trustee pursuant to the applicable trust and servicing agreement or pooling and servicing agreement or indenture, if applicable, will terminate upon the earliest to occur of (1) the maturity or other liquidation of the last receivable in the related receivables pool and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to the related securityholders of all amounts required to be paid to them pursuant to the applicable trust and servicing agreement or pooling and servicing agreement and, in the case of a series of notes issued by a trust, the indenture, and (3) the occurrence of certain insolvency events, to the extent set forth in the related prospectus supplement.

   Unless otherwise specified in the related prospectus supplement, in order to avoid excessive administrative expenses, the servicer or one or more other entities identified in the related prospectus supplement, will be permitted, at its option, to purchase from each trust or to cause such trust to sell all remaining receivables in the related receivables pool as of the end of any collection period, if the aggregate principal balance of the receivables pool as of the end of the related collection period would be less than or equal to the level set forth in the related prospectus supplement. The purchase price will be equal to the fair market value of such receivables, but not less than the sum of (1) the outstanding aggregate principal balance of the receivables pool and (2) accrued and unpaid interest on such amount computed at a rate equal to the weighted average contract rate of the receivables, minus any amount representing payments received on the receivables and not yet applied to reduce the principal balance thereof or interest related thereto or the weighted average interest rate applicable to any outstanding securities as specified in the related prospectus supplement.

                                 THE INDENTURE

   The following summary describes certain terms of each indenture pursuant to which a trust will issue a series of notes, if any. The summary assumes that the notes are insured by an insurance policy and, if the related prospectus supplement provides that the notes will be insured by a policy, the insurer will control the exercise of the rights and remedies of the noteholders unless the insurer is in default under the policy. A form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The following summary is not complete. For a more detailed description of the indenture, you should read the indenture and the related prospectus supplement.

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

Default under the Indenture

   With respect to the notes of a given series, unless otherwise specified in the related prospectus supplement, an indenture default under the related indenture will occur if:

  . the trust fails to pay any interest or principal on any note after such amounts are due and payable for five or more days after notice thereof is given to the trust by the indenture trustee, or if applicable, the insurer, or after notice is given to such trust and the indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

  . the trust defaults in the observance or performance of any covenant or agreement that it made in the related indenture and the default continues for a period of 90 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes;

  . the trust makes any representation or warranty in the related indenture (or in any certificate delivered in connection with such indenture) that was incorrect in a material respect as of the time made, and such breach is not cured within 30 days after notice is given to such trust by the indenture trustee or, if applicable, the insurer, or after notice is given to such trust and such indenture trustee by the holders of at least 25% of the principal amount of the outstanding notes (voting as a single class); or

  . certain events of bankruptcy, insolvency, receivership or liquidation of the applicable trust (a "Trust Bankruptcy Event") occur.

   Either the insurer or the noteholders may declare an indenture default. The insurer will control the remedy for an indenture default, unless the insurer is in default under the policy, in which case the noteholders will control the remedy. The party who declares the indenture default may give notice and accelerate the payment of principal in respect of the notes, declaring the principal on the notes immediately due and payable.

   If an indenture default occurs and the insurer is not in default under the Policy, the insurer will have the right to control the remedy. The insurer may, at its discretion, require the indenture trustee to liquidate the property of the trust, in whole or in part, on any date following the acceleration of the notes due to such indenture default. Such liquidation will cause a full or partial redemption of the notes. However, the insurer may not cause the indenture trustee to liquidate the property of the trust if the liquidation proceeds would not be enough to pay all outstanding principal and accrued interest on the notes, unless the indenture default arose from a Trust Bankruptcy Event.

   If an indenture default occurs and the insurer is in default under the policy, the holders of at least two-thirds (2/3) of the aggregate principal balance of the notes then outstanding (voting as a single class) will have the right to control the remedies available under the indenture with respect to such default, including the right to direct the indenture trustee to liquidate the property of the trust. However, the noteholders may not direct the indenture trustee to liquidate the property of the trust unless the indenture default arose from a Trust Bankruptcy Event.

   Following an indenture default and acceleration of the notes, the indenture trustee will continue to submit claims under the policy for any shortfalls in amounts needed to make payments on the notes, unless the party controlling the remedies liquidates the property of the trust. If the insurer or the noteholders elect to liquidate the trust property upon the occurrence of a Trust Bankruptcy Event, as described above, the policy should be available to cover losses to noteholders resulting from the liquidation of the trust assets. Upon such a payment following a liquidation of all of the trust's assets, the policy will be terminated, and the insurer will have no further obligation to make any additional payment under the policy.

   If the noteholders control the remedy upon an indenture default and wish to sell the trust's assets upon a Trust Bankruptcy Event, the noteholders may determine to sell the receivables whether or not the proceeds of such sale will be sufficient to pay any portion of the principal and interest payable with respect to any subordinated class of notes. Upon such a sale of the receivables by the indenture trustee, if the insurer remains in default and the proceeds from such sale and any amounts on deposit in the spread account and the collection or certificate account are not sufficient to pay all the notes in full, then the subordinated class of notes will bear losses as described in the prospectus supplement.

Certain Covenants

   Unless otherwise specified in a prospectus supplement with respect to a series of securities that includes notes, each indenture will provide that the related trust may not consolidate with or merge into any other entity, unless:

  . the entity formed by or surviving such consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

  . such entity expressly assumes the trust's obligation to make due and punctual payments on the notes of the related series and the performance or observance of every obligation of the trust under the indenture;

  . no indenture default shall have occurred and be continuing immediately after such merger or consolidation;

  . the indenture trustee has been advised that the rating of the securities of such series then in effect would not be reduced or withdrawn by any rating agency as a result of such merger or consolidation; and

  . the indenture trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the trust or to any of its noteholders.

  Each trust that issues notes will not, among other things:

  . except as expressly permitted by the applicable indenture, the applicable Transfer and Servicing Agreements or certain related documents with respect to such trust, sell, transfer, exchange or otherwise dispose of any of the assets of such trust;

  . claim any credit on or make any deduction from the principal and interest payable in respect of the notes of the related series (other than amounts withheld under the Internal Revenue Code of 1986, as amended (the "Code") or applicable state law) or assert any claim against any present or former holder of such notes because of the payment of taxes levied or assessed upon such trust;

  . permit the validity or effectiveness of the related indenture to be impaired or permit any person to be released from any covenants or obligations with respect to such notes under such indenture except as may be expressly permitted thereby;

  . dissolve or liquidate in whole or in part until the notes are repaid or will be repaid as a result thereof; or

  . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise impair the assets of such trust or the proceeds thereof.

Satisfaction and Discharge of Indenture

   An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all such notes or, with certain limitations, upon deposit with such indenture trustee of funds sufficient for the payment in full of all such notes.

Modification of Indenture

   With respect to each trust that issues notes, unless otherwise provided in the related prospectus supplement, the trust and the indenture trustee may, with the consent of the holders of notes of the related series evidencing not less than 51% of the outstanding principal balance of such notes, acting as a single class and with the consent of the servicer (which consent may not be unreasonably withheld) execute a supplemental indenture to add to or change in any manner the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

   Unless otherwise specified in the related prospectus supplement with respect to a series of securities which includes notes, the indenture may not be amended to:

  . change the due date of any installment of principal of or interest on any outstanding note or reduce the principal amount, the interest rate on or the redemption price with respect thereto or change the method, place, or currency of payment;

  . impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

  . reduce the percentage of the aggregate amount of the outstanding notes of such series which is required for any such indenture supplement or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or defaults thereunder;

  . modify or alter the provisions of the indenture regarding the voting of notes held by the applicable trust, the depositor or an affiliate of any of them;

  . reduce the percentage of the aggregate outstanding amount of such series which is required to direct the indenture trustee to sell or liquidate the receivables; or

  . permit the creation of any lien ranking prior to or on a parity with the lien of the indenture trustee with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture trustee.

   Unless otherwise provided in the applicable prospectus supplement with respect to a series that includes notes, the related trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series, but with the consent of the servicer (which consent may not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of such noteholders; provided that such action will not materially and adversely affect the interest of any such noteholder.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interest in Vehicles

   Installment sale contracts, such as those included in the receivables, evidence the credit sale of automobiles, light-duty trucks, recreational vehicles, motorcycles and vans by dealers to obligors; the contracts and the installment loan and security agreements also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all of the states where BVAC currently acquires or originates receivables, a security interest in a vehicle is perfected by notation of the secured party's lien on the vehicle's certificate of title. With respect to the receivables, the lien is or will be perfected in the name of one of the Named Lienholders. A majority of the receivables are currently originated in California and Texas. The terms of each receivable prohibit the sale or transfer of the financed vehicle without the lienholder's consent.

   Pursuant to each purchase agreement, BVAC will assign its security interests in the financed vehicles to the depositor along with the receivables. Pursuant to each trust and servicing agreement or pooling and servicing agreement, the depositor will sell its security interests in the financed vehicles to the related trustee along with the receivables. In the case of a series of notes issued by a trust, pursuant to each indenture, the trust will grant the indenture trustee a security interest in its assets, including the receivables and its security interest in the financed vehicles. Because of the administrative burden and expense, neither the depositor nor the applicable trustee will amend any certificate of title to identify itself as the secured party.

   In most states, including California, an assignment in the form of a sale or pledge such as that under the Transfer and Servicing Agreements or the indenture should be an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. In certain other states, the laws governing certificates of title are silent on the question of the effect of an assignment on the continued validity and perfection of a security interest in vehicles. However, with respect to security interests perfected by a central filing, the UCC in these states provides that a security interest continues to be valid and perfected even though the security interest has been assigned to a third party and no amendments or other filings are made to reflect the assignment. The Permanent Editorial Board for the UCC has adopted an official comment to the UCC that provides that this rule also applies to a security interest in a vehicle which is perfected by the notation of the lien on the certificate of title. Although the Permanent Editorial Board commentary does not have the force of law, such comments are typically given substantial weight by the courts.

   Other states, including Texas, have statutory provisions that address or could be interpreted as addressing assignments. However, nearly all of these statutory provisions either do not require compliance with the procedure outlined to insure the continued validity and perfection of the lien or are ambiguous on the issue of whether the procedure must be followed. Under the official comment noted above, if these procedures for noting an assignee's name on a certificate of title are determined to be merely permissive in nature, the procedures would not have to be followed as a condition to the continued validity and perfection of the security interest.

   By not identifying the trust or the indenture trustee as the secured party on the certificate of title, the security interest of the trust or the indenture trustee in the vehicle could be defeated through fraud or negligence. In the absence of fraud or forgery by the vehicle owner or one of the Named Lienholders, or administrative error by state or local agencies, the notation of BVAC's lien on the certificates should be sufficient to protect the trust or the indenture trustee against the right of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a receivable. If there are any vehicles as to which one of the Named Lienholders failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the vehicles and holders of perfected security interests. Such a failure would, however, constitute a breach of warranties under the related Transfer and Servicing Agreements and would create an obligation of BVAC to repurchase the related receivable, unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

   Under the laws of most states, including California and Texas, the perfected security interest in a vehicle continues for four months after a vehicle is moved to a state other than the state which issued the certificate of title and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states, including California and Texas, require surrender of a certificate of title to re-register a vehicle. Since BVAC (or one of the other Named Lienholders) will have its lien noted on the certificates of title and the servicer will retain possession of the certificates of title issued by most states in which receivables were or will be originated, the servicer would ordinarily learn of an attempt at re-registration through the request from the obligor to surrender possession of the certificate of title or would receive notice of surrender from the state of re-registration since the security interest would be noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

   In the ordinary course of servicing receivables, the servicer takes steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, the servicer must surrender possession of the certificate of title or will receive notice as a result of BVAC's (or one of the other Named Lienholders') lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under each trust and servicing agreement or pooling and servicing agreement, the servicer is obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the financed vehicles.

   Under the laws of most states, including California and Texas, liens for repairs performed on a motor vehicle and liens for unpaid taxes would take priority over even a perfected security interest in a financed vehicle. In some states, a perfected security interest in a financed vehicle may take priority over liens for repairs.

   BVAC will represent and warrant in each Transfer and Servicing Agreement that, as of the date of issuance of the securities, each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes could arise at any time during the term of a receivable. No notice will be given to the trustee, the indenture trustee or the securityholders in the event such a lien arises.

Repossession

   In the event of a default by vehicle purchasers, the holder of a retail installment sale contract or an installment loan and security agreement has all of the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedy employed by the servicer in most cases of default is self-help repossession and is accomplished simply by taking possession of the financed vehicle. The self-help repossession remedy is available under the UCC in most of the states in which receivables have been or will be originated as long as the repossession can be accomplished without a breach of the peace.

   In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court. The vehicle must then be repossessed in accordance with that order.

Notice of Sale; Redemption Rights

   In the event of default by an obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Some jurisdictions provide for a similar right following repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

   The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor generally has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for its sale, and, to the extent provided in the related retail installment sale contract, and, as permitted by law, reasonable attorneys' fees.

Deficiency Judgments and Excess Proceeds

   The proceeds of resale of financed vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. If the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment may be sought. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

   Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the lender to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exists, the UCC requires the lender to remit the surplus to the former owner of the vehicle.

Consumer Protection Laws

   Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. Those requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the receivables.

   The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common laws in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor. Most of the receivables will be subject to the requirements of the FTC Rule. Accordingly, the trustee or the indenture trustee, as holder of the receivables, will be subject to any claims or defenses that the obligor of the related financed vehicle may assert against the seller of the vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable.

   Under most state motor vehicle dealer licensing laws, including California and Texas, dealers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all vehicle dealers prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act requires that all used vehicle dealers furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a dealer is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the dealer. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of BVAC's representations and warranties under each Transfer and Servicing Agreement and would create an obligation of BVAC to repurchase the receivable unless such breach were cured in a timely manner. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

   Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

   In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the United States Constitution. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

   BVAC will represent and warrant in each purchase agreement that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and such claim materially and adversely affects the trust's or the indenture trustee's interest in a receivable, such violation would constitute a breach of BVAC's representations and warranties under the purchase agreement and would create an obligation of BVAC to repurchase such receivable unless the breach were cured. See "Description of the Transfer and Servicing Agreements--Sale and Assignment of Receivables."

Other Limitations

   In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing an automobile, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the automobile at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Bankruptcy Matters

   BVAC will represent and warrant to the depositor in each purchase agreement, and the depositor will warrant to the related trust in each trust and servicing agreement or pooling and servicing agreement, that the sales of the receivables by BVAC to the depositor and by the depositor to the trust are valid sales of the receivables to the depositor and the trust, respectively. Notwithstanding the foregoing, if BVAC or the depositor were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of such debtor or such debtor itself were to take the position that the sale of receivables to the depositor or the trust should instead be treated as a pledge of such receivables to secure a borrowing of such debtor, delays in payments of collections of receivables to securityholders could occur or (should the court rule in favor of any such trustee, debtor or creditor) reductions in the amounts of such payments could result. If the transfer of receivables to the trust is treated as a pledge instead of a sale, a tax or government lien on the property of BVAC or the depositor arising before the transfer of the related receivables to such trust may have priority over such trust's interest in such receivables. If the transfers of receivables from BVAC to the depositor and from the depositor to the trust are treated as sales, the receivables would not be part of BVAC's or the depositor's bankruptcy estate and would not be available to the bankrupt entity's creditors.

   The decision of the U.S. Court of Appeals for the Tenth Circuit, Octagon Gas System, Inc. v. Rimmer (In re Meridian Reserve, Inc.) (decided May 27, 1993), contains language to the effect that under the UCC, accounts sold by a debtor would remain property of the debtor's bankruptcy estate, whether or not the sale of the accounts was perfected. Although the receivables constitute chattel paper under the UCC, rather than accounts, Article 9 of the UCC applies to the sale of chattel paper as well as the sale of accounts, and perfection of a security interest in both chattel paper and accounts may be accomplished by the filing of a UCC-1 financing statement. If, following a bankruptcy of BVAC or the depositor, a court were to follow the reasoning of the Tenth Circuit reflected in the above case, then the receivables could be included in the bankruptcy estate of BVAC or the depositor, as applicable, and delays in payments of collections on or in respect of the receivables could occur. BVAC will warrant to the depositor in each purchase agreement, and the depositor will warrant to the trust in each trust and servicing agreement or pooling and servicing agreement, that the sale of the related receivables to the depositor or the related trust is a sale of such receivables to the depositor and to the trust, respectively.

                        FEDERAL INCOME TAX CONSEQUENCES

   The following general summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities to the extent it relates to matters of law or legal conclusions represents the opinion of Silver, Freedman & Taff, L.L.P., counsel to the depositor, subject to the assumptions or qualifications set forth in this prospectus. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, its does not discuss the tax treatment of securityholders that are insurance companies, regulated investment companies or dealers in securities. You are urged to consult your own tax advisors in determining the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the securities.

   The following summary is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each trust will be provided with an opinion of federal tax counsel regarding certain federal income tax matters discussed below. Such opinions, however, are not binding on the Internal Revenue Service (the "IRS") or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each trust, the notes and the certificates and the related terms, parties and documents applicable to such trust.

   The federal income tax consequences to certificateholders will vary depending on whether the trust is treated as a partnership under the Code and applicable Treasury regulations or whether the trust will be treated as a grantor trust. The prospectus supplement for each series of certificates will specify whether the trust will be treated as a partnership or as a grantor trust.

FASITs

   Sections 860H through 860L of the Code provide for the creation of an entity for federal income tax purposes, referred to as a "financial asset securitization investment trust" ("FASIT"). These provisions were effective as of September 1, 1997, but many technical issues concerning FASITs have not yet been addressed by Treasury regulations. To qualify as a FASIT, an entity must meet certain requirements under Section 860L of the Code and must elect such treatment. The applicable trust and servicing agreement or pooling and servicing agreement and indenture, if applicable, may be amended in accordance with the provisions thereof to provide that the depositor and trustee will cause a FASIT election to be made for the trust if the depositor delivers to the trustee or the indenture trustee and, if applicable, the insurer, an opinion of counsel to the effect that, for federal income tax purposes, (1) the deemed issuance of FASIT regular interests (occurring in connection with such election) will not adversely affect the federal income tax treatment of the securities, (2) following such election such trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (3) such election will not cause or constitute an event in which gain or loss would be recognized by any securityholder or the trust.

                         TRUSTS TREATED AS PARTNERSHIPS

Tax Characterization of the Trust as a Partnership

   A trust which is not treated as a grantor trust and which does not affirmatively elect to be treated as a corporation will be treated as a partnership under applicable Treasury regulations as long as there are two or more beneficial owners and will be ignored as a separate entity where there is a single beneficial owner of all equity classes of the related series. In the opinion of Silver, Freedman & Taff, L.L.P., under current law, the trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumption that the terms of the trust and servicing agreement or pooling and servicing agreement and indenture and related documents will be complied with, including the making of no affirmative election to be treated as a corporation.

   If a trust were taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all of its income on the related receivables, less servicing fees and other deductible expenses, which may include its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make distributions on the securities, and beneficial owners of securities (the "Security Owners") could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Notes

   Treatment of the notes as Indebtedness. The depositor will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Silver, Freedman & Taff, L.L.P. will, except as otherwise provided in the related prospectus supplement, advise the trust that the notes should be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

   OID. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the interest formula for the notes meets the requirements for "qualified stated interest" under Treasury regulations (the "OID Regulations") relating to original issue discount ("OID"), and that any OID on the notes (i.e., any excess of the principal amount of the notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the applicable prospectus supplement.

   Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with such noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with more than a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

   A holder of a note that has a fixed maturity date of not more than one year from the issue date of such short-term note may be subject to special rules. An accrual basis holder of a short-term note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the
Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

   Sale or Other Disposition. If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by such noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by such noteholder with respect to such note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

   Non-U.S. Holders. Interest payments made (or accrued) to a noteholder who is a nonresident alien, foreign corporation or other holder who is a Non-U.S. Person (as defined below under "Trusts Treated as Grantor Trusts --Tax Consequences to Non-U.S. Certificateholders") generally will be considered "portfolio interest" and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person and the Non-U.S. Person (1) is not actually or constructively a "10 percent shareholder" of the trust or the depositor (including a holder of 10% of the outstanding certificates) or a "controlled foreign corporation" with respect to which the trust or the depositor is a "related person" within the meaning of the Code and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the note is a Non-U.S. Person and providing the Non-U.S. Person's name and address. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent. In that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the Non-U.S. Person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

   Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Non-U.S. Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Person and (2) in the case of an individual Non-U.S. Person, the individual is not present in the United States for 183 days or more in the taxable year.

   Final regulations dealing with withholding tax on income paid to Non-U.S. Persons and related matters were issued by the Treasury Department on October 6, 1997. These new withholding regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Current withholding certificates will remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The new withholding regulations would require, in the case of notes held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Prospective investors who are Non-U.S. Persons are strongly urged to consult their own tax advisors with respect to the new withholding regulations.

   Backup Withholding. Each noteholder (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

   Possible Alternative Treatments of the Notes. If, contrary to the opinion of Silver, Freedman & Taff, L.L.P., the IRS successfully asserted that one or more classes of notes in a series did not represent debt for federal income tax purposes, such notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be "unrelated business taxable income", income to Non-U.S. Persons generally would be subject to U.S. tax and U.S. tax return filing and withholding tax requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses.

Tax Consequences to Holders of the Certificates

   Treatment of the Trust as a Partnership. The depositor and the servicer will agree, and the related certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders (including the holder of any certificates representing the retained interest in the trust) and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the depositor and the servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

   A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership.

   Partnership Taxation. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the related receivables (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of such receivables. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of receivables.

   The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (i.e., the Transfer and Servicing Agreement and related documents). The Transfer and Servicing Agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

  (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the related pass-through rate for such month and interest, if any, on amounts previously due on the certificates but not yet distributed;

  (2) any trust income attributable to discount on the related receivables that corresponds to any excess of the principal amount of the certificates over their initial issue price;

  (3) any other amounts of income payable to the certificateholders for such month; and

  (4) in the case of an individual, estate or trust, such certificateholder's share of income corresponding to the miscellaneous itemized deductions described in the next paragraph.

   Such allocation of interest will be reduced by any amortization by the trust of premium on receivables that corresponds to any excess of the issue price of certificates over their principal amount. Unless otherwise provided in the related prospectus supplement, all remaining taxable income of the trust will be allocated to the owner of the retained interest of the trust. In the event the trust issues certificates which are Strip Securities, the amount allocated to such certificateholders will equal the excess of (1) the pass-through rate applicable to the Strip Securities times the notional principal amount for the Strip Securities for such month over (2) the portion of the amount distributed with respect to the Strip Securities for such month that would constitute a return of basis if the Strip Securities constituted an instrument described in Section 860G(a)(1)(B)(ii) of the Code, applying the principles of Section 1272(a)(6) of the Code and employing the constant yield method of accrual (utilizing the appropriate prepayment assumption); provided, that no negative accruals shall be permitted, and, provided further, that other deductions derived by the trust equal to the aggregate remaining capital account balances of the certificateholders will be allocated to such Strip Securities in proportion to the respective capital account balances immediately before the final redemption.

   The portion of expenses of the trust (including fees to the servicer, but not interest expense) allocated to taxpayers that are individuals, estates or trusts would be miscellaneous itemized deductions to such taxpayers. Such deductions might be disallowed to such taxpayers in whole or in part and might result in such taxpayers being taxed on an amount of income that exceeds the amount of cash actually distributed to such taxpayers over the life of the trust. Any net loss of the trust will be allocated first to the retained interest holder to the extent of its adjusted capital account, then to the other certificateholders in the priorities set forth in the Transfer and Servicing Agreement to the extent of their respective adjusted capital accounts, and thereafter to the retained interest holder.

   The trust intends to make all calculations relating to market discount income and amortization of premium with respect to both simple interest receivables and precomputed receivables on an aggregate basis rather than a receivable-by-receivable basis. If the IRS were to require that such calculations be made separately for each receivable, the trust might be required to incur additional expense, but it is believed that there would not be a material adverse effect on certificateholders.

   Discount and Premium. Except as otherwise provided in the related prospectus supplement, it is believed that the receivables were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the related receivables may be greater or less than the remaining principal balance of the receivables at the time of purchase. If so, the receivables will have been acquired at a premium or discount, as the case may be. (As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a receivable-by-receivable basis.)

   If the trust acquires the related receivables at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such receivables or to offset any such premium against interest income on such receivables. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

   Section 708 Termination. Under Section 708 of the Code, the trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust are sold or exchanged within a 12-month period. Under applicable Treasury regulations, such a 50% or greater transfer would cause a deemed contribution of the assets of the trust to a new partnership in exchange for interests in the trust. Such interests in a new partnership would be deemed distributed to the partners of the trust in liquidation thereof, which would not constitute a sale or exchange. The trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust might not be able to comply due to lack of data.

   Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. With respect to noncorporate certificateholders, such capital gain or loss will be short-term or long-term, depending on whether the certificate has been held for (1) 12 months or less, or (2) more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.) A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (includible in income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the

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

amount realized on a sale of a certificate would include the holder's share of the liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates and, upon sale or other disposition of some of the certificates, to allocate a portion of such aggregate tax basis to the certificates sold (rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

   Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the related receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

   If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the certificates.

   Allocations Between Transferors and Transferees. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates (or notional principal amount, in the case of any Strip Securities) owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

   The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The retained interest holder, acting as tax matters partner for the trust, will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

   Section 754 Election. In the event that a certificateholder sells its certificates at a profit (loss), the purchasing certificateholder will have a higher (lower) basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher (or lower) basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

   Administrative Matters. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis, and the fiscal year of the trust is expected to be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

   Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a U.S. Person (as defined under "Trusts

Treated as Grantor Trusts--Non-U.S. Persons"), a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

   The retained interest holder will be designated as the tax matters partner for each trust in the related Transfer and Servicing Agreement and, as such, will be responsible for representing the certificateholder in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

   Tax Consequences to Non-U.S. Certificateholders. Pursuant to a change in the safe harbor provisions of Section 864(b)(2)(A) of the Code (applicable to tax years beginning after December 31, 1997), certificateholders who are Non-U.S. Persons will not be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons solely as a result of owning or trading certificates. As a result, the trust is not obligated to withhold on the portion of its taxable income that is allocable to Non-U.S. Persons at regular graduated rates (35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other Non-U.S. Persons), unless such Non-U.S. Person hold certificates in connection with the conduct of a U.S. trade or business.

   Interest allocable to a Non-U.S. Person that does not hold certificates in connection with the conduct of a U. S. trade or business will not qualify for the exemption for portfolio interest under Section 871(h) of the Code, because underlying receivables owned by the trust are not in "registered form" as that term is defined in applicable Treasury regulations. As a result, such Non-U.S. Person who holds certificates will be subject to United States withholding tax on interest or OID attributable to the underlying receivables (whether or not such amount is distributed) at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. Potential investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                        TRUSTS TREATED AS GRANTOR TRUSTS

Tax Characterization of Grantor Trusts

   If specified in the related prospectus supplement, Silver, Freedman & Taff, L.L.P. will deliver its opinion that the trust will not be classified as an association taxable as a corporation and that such trust will be classified as a grantor trust under subpart E, Part I of subchapter J of the Code. In this case, beneficial owners of grantor trust certificates will be treated for federal income tax purposes as owners of a portion of the trust's assets as described below. The certificates issued by a trust that is treated as a grantor trust are referred to as grantor trust certificates.

   Characterization. Each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the trust represented by the grantor trust certificates and will be considered the equitable owner of a pro rata undivided interest in each of the receivables in the trust. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any receivable because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

   Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with such grantor trust certificateholder's method of accounting its pro rata share of the entire income from the receivables in the trust represented by grantor trust certificates, including interest, OID, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the servicer. Under Code Sections 162 or 212, each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees and late payment charges retained by the servicer, provided that such amounts are reasonable compensation for services rendered to the trust. Grantor trust certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other miscellaneous itemized deductions exceed two percent of their respective adjusted gross incomes. A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the servicer, whichever is earlier. If the servicing fees paid to the servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the servicer (or any person to whom the servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the receivables. The receivables would then be subject to the "coupon stripping" rules of the Code discussed below.

   Stripped Bonds and Stripped Coupons. Although the tax treatment of stripped bonds is not entirely clear, based on recent guidance by the IRS, it appears that each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond which generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any OID. Generally, under Treasury regulations issued under Section 1286 of the Code, if the discount on a stripped bond is larger than a de minimis amount (as calculated for purposes of the OID rules of the Code) such stripped bond will be considered to have been issued with OID. For these purposes, OID is the excess of the "stated redemption price at maturity" (generally, principal and any interest which is not "qualified stated interest") of a debt instrument over its issue price. See "--Original Issue Discount" below. Based on the preamble to the Section 1286 Treasury Regulations, although the matter is not entirely clear, the interest income on the certificates at the sum of the pass-through rate and the portion of the servicing fee rate that does not constitute excess servicing will be treated as "qualified stated interest" within the meaning of the Section 1286 Treasury Regulations and such income will be so treated in the trustee's tax information reporting. It is possible that the treatment described in this paragraph will apply only to that portion of the receivables in a particular trust as to which there is "excess servicing" and that the remainder of such receivables will not be treated as stripped bonds, but as undivided interests as described above. Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that grantor trust certificates will be issued with greater than de minimis OID.

   Original Issue Discount. The rules of the Code relating to OID (currently Sections 1271 through 1273 and 1275) will be applicable to a grantor trust certificateholder that acquires an undivided interest in a stripped bond issued or acquired with OID, and such person must include in gross income the sum of the "daily portions," as defined below, of the OID on such stripped bond for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. Because payments on such stripped bonds may be accelerated by prepayments on the underlying obligations, OID will be determined as required under Code Section 1272(a)(6). Pursuant to Code Section 1272(a)(6), OID accruals will be calculated based on a constant interest method and a prepayment assumption indicated in such prospectus supplement. In the case of an original grantor trust certificateholder, the daily portions of OID generally would be determined as follows. A calculation will be made

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

of the portion of OID that accrues on the stripped bond during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped bond under the prepayment assumption used in respect of the grantor trust certificates and (2) any payments (other than qualified stated interest) received during such accrual period, and subtracting from the total the "adjusted issue price" of the stripped bond at the beginning of such accrual period. No representation is made that the grantor trust certificates will prepay at any prepayment assumption. The "adjusted issue price" of a stripped bond at the beginning of the first accrual period is its issue price (as determined for purposes of the OID rules of the Code) and the "adjusted issue price" of a stripped bond at the beginning of a subsequent accrual period is the "adjusted issue price" at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment (other than qualified stated interest) made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. A subsequent grantor trust certificateholder will be required to adjust its OID accrual to reflect its purchase price, the remaining period to maturity and, possibly, a new prepayment assumption. The servicer will report to all grantor trust certificateholders as if they were original holders.

   With respect to the receivables, the method of calculating OID as described above will cause the accrual of OID to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the receivables. Subsequent purchasers that purchase grantor trust certificates at more than a de minimis discount should consult their tax advisors with respect to the proper method to accrue such OID.

   Market Discount. A grantor trust certificateholder that acquires an undivided interest in receivables may be subject to the market discount rules of Sections 1276 through 1278 to the extent an undivided interest in a receivable or stripped bond is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such receivable or stripped bond allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a grantor trust certificate will be considered to be zero if the amount allocable to the grantor trust certificate is less than 0.25% of the grantor trust certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Section 1276 and 1278. The IRS may require you to compute market discount on a receivable by receivable basis, based on the allocation of your purchase price among the receivables based on their fair market values. However, we will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, you may be required by the IRS to recompute such premium on a receivable by receivable basis.

   The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain or disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

   The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a grantor trust certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the

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

accrual period. For grantor trust certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (1) the total remaining market discount and (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the grantor trust certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a grantor trust certificate purchased at a discount or premium in the secondary market.

   A holder who acquired a grantor trust certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such grantor trust certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

   Premium. The price paid for a grantor trust certificate by a holder will be allocated to such holder's undivided interest in each receivable based on each receivable's relative fair market value, so that such holder's undivided interest in each receivable will have its own tax basis. A grantor trust certificateholder that acquires an interest in receivables at a premium may elect to amortize such premium under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on such grantor trust certificate. The basis for such grantor trust certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. We cannot tell you whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. A grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder acquires during the year of the election or thereafter. We will not furnish information to you on a receivable by receivable basis. Accordingly, if you compute premium amortization on an aggregate basis, the IRS may require you to recompute such premium.

   If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a grantor trust certificate acquired at a premium should recognize a loss if a receivable prepays in full, equal to the difference between the portion of the prepaid principal amount of such receivable that is allocable to the grantor trust certificate and the portion of the adjusted basis of the grantor trust certificate that is allocable to such receivable. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

   Election to Treat All Interest as OID. The OID regulations permit a grantor trust certificateholder to elect to accrue all interest, discount (including de minimis market discount or OID) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a grantor trust certificate with market discount, the certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such grantor trust certificateholder acquires during the year of the election or thereafter. Similarly, a grantor trust certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such grantor trust certificateholder owns or acquires. See "--Premium" above. The election to accrue interest, discount and premium on a constant yield method with respect to a grantor trust certificate is irrevocable.

   Sale or Exchange of a Grantor Trust Certificate. Sale or exchange of a grantor trust certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the grantor trust certificate. Such adjusted basis generally will equal the seller's purchase price for the grantor trust certificate, increased by the OID and any market discount included in the seller's gross income with respect to the grantor trust certificate, and reduced by any market premium amortized by the seller and by principal payments on the grantor trust certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "capital asset" within the meaning of Section 1221 of the Code (except in the case of gain attributable to accrued market discount, as noted above under "-- Market Discount") and, with respect to noncorporate owners, will be short-term or long-term, depending on whether the grantor trust certificate has been held for 12 months or less, or more than 12 months, respectively. (Long-term capital gain tax rates provide a reduction as compared with short-term capital gains, which are taxed at ordinary income tax rates.)

   Grantor trust certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a grantor trust certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.

   Non-U.S. Persons. Interest or OID paid to Non-U.S. Persons who own grantor trust certificates will be treated as "portfolio interest" for purposes of United States withholding tax. Such interest (including OID, if any) attributable to the underlying receivables will not be subject to the normal 30% (or such lower rate provided for by an applicable tax treaty) withholding tax imposed on such amounts provided that (1) the Non-U.S. Person is not a "10% shareholder" (within the definition of Section 871(h)(3)) of any obligor on the receivables; and is not a controlled foreign corporation (within the definition of Section 957) related to any obligor on the receivables and (2) such certificateholder fulfills certain certification requirements. Under these requirements, the certificateholder must certify, under penalty of perjury, that it is not a "U.S. Person" and must provide its name and address. For this purpose "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state or the District of Columbia, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons). A "Non-U.S. Person" is a person who is not a U.S. Person as defined above. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the U.S. by such certificateholder, such owner will be subject to U.S. federal income tax thereon at graduated rates. Potential investors who are not U.S. Persons should consult their own tax advisors regarding the specific tax consequences of owning a certificate.

   Information Reporting and Backup Withholding. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during such year, such information as the servicer deems necessary or desirable to assist grantor trust certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

                                   *   *   *

   The federal tax discussion set forth above is included for general information only and may not be applicable to your particular tax situation. You should consult your own tax advisor with respect to the tax consequences of the purchase, ownership and disposition of securities, including the tax consequences under state, local and foreign and other tax laws and the possible effects of changes in federal or other tax laws.

                              ERISA CONSIDERATIONS

   Section 406 of ERISA, and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each, a "Benefit Plan"), from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Benefit Plan. ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA and prohibits certain transactions between a Benefit Plan and parties in interest with respect to such Benefit Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan (subject to certain exceptions not here relevant). A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

   Certain transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulations"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation were applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. To the extent that the notes are treated as indebtedness under applicable local law and do not have substantial equity features, their acquisition would not be considered the acquisition of an "equity interest" in the related trust. In addition, although they may represent equity interests in the related trust, nonsubordinated certificates ("Senior Certificates") may be exempted from certain of the prohibited transaction rules of ERISA as discussed below. The likely treatment in this context of notes or certificates of a given series will be discussed in the related prospectus supplement.

   Employee Benefit Plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

   A Benefit Plan fiduciary considering the purchase of notes or certificates of a given series should consult its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

   The U.S. Department of Labor may have granted to the underwriter (or in the case of series offered by more than one underwriter, the lead underwriter) named in each prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include motor vehicle installment sales contracts such as the receivables. The Exemption will apply to the acquisition, holding and resale of Senior Certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

   Among the conditions that must be satisfied for the Exemption to apply to the Senior Certificates are the following:

  (1) The trust is considered to consist solely of obligations which bear interest or are purchased at a discount and which are secured by motor vehicles or equipment, or "qualified motor vehicle leases" (as defined in the Exemption), property that had secured such obligations or qualified motor vehicle leases, cash or temporary investments maturing no later than the next date on which payments are to be made to the Senior Certificate owners, and rights of the indenture trustee under the indenture or the rights of the owner trustee or trustee under the Transfer and Servicing Agreements and under credit support arrangements with respect to such obligations or qualified motor vehicle leases.

  (2) The acquisition of the Senior Certificates by a Benefit Plan is on terms (including the price for the Senior Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

  (3) The rights and interests evidenced by the Senior Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

  (4) The Senior Certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Services, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch IBCA, Inc;

  (5) The related owner trustee or indenture trustee is not an affiliate of any other member of the Restricted Group (as defined below);

  (6) The sum of all payments made to the underwriters in connection with the distribution of the Senior Certificates represents not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the depositor pursuant to the sale of the receivables to the related trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related Transfer and Servicing Agreements and indenture, if applicable, and reimbursement of the servicer's reasonable expenses in connection therewith; and

  (7) The Benefit Plan investing in the Senior Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended.

   Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest or prohibited transactions only if, among other requirements, (1) in the case of the acquisition of Senior Certificates in connection with the initial issuance, at least fifty percent of the Senior Certificates are acquired by persons independent of the Restricted Group (as defined below), (2) the Benefit Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the Senior Certificates outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of the Benefit Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Benefit Plans sponsored by the depositor, any underwriter, the related trustee, the servicer, any obligor with respect to receivables included in the related trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such parties (the "Restricted Group").

                              PLAN OF DISTRIBUTION

   On the terms and conditions set forth in any underwriting agreement with respect to a given series, the depositor will agree to cause the related trust to sell to the underwriters named therein and in the related prospectus supplement, and each of such underwriters will severally agree to purchase, the principal amount of each class of securities of the related series set forth therein and in the related prospectus supplement. The depositor may also cause the related trust to sell a series of securities directly to investors.

   In each underwriting agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all of the securities described therein that are offered hereby and by the related prospectus supplement if any of such securities are purchased.

   Each prospectus supplement will either (1) set forth the price at which each class of securities being offered thereby will be offered to investors and any concessions that may be offered to certain securities dealers participating in the offering of such securities or (2) specify that the related securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any such securities, such public offering prices and such concessions may be changed.

   Each underwriting agreement will provide that BVAC and the depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the several underwriters may be required to make in respect thereof.

   Each trust may, from time to time, invest the funds in the related accounts in eligible investments acquired from any such underwriters.

   The closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes of securities of such series.

   The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

                                 LEGAL MATTERS

   Certain legal matters relating to the securities of any series will be passed upon for the related trust, the depositor and the servicer by Silver, Freedman & Taff, L.L.P., Washington, D.C., and for the underwriters by such firm as shall be identified in the related prospectus supplement. Certain federal income tax and other matters will be passed upon for each trust by Silver, Freedman & Taff, L.L.P.

                      WHERE YOU CAN FIND MORE INFORMATION

   The depositor, as originator of each trust, filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information about the securities.

   The servicer will file with the SEC all required periodic and special SEC reports and other information about any trust.

   You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov.).

   The SEC allows us to "incorporate by reference" information that the depositor files with it, which means that the depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the depositor files later with the SEC which we have incorporated by reference will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of any trust until we terminate offering the securities.

   As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling:
Bay View Acceptance Corporation, 2121 South El Camino Real, San Mateo,
California 94403 Attention:       (telephone: 650-573-7300).

                            INDEX OF PRINCIPAL TERMS

   We set forth below is a list of certain of the more significant terms used in this prospectus and the pages on which you may find the definitions of such terms.

Term                                                                        Page
----                                                                        ----
Approved Rating............................................................  24
Bank.......................................................................   1
Benefit Plan...............................................................  49
BVAC.......................................................................   1
BVCC.......................................................................   1
BVC........................................................................   3
BVFC.......................................................................  16
CTL........................................................................   3
Code.......................................................................  32
DTC........................................................................   9
ERISA......................................................................   6
Exemption..................................................................  49
FASIT......................................................................  38
FTC Rule...................................................................  36
IRS........................................................................  38
Named Lienholder...........................................................   3
Non-U.S. Person............................................................  48
OID........................................................................  39
OID Regulations............................................................  39
Plan Assets Regulation.....................................................  49
Pool Factor................................................................  15
Restricted Group...........................................................  50
SEC........................................................................  50
Security Owners............................................................  39
Senior Certificates........................................................  49
Strip Securities...........................................................  15
Transfer and Servicing Agreements..........................................  21
Trust Bankruptcy Event.....................................................  31
UCC........................................................................  18
U.S. Person................................................................  48
Ultra......................................................................   3

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

   SEC registration fee............................................... $264,000
   Legal fees and expenses............................................        *
   Accounting fees and expenses.......................................        *
   Blue sky fees and expenses.........................................        *
   Rating agency fees.................................................        *
   Trustees' fees and expenses........................................        *
   Printing...........................................................        *
   Miscellaneous......................................................        *
                                                                       --------
     Total............................................................ $      *
                                                                       ========

--------
*  To be completed by amendment.

Item 15. Indemnification of Directors and Officers.

   Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such claim, suit or proceeding, provided that such officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses that such officer or director actually and reasonably incurred.

   The Certificate of Incorporation of Bay View Securitization Corporation provides for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

Item 16. Exhibits.

 1      Underwriting Agreement (incorporated by reference to Exhibit 1 to
        Amendment No. One to Registration Statement on Form S-3 of Bay View
        Securitization Corporation, Reg. No. 333-16233).

 3.1    Certificate of Incorporation of Bay View Securitization Corporation
        (incorporated by reference to Exhibit 3.1 to Amendment No. One to
        Registration Statement on Form S-3 of Bay View Securitization
        Corporation, Reg. No. 333-16233).

 3.2 Bylaws of Bay View Securitization Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-3 of Bay
        View Securitization Corporation, Reg. No. 333-16233).

 4.1(a) Form of Pooling and Servicing Agreement for Grantor Trusts, including form of certificates (incorporated by reference to Exhibit 4.1 to Amendment No. One to Registration Statement on Form S-3 of Bay View
        Securitization Corporation, Reg. No. 333-16233).

  4.1(b) Form of Standard Terms and Conditions of Grantor Trusts (incorporated by reference to Exhibit 4.2 to Amendment No. One to Registration
         Statement on Form S-3 of Bay View Securitization Corporation, Reg. No.
         333-16233).

  4.2    Form of Trust and Servicing Agreement for Owner Trusts.

  4.3    Form of Indenture.

 *5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of the Securities.

 *8 Opinion of Silver, Freedman & Taff, L.L.P. with respect to tax matters.

 10      Form of Purchase Agreement (incorporated by reference to Exhibit 10 to
         Amendment No. One to Registration Statement on Form S-3 of Bay View
         Securitization Corporation, Reg. No. 333-16233).

 *23(a)  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 5(a)).

 *23(b)  Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit 8).

 24      Power of Attorney (included on signature page).

--------
*  To be filed by amendment.

Item 17. Undertakings.

   The undersigned Registrant hereby undertakes as follows:

     (a) To file during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to provide prompt delivery to each purchaser.

     (f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (g) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (h) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (i) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on February 10, 2000.

                                          Bay View Securitization Corporation,
                                            as Depositor (Registrant)

                                                 /s/ Douglas J. Wallis
                                          By: _________________________________
                                          Name:      Douglas J. Wallis
                                          Title:         Secretary

                               POWER OF ATTORNEY

   KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Wallis, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      BAY VIEW SECURITIZATION CORPORATION

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ Edward H. Sondker            Director and Chief          February 10, 2000
______________________________________  Executive Officer
          Edward H. Sondker             (Principal Executive
                                        Officer)

      /s/ David A. Heaberlin           Director, Executive Vice    February 10, 2000
______________________________________  President and Chief
          David A. Heaberlin            Financial Officer
                                        (Principal Financial and
                                        Accounting Officer)

      /s/ Douglas J. Wallis            Secretary and Director      February 10, 2000
______________________________________
          Douglas J. Wallis

       /s/ Robert D. Dickey            Director                    February 10, 2000
______________________________________
           Robert D. Dickey

        /s/ J. Kenny Lewis             Director                    February 10, 2000
______________________________________
            J. Kenny Lewis

                                 EXHIBIT INDEX

 Exhibit No.
 -----------
    1        Underwriting Agreement (incorporated by reference to Exhibit 1 to
             Amendment No. One to Registration Statement on Form S-3 of Bay
             View Securitization Corporation, Reg. No. 333-16233).

    3.1      Certificate of Incorporation of Bay View Securitization
             Corporation (incorporated by reference to Exhibit 3.1 to Amendment
             No. One to Registration Statement on Form S-3 of Bay View
             Securitization Corporation, Reg. No. 333-16233).

    3.2 Bylaws of Bay View Securitization Corporation (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-3 of
             Bay View Securitization Corporation, Reg. No. 333-16233).

    4.1(a) Form of Pooling and Servicing Agreement for Grantor Trusts, including form of certificates (incorporated by reference to Exhibit 4.1 to Amendment No. One to Registration Statement on Form
             S-3 of Bay View Securitization Corporation, Reg. No. 333-16233).

    4.1(b)   Form of Standard Terms and Conditions of Bay View Grantor Trusts
             (incorporated by reference to Exhibit 4.2 to Amendment No. One to
             Registration Statement on Form S-3 of Bay View Securitization
             Corporation, Reg. No. 333-16233).

    4.2      Form of Trust and Servicing Agreement for Owner Trusts.

    4.3      Form of Indenture.

   *5 Opinion of Silver, Freedman & Taff, L.L.P. with respect to legality of the securities.

   *8 Opinion of Silver, Freedman & Taff, L.L.P. with respect to tax matters.

   10        Form of Purchase Agreement (incorporated by reference to Exhibit
             10 to Amendment No. One to Registration Statement on Form S-3 of
             Bay View Securitization Corporation, Reg. No. 333-16233).

  *23(a)     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
             5(a)).

  *23(b)     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
             8).

   24        Power of Attorney (included on signature page).

--------
*  To be filed by amendment.